     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 15, 1999

                                                      REGISTRATION NO. 333-77939
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                 PRE-EFFECTIVE
                                AMENDMENT NO. 4
                                       TO
                                    FORM S-1


                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                     NATIONAL INFORMATION CONSORTIUM, INC.

             (Exact name of registrant as specified in its charter)

           COLORADO                          7375                  52-2077581
 (State or Other Jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                   Classification Code No.)      Identification
Incorporation or Organization)                                        No.)

                              12 CORPORATE WOODS,
                         10975 BENSON STREET, SUITE 390
                          OVERLAND PARK, KANSAS 66210
                                  877-234-EGOV

        (Address and telephone number of principal executive offices and principal place of business)

                               JEFFERY S. FRASER
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                     NATIONAL INFORMATION CONSORTIUM, INC.
                              12 CORPORATE WOODS,
                         10975 BENSON STREET, SUITE 390
                          OVERLAND PARK, KANSAS 66210
                                  877-234-EGOV

           (Name, address, and telephone number of agent for service)
                            ------------------------

                                   COPIES TO:

     JOHN W. CAMPBELL, III, ESQ.                   NORA L. GIBSON, ESQ.
      KRISTIAN E. WIGGERT, ESQ.                  PETER S. BUCKLAND, ESQ.
     VALERIE A. VILLANUEVA, ESQ.                   ANGELA C. HILT, ESQ.
           JACLYN LIU, ESQ.                  Brobeck, Phleger & Harrison LLP
       Morrison & Foerster LLP                Spear Street Tower, One Market
          425 Market Street                  San Francisco, California 94105
 San Francisco, California 94105-2482

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                            ------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS


                               13,000,000 SHARES

                                     [LOGO]

                                  COMMON STOCK


    This is an initial public offering of common stock by National Information Consortium, Inc. Of the 13,000,000 shares of common stock being sold in this offering, 10,000,000 shares are being sold by us and 3,000,000 shares are being sold by the selling shareholders. We will not receive any of the proceeds from the sale of shares by the selling shareholders.


                                 --------------


    The shares of common stock have been approved for quotation on the Nasdaq National Market under the symbol EGOV, subject to official notice of issuance.


                                 --------------


                                                                 PER SHARE         TOTAL
                                                             -----------------  -----------
Initial public offering price..............................       $12.00        $156,000,000
Underwriting discounts and commissions.....................       $ 0.84        $10,920,000
Proceeds to National Information Consortium, Inc., before
  expenses.................................................       $11.16        $111,600,000
Proceeds to the selling shareholders, before expenses......       $11.16        $33,480,000


    The selling shareholders have granted the underwriters an option for a period of 30 days to purchase up to 1,950,000 additional shares of common stock.

                                 --------------

         INVESTING IN THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 8.

                                 -------------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

HAMBRECHT & QUIST
           THOMAS WEISEL PARTNERS LLC
                      FAC/EQUITIES
                                 VOLPE BROWN WHELAN & COMPANY


July 15, 1999

                               INSIDE FRONT COVER

                        National Information Consortium

                  Enabling online interaction with government.

        [Picture of people standing in line with arrow pointing at picture and text accompanying arrow stating "You are here."]

                  [Text design reading "before e-government."]

                                   GATEFOLD 1

[Picture of person using computer at office with arrow pointing at picture and text accompanying arrow reading "You will be here."]

                  [Text design reading "after e-government."]

                                               [Picture of person using computer at home
                                               with arrow pointing at picture and text
                                               accompanying arrow reading "and here."]

                                   GATEFOLD 2

                        National Information Consortium

    [Text design reading "Premium Services".]

    [Screen shot of one of National Information Consortium's government portals on the Internet showing a selection of services, with explanatory information for each service.]

                               TABLE OF CONTENTS

                                                                  PAGE
                                                                  -----
Prospectus Summary...........................................           4

Risk Factors.................................................           8

Forward-Looking Statements...................................          20

How We Intend to Use the Proceeds from the Offering..........          21

Dividend Policy..............................................          21

Capitalization...............................................          22

Dilution.....................................................          23

Selected Consolidated Actual and Pro Forma Financial Data....          24

Management's Discussion and Analysis of Financial Condition
  and Results of Operations..................................          25

Business.....................................................          37

Management...................................................          48

Certain Transactions.........................................          60

Principal and Selling Shareholders...........................          62

Description of Capital Stock.................................          65

Shares Eligible for Future Sale..............................          68

Underwriting.................................................          70

Legal Matters................................................          73

Experts......................................................          73

Where You Can Find Additional Information About Us...........          73

Index to Consolidated Financial Statements...................         F-1

                                 --------------

        All brand names and trademarks appearing in this prospectus are the property of their respective holders.

                               PROSPECTUS SUMMARY

        THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER BEFORE INVESTING IN THE COMMON STOCK. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING "RISK FACTORS" AND OUR FINANCIAL STATEMENTS BEFORE MAKING AN INVESTMENT DECISION.

                       CONTROL OF OUR COMPANY BY INSIDERS

        After the offering, four of our company's directors, one of whom is Jeffery S. Fraser, our Chairman and Chief Executive Officer, will beneficially own approximately 75.1% of our outstanding common stock. As a result, these directors will have, among other rights, the ability to control the election of directors and approve any corporate actions that must be submitted for a vote of shareholders.

                     NATIONAL INFORMATION CONSORTIUM, INC.

        National Information Consortium, Inc. is a provider of Internet-based, electronic government services that help governments use the Internet to reduce costs and provide a higher level of service to businesses and citizens. We enter into contracts with governments and on their behalf design, build and operate Internet-based portals. These portals consist of Web sites and applications that we build, which allow businesses and citizens to access government information online and complete transactions, including applying for a permit, renewing a license or filing a report. Our unique business model allows us to reduce our government clients' financial and technology risks and obtain revenue by sharing in the fees governments generate from electronic government services. Our clients benefit because they gain a centralized, customer-focused presence on the Internet. Businesses and citizens gain a faster, more convenient and more cost-effective means to interact with governments.

        Government's regulation of commercial and consumer activities requires billions of transactions and exchanges of large volumes of information between government agencies, and businesses and citizens. These transactions and exchanges include driver's license renewals, motor vehicle registrations, tax returns, permit applications and requests for government-gathered information. Traditionally, government agencies have transacted, and in many cases continue to transact, with businesses and citizens using processes that are expensive, inconvenient, labor-intensive and require extensive paperwork. Electronic alternatives have often been unavailable, technically challenging and costly to implement, or fragmented among different government agencies. The growing acceptance of the Internet and electronic commerce presents a significant opportunity for the development of electronic government, in which government agencies can quickly and cost-effectively conduct transactions and distribute information over the Internet.

        Despite the potential benefits of electronic government, government entities encounter a unique set of challenges in implementing and maintaining Internet-based electronic government services. In addition to the conventional barriers the private sector confronts, including high costs, technological risk, the need for customized and rapid deployment, and the scarcity of qualified personnel, governments also face the intricacies of the political process, a diverse constituent base, limited marketing capabilities and heightened security requirements due to public trust concerns.

        We have pioneered the development of Internet-based electronic government products and services that address these unique government challenges and meet the needs of businesses and citizens. The key elements of our approach are:

        - a customer-focused, one-stop government portal that provides a single point of presence on the Web for all government agencies and permits businesses and citizens to conduct transactions and process information requests 24 hours a day, seven days a week;

        - a cost-efficient financial model that minimizes the use of government resources and up-front investment and is quickly and easily deployed; and

        - a contractual relationship with governments that aligns our interests with those of government and encourages the participation of interested government agencies, business and consumer groups and other important government entities. We work with each of our government clients to maximize their use of Internet technology, while addressing issues critical to them including the privacy and security of citizens.

        We plan to strengthen our position as the leading provider of electronic government services. Key elements of our strategy are to:

        - continue to penetrate new markets, including other states, multi-state cooperative organizations, local governments and federal agencies, and to expand our services into international markets;

        - broaden product and service offerings with new Internet-based applications, including sales and use tax payments, enabling government agencies, businesses and citizens to interact more effectively online;

        - increase transaction volumes from existing and new customers by generating awareness and educating potential business and consumer users about the availability and benefits of electronic government services;

        - enhance the capability and efficiency of our business units by aggregating best practices across our organization and strengthening corporate operational and administrative functions, including product development, training and recruiting; and

        - attract, retain and train specialized and qualified personnel through performance incentives, targeted hiring and development programs.

        We currently provide Internet-based electronic government services for the state governments of Arkansas, Georgia, Indiana, Iowa, Kansas, Maine, Nebraska, and Virginia and the city-county government of the City of Indianapolis and Marion County, Indiana. We have also been selected to provide services to and have entered into a contract with the state of Utah. We typically enter into three to five year contracts with our government clients and manage operations through separate subsidiaries that operate as decentralized business units with a high degree of autonomy. Under these contracts, each local business unit helps its government client implement, develop, manage and enhance a single, comprehensive portal for conducting transactions and delivering information to businesses and citizens online, and we receive a share of the fee revenue governments obtain through use of the portal for transactions. In our government contracts with Georgia and Iowa, we provide consulting, development and management services for these government portals predominantly under a fixed-price model.

        We were incorporated in Delaware in December 1997 and reincorporated in Colorado in April 1999. In 1998, we completed an exchange offer, through which we consolidated our individual business units that deliver electronic government services into our present company as subsidiaries. Our headquarters are located at 12 Corporate Woods, 10975 Benson Street, Suite 390, Overland Park, Kansas 66210 and our telephone number is 877-234-EGOV. Our Web site is www.nicusa.com. Any reference contained in this prospectus to our Web site, or to any other Web site, shall not be deemed to incorporate information from those sites into this prospectus.

                                 --------------

                                  THE OFFERING

Common stock offered by us......................  10,000,000 shares

Common stock offered by the selling               3,000,000 shares
  shareholders..................................

Common stock to be outstanding after this         52,481,996 shares
  offering......................................

Use of proceeds.................................  -  increased marketing efforts;
                                                  -  creation of new products and services;
                                                  -  further development of infrastructure;
                                                  -  working capital;
                                                  -  general corporate purposes; and
                                                  -  potential aquisitions.

Proposed Nasdaq National Market Symbol..........  EGOV

                                 --------------

        The number of shares of common stock to be outstanding after this offering is based on the number of shares outstanding as of March 31, 1999 and does not include the following:

        - 2,514,003 shares of common stock subject to options issued at a weighted average exercise price of $1.44 per share granted under our 1998 stock option plan; or

        - 9,025,137 shares of common stock reserved for future issuance under our 1998 stock option plan and our 1999 employee stock purchase plan.

        Please see "Capitalization" for a more complete discussion regarding the outstanding shares of our common stock and options to purchase our common stock and other related matters.

                                 --------------


        UNLESS OTHERWISE NOTED, ALL INFORMATION IN THIS PROSPECTUS:



        - ASSUMES THAT THE UNDERWRITERS WILL NOT EXERCISE THEIR OPTION TO PURCHASE ADDITIONAL SHARES OF COMMON STOCK TO COVER OVER-ALLOTMENTS, IF ANY; AND



        - REFLECTS A 4.643377 FOR 1 SPLIT OF OUR COMMON STOCK.



        PRO FORMA INFORMATION GIVES EFFECT TO THE EXCHANGE OFFER WE COMPLETED IN MARCH 1998 AS IF THE EXCHANGE OFFER OCCURRED AT THE BEGINNING OF THE PERIOD PRESENTED.


        PLEASE SEE "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--EXCHANGE OFFER" FOR MORE DETAILED INFORMATION ABOUT THE EXCHANGE OFFER.

        SUMMARY CONSOLIDATED ACTUAL AND PRO FORMA FINANCIAL INFORMATION


        The following summary consolidated actual and pro forma financial information should be read in conjunction with our consolidated financial statements and their related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in this prospectus. The consolidated statement of operations data for the years ended December 31, 1997 and 1998 labeled "Actual" are derived from, and are qualified by reference to, the audited financial statements included in this prospectus. The consolidated statement of operations data for the year ended December 31, 1998 and the three months ended March 31, 1998 labeled "Pro Forma" are unaudited and derived from and qualified by reference to the pro forma consolidated statements of operations included in this prospectus. The consolidated statement of operations data for the three month periods ended March 31, 1998 and 1999 and the consolidated balance sheet data at March 31, 1999 labeled "Actual" are derived from, and qualified by reference to, our unaudited interim financial statements included in this prospectus. The as adjusted consolidated balance sheet data summarized below gives effect to the receipt of the estimated net proceeds from the sale of 10,000,000 shares of common stock offered by us in this offering at an initial public offering price of $12.00 per share, after deducting underwriting discounts and commissions and estimated offering expenses.

                                                                                                            THREE MONTHS
                                                                       YEAR ENDED DECEMBER 31,            ENDED MARCH 31,
                                                                 -----------------------------------  ------------------------
                                                                    1997               1998                     1998
                                                                 -----------  ----------------------  ------------------------
                                                                   ACTUAL      ACTUAL     PRO FORMA     ACTUAL      PRO FORMA
                                                                 -----------  ---------  -----------  -----------  -----------
                                                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
    Revenues...................................................   $     996   $  28,624   $  36,532    $     361    $   8,270
    Cost of revenues...........................................           5      21,211      27,394            1        6,184
    Gross profit...............................................         991       7,413       9,138          360        2,086
    Operating loss.............................................        (277)     (7,205)     (8,737)        (124)      (1,655)
    Net loss...................................................   $    (277)  $  (7,896)  $  (9,430)   $    (124)   $  (1,658)

    Net loss per share--basic and diluted......................   $   (0.01)  $   (0.21)  $   (0.22)   $   (0.01)   $   (0.04)

    Weighted average shares outstanding........................      20,858      37,242      41,950       22,679       41,934


                                                                   1999
                                                                 ---------
                                                                  ACTUAL
                                                                 ---------

CONSOLIDATED STATEMENT OF OPERATIONS DATA:
    Revenues...................................................  $  11,455
    Cost of revenues...........................................      8,604
    Gross profit...............................................      2,851
    Operating loss.............................................     (3,302)
    Net loss...................................................  $  (3,299)
    Net loss per share--basic and diluted......................  $   (0.08)
    Weighted average shares outstanding........................     42,243


                                                                                                  MARCH 31, 1999
                                                                                              ----------------------
                                                                                               ACTUAL    AS ADJUSTED
                                                                                              ---------  -----------
CONSOLIDATED BALANCE SHEET DATA:
    Cash....................................................................................  $   1,115   $ 109,195
    Total assets............................................................................     16,633     124,713
    Bank lines of credit....................................................................        839         839
    Long-term debt (includes current portion of notes payable/capital lease obligations)....      1,179       1,179
    Total shareholders' equity..............................................................      9,787     117,867

                                  RISK FACTORS

        YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND ALL OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE PURCHASING OUR COMMON STOCK. INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. ANY OF THE FOLLOWING RISKS COULD MATERIALLY HARM OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT.

              RISKS PARTICULAR TO NATIONAL INFORMATION CONSORTIUM

BECAUSE WE HAVE SERVICE CONTRACTS WITH A LIMITED NUMBER OF STATES AND CITY GOVERNMENTS, THE TERMINATION OF ANY OF THESE CONTRACTS MAY HARM OUR BUSINESS

        Currently, we have contracts with eight states and one local government, and have been selected to provide services to and have entered into a contract with the state of Utah. These contracts typically have initial terms of three to five years with option renewal periods of one to five years. However, any renewal is optional and a government may terminate its contract prior to the expiration date upon specific cause events that are not cured within a period of 10 to 180 days or, in some cases, upon passing legislation. Additionally, the contracts under which we provide management and development services can be terminated without cause on a specified period of notice. The decision by one or more governments not to renew an existing contract or any termination of one or more of these contracts will result in significant revenue shortfalls. If these revenue shortfalls occur, our business and financial condition would be harmed. We cannot be certain if, when or to what extent governments might fail to renew or terminate any or all of their contracts with us.

OUR REVENUE GROWTH IS LIMITED BY THE NUMBER OF STATES THAT CHOOSE TO PROVIDE ELECTRONIC GOVERNMENT SERVICES AND TO ADOPT OUR BUSINESS MODEL AND THE FINITE NUMBER OF STATES WITH WHICH WE MAY CONTRACT FOR OUR ELECTRONIC GOVERNMENT SERVICES

        We contract with state governments to provide electronic government services on the state government's behalf to complete transactions and distribute public information electronically. Our revenue growth depends on government entities adopting our public/private model. We cannot assure you that government entities will choose to provide electronic government services at all, or that they will not provide such services themselves without private assistance or adopting our public/private model.

        In addition, as there is a finite number of states remaining with which we can contract for our services, future increases in our revenues will depend on our ability to expand our business model to include multi-state cooperative organizations, local government, federal agencies and international entities. We cannot assure you that we will succeed in our expansion into new markets or that our services will be adaptable to those new markets.

WE MAY BE UNABLE TO OBTAIN FUTURE CONTRACTS THROUGH THE REQUEST FOR PROPOSAL PROCESS

        Once a government decides to adopt a public/private model for electronic government, it starts a selection process that operates under special rules that apply to government purchasing. These rules typically require open bidding by possible service providers like us against a list of requirements established by governments under existing or specially-created procedures. To respond successfully to these requests for proposals, commonly known as RFPs, we must estimate accurately our cost structure for servicing a proposed contract, the time required to establish operations for the proposed client and the likely terms of any other proposals submitted. We also must assemble and submit a large volume of information within the strict time schedule mandated by an RFP. Whether or not we are able to respond successfully to RFPs in the future will significantly impact our business. We cannot guarantee that we will win any bids in the future through the RFP process, or that any winning bids will ultimately result in contracts. Our business, financial condition and operating results would be harmed if we fail to obtain profitable future contracts through the RFP process.

THE FEES WE COLLECT FOR OUR PRODUCTS AND SERVICES ARE SUBJECT TO REGULATION THAT COULD LIMIT OUR REVENUE GROWTH AND PROFITABILITY

        We collect user fees on behalf of government agencies and, under the terms of our government contracts, we retain a portion of the fees. Generally, our contracts provide that the amount of any fees we retain is set by the government to provide us with a reasonable return or profit or, in one case, a specified return on equity. We have limited control over the level of fees we are permitted to retain. Our business, results of operations and financial condition may be harmed if the level of fees we are permitted to retain in the future is too low or if our costs rise without a commensurate increase in fees.

THE POSSIBILITY OF GOVERNMENTS DEMANDING FIXED-PRICE CONTRACTS MAY SIGNIFICANTLY REDUCE OUR REVENUES AND PROFITS

        Substantially all of our present contracts are on a transaction or subscription fee basis, through which our fees vary depending on the number of Internet users who access our products and services. However, we cannot assure you that governments will not demand fixed-price contracts in the future. Currently, we earn fees under our contracts with the states of Georgia and Iowa predominantly on a fixed-price basis. We may, from time to time, enter into other fixed-price contracts. Our failure to estimate accurately the resources and time required for an engagement, to manage the government's expectations effectively regarding the scope of services to be delivered for an estimated price or to complete fixed-price engagements within budget, on time and to the government's satisfaction could expose us to risks associated with cost overruns and, potentially, to penalties, which may harm our business, operating results and financial condition.

WE MAY BE UNABLE TO SUSTAIN THE USAGE LEVELS OF CURRENT PRODUCTS AND SERVICES THAT PROVIDE A SIGNIFICANT PERCENTAGE OF OUR REVENUES

        We obtain a high proportion of our revenues from a limited number of products and services. Subscription-based and transaction-based fees charged for access to motor vehicle records, financing statements, corporation and court information accounted for over 90% of our revenues for the year ended December 31, 1998 on a pro forma basis and are expected to continue to account for a significant portion of our revenue in the near future. Regulatory changes or the development of alternative information sources could materially reduce our revenues from these products and services. A reduction in revenues from currently popular products and services would harm our business, results of operations and financial condition.

BECAUSE A MAJOR PORTION OF OUR CURRENT REVENUES ARE GENERATED FROM A SMALL NUMBER OF USERS, THE LOSS OF ANY OF THESE USERS MAY HARM OUR BUSINESS AND FINANCIAL CONDITION

        The primary source of our revenue is derived from data resellers' use of our electronic government portals to access motor vehicle records for sale to the auto insurance industry. For the year ended December 31, 1998, one of these data resellers, ChoicePoint, accounted for approximately 60% of our revenues. Two other resellers accounted for an additional 11% of our revenue during the year ended December 31, 1998. It is possible that these users will develop alternative data sources or new business processes that would materially diminish their use of our portals. The loss of all or a substantial portion of business from any of these entities would harm our business and financial condition.

OUR BUSINESS WITH VARIOUS GOVERNMENT ENTITIES OFTEN REQUIRES SPECIFIC GOVERNMENT LEGISLATION TO BE PASSED FOR US TO INITIATE AND MAINTAIN OUR GOVERNMENT CONTRACTS

        Because our business includes the execution of contracts with governments under which we receive a portion of user fees charged to businesses and citizens, it is often necessary for governments to draft and adopt specific legislation before the government can circulate an RFP to which we can respond.

Furthermore, the maintenance of our government contracts requires the continued acceptance of enabling legislation and any implementing regulations. In the past, various entities that use the portals we operate to obtain government products and services have challenged the authority of governments to electronically provide these products and services exclusively through portals like those we operate. A successful challenge in the future could result in a proliferation of alternative ways to obtain these products and services, which would harm our business, results of operations and financial condition. The repeal or modification of any enabling legislation would also harm our business, results of operations and financial condition.

BECAUSE WE RELY ON A CONTRACTUAL BIDDING PROCESS WHOSE PARAMETERS ARE ESTABLISHED BY GOVERNMENTS, THE LENGTH OF OUR SALES CYCLES IS UNCERTAIN AND CAN LEAD TO REVENUE SHORTFALLS

        Our dependence on a bidding process to initiate new projects, the parameters of which are established by governments, results in uncertainty in our sales cycles because the duration and the procedures for each bidding process vary significantly according to each government entity's policies and procedures. The time between the date of initial contact with a government for a bid and the award of the bid may range from as little as 180 days to up to 36 months. The bidding process is subject to factors over which we have little or no control, including:

        - political acceptance of the concept of government agencies contracting with third parties to distribute public information, which has been offered traditionally only by the government agencies often without charge;

        - the internal review process by the government agencies for bid acceptance;

        - the need to reach a political accommodation among various interest groups;

        - changes to the bidding procedure by the government agencies;

        - changes to state legislation authorizing government's contracting with third parties to distribute public information;

        - changes in government administrations;

        - the budgetary restrictions of government entities;

        - the competition generated by the bidding process; and

        - the possibility of cancellation or delay by the government entities.

        Any delay in the bidding process, changes to the bidding practices and policies, the failure to receive the bid or the failure to execute a contract may disrupt our financial results for a particular period and harm our business and financial condition.

OUR APPLICATION DEVELOPMENT DIVISION HAS INCURRED LOSSES UNDER ITS FIXED-FEE CONTRACTS, AND OUR RESULTS OF OPERATIONS COULD BE HARMED IF THE COSTS OUR APPLICATION DEVELOPMENT DIVISION INCURS TO MEET CONTRACTUAL COMMITMENTS IN THE FUTURE EXCEEDS OUR CURRENT ESTIMATES

        Our application development division develops and implements back-office government software applications for a fixed development fee. In the fourth quarter of 1998, we determined that the balance of revenues remaining to be recognized under our existing application development division contractual obligations was not expected to cover anticipated costs of developing and implementing the related applications. Estimated costs in excess of fixed contract prices of $1.3 million for completing these applications were expensed in the fourth quarter of 1998. Based on our most recent monthly review of our current application development contracts, we expect to accrue an additional $0.9 million of anticipated losses in the second quarter of 1999. It is possible that application development costs will similarly exceed revenues in the future, as a result of unforeseen difficulties in the creation of an application called for in a contract, unforeseen challenges in ensuring compatibility with existing systems, rising development, personnel costs or other reasons. If this occurs, our business, financial condition and results of operations would be harmed.

ENTRANCE OF POTENTIAL COMPETITORS INTO THE MARKETPLACE COULD HARM OUR ABILITY TO MAINTAIN OR IMPROVE OUR POSITION IN THE MARKET

        Many companies exist that provide one or more parts of the products and services we offer. In most cases, the principal substitute for our services is a government-designed and managed approach that integrates other vendors' technologies, products and services. Companies that have expertise in marketing and providing technical services to government entities may begin to compete with us by further developing their services and increasing their focus on this piece of their business and market shares. Examples of companies that may compete with us are the following:

        - large systems integrators, including American Management Systems, Inc. and Sapient Corporation;

        - traditional consulting firms, including International Business Machines Corporation and Science Applications International Corporation; and

        - Web service companies, including USWeb/CKS, AppNet Systems, Inc. and Verio Inc.

        Many of our potential competitors are national or international in scope and may have greater resources than we do. These resources could enable our potential competitors to initiate severe price cuts or take other measures in an effort to gain market share. Additionally, in some geographic areas, we may face competition from smaller consulting firms with established reputations and political relationships with potential government clients. If we do not compete effectively or if we experience any pricing pressures, reduced margins or loss of market share resulting from increased competition, our business and financial condition may be harmed.

THE SEASONALITY OF USE FOR SOME OF OUR ELECTRONIC GOVERNMENT PRODUCTS AND SERVICES MAY HARM OUR FOURTH QUARTER RESULTS OF EACH CALENDAR YEAR

        The use of some of our electronic government products and services is seasonal, particularly the accessing of drivers' records, resulting in lower revenues in the fourth quarter of each calendar year, due to the smaller number of business days in this quarter and a lower volume of government-to-business and government-to-citizen transactions during the holiday period. As a result, seasonality is likely to cause our quarterly results to fluctuate, which could harm our business and financial condition and could harm the trading price of our common stock.

THE UNPREDICTABILITY OF OUR QUARTER-TO-QUARTER RESULTS MAY HARM THE TRADING PRICE OF OUR COMMON STOCK

        Our future revenues and operating results may vary significantly from quarter to quarter due to a number of factors, many of which are outside of our control, and any of which may harm our business. These factors include:

        - the commencement, completion or termination of contracts during any particular quarter;

        - the introduction of new electronic government products and services by us or our competitors;

        - technical difficulties or system downtime affecting the Internet generally or the operation of our electronic government products and services; and

        - the amount and timing of operating costs and capital expenditures relating to the expansion of our business operations and infrastructure.

        Due to the factors noted above, our revenues in a particular quarter may be lower than we anticipate and if we are unable to reduce spending in that quarter, our operating results for that quarter may be harmed. You should not rely on quarter-to-quarter comparisons of our results of operations as an indication of future performance. It is possible that in some future periods our results of operations may be below the expectations of public market analysts and investors. If this occurs, the price of our common stock may decline.

WE MAY LOSE THE RIGHT TO THE CONTENT DISTRIBUTED THROUGH OUR GOVERNMENT PORTALS, WHICH IS PROVIDED TO US ENTIRELY BY GOVERNMENT ENTITIES

        We do not own or create the content distributed through our government portals. We depend on the governments with which we contract to supply information and data feeds to us on a timely basis to allow businesses and citizens to complete transactions and obtain government information. We cannot assure you that these data sources will continue to be available in the future. Government entities could terminate their contracts to provide data. Changes in regulations could mean that governments no longer collect some types of data, or that the data is protected by more stringent privacy rules preventing uses now made of it. Moreover, our data sources are not always subject to exclusive agreements, so that data included in our products and services also may be included in those of our potential competitors. In addition, we are dependent upon the accuracy and reliability of government computer systems and data collection for the content of our portals. The loss or the unavailability of our data sources in the future, or the loss of our exclusive right to distribute some of the data sources, would harm our business, operating results and financial condition.

IF WE FAIL TO COORDINATE OR EXPAND OUR OPERATIONAL PROCEDURES AND CONTROLS, WE MAY NOT EFFECTIVELY MANAGE OUR GROWTH

        Our growth rate may increase rapidly in response to the acceptance of our products and services under new or existing government contracts. If we cannot manage our growth effectively, we may not be able to coordinate the activities of our technical, accounting, and marketing staffs, and our business could be harmed. We intend to plan for the acceptance of new bids by a number of governmental entities so that we may be ready to begin operations as soon as possible after acceptance of a bid. As part of this plan of growth, we must implement new operational procedures and controls to expand, train and manage our employees and to coordinate the operations of our various subsidiaries. If we acquire new businesses, we also may have difficulties integrating new operations, technologies and personnel. If we cannot manage the growth of our government portals, staff, offices and operations, our business may be harmed.

WE MAY BE UNABLE TO HIRE, INTEGRATE OR RETAIN QUALIFIED PERSONNEL

        The recent growth in our business has resulted in an increase in the responsibilities for both existing and new management personnel. Many of our personnel are presently serving in both an executive capacity and as general managers of our government portals. The loss of any of our executives, particularly Jeffery S. Fraser, our Chief Executive Officer, and James B. Dodd, our President and Chief Operating Officer, would likely harm our business.

        In addition, we expect that we will need to hire additional personnel in all areas in 1999, including general managers for new operations in jurisdictions in which we obtain contracts. Competition for personnel in the Internet industry is intense. We may not be able to retain our current key employees or attract, integrate or retain other qualified employees in the future. If we do not succeed in attracting new personnel or integrating, retaining and motivating our current personnel, our business could be harmed. In addition, new employees generally require substantial training in the presentation, policies and positioning of our government portals. This training will require substantial resources and management attention.

TO BE SUCCESSFUL, WE MUST DEVELOP AND MARKET COMPREHENSIVE, EFFICIENT, COST-EFFECTIVE AND SECURE ELECTRONIC ACCESS TO PUBLIC INFORMATION AND NEW PRODUCTS AND SERVICES

        Our success depends in part upon our ability to attract a greater number of Internet users to access public information electronically by delivering a comprehensive composite of public information and an efficient, cost-effective and secure method of electronic access and transactions. Moreover, in order to increase revenues in the future, we must continue to develop products and services that businesses and citizens will find valuable, and there is no guarantee that we will be able to do so. If we are unable to develop products and services that allow us to attract, retain and expand our current user base, our revenues and future operating results may be harmed. We cannot assure you that the products and services we offer will appeal to a sufficient number of Internet users to generate continued revenue growth. Our ability to attract Internet users to our government portals depends on several factors, including:

        - the comprehensiveness of public records available through our government portals;

        - the perceived efficiency and cost-effectiveness of accessing public records electronically;

        - the effectiveness of security measures; and

        - the increased usage and continued reliability of the Internet.

DEFICIENCIES IN OUR PERFORMANCE UNDER A GOVERNMENT CONTRACT COULD RESULT IN CONTRACT TERMINATION, REPUTATIONAL DAMAGE OR FINANCIAL PENALTIES

        Each government entity with which we contract has the authority to require an independent audit of our performance. The scope of audits could include inspections of income statements, balance sheets, fee structures, collections practices, service levels and our compliance with applicable laws, regulations and standards. We cannot assure you that a future audit will not find any material performance deficiencies that would result in an adjustment to our revenues. Moreover, the consequent negative publicity could harm our reputation among other governments with which we would like to contract. All of these factors could harm our business, results of operations and financial condition.

BECAUSE WE HAVE A LIMITED OPERATING HISTORY AS A CONSOLIDATED COMPANY, IT MAY BE DIFFICULT TO EVALUATE OUR BUSINESS AND PROSPECTS

        In March 1998, we completed an exchange offer through which we consolidated our individual business units that deliver our electronic government services into our present company as subsidiaries. Accordingly, we only have a limited operating history as a consolidated company on which to base an evaluation of our business and prospects. You must consider our business in the light of the risks, expenses and problems frequently encountered by companies like us, particularly recently consolidated companies in new and rapidly evolving markets like the Internet. These risks include whether we will be able to take advantage of economies of scale for the following:

        - cost-effective use of our company-wide managerial and administrative resources;

        - efficient allocation of operating and financial resources among the individual business units;

        - efficient integration of new marketing and sales strategies and technological improvements among the individual business units; and

        - the addition of new business units without overburdening our current management and operational resources.

        We may not be able to successfully address these risks and as a result our business, operating results and financial condition may be harmed.

WE MAY BE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS

        We rely on a combination of nondisclosure and other contractual arrangements with governments, our employees and third parties, and privacy and trade secret laws to protect and limit the distribution of the proprietary applications, documentation and processes we have developed in connection with the electronic government products and services we offer. If we fail to adequately protect our intellectual property rights and proprietary information or if we become involved in litigation relating to our intellectual property rights and proprietary technology, our business could be harmed. Any actions we take may not be adequate to protect our proprietary rights and other companies may develop technologies that are similar or superior to our proprietary technology.

        Additionally, it is possible that we could in the future become subject to claims alleging infringement of third party intellectual property rights. Any claims could subject us to costly litigation, and may require us to pay damages and develop non-infringing intellectual property or acquire licenses to the intellectual property that is the subject of the alleged infringement. Additionally, licenses may not be available on acceptable terms or at all.

UPON THE COMPLETION OF THE INITIAL TERM OF OUR GOVERNMENT CONTRACTS, GOVERNMENTS OBTAIN A PERPETUAL RIGHT OF USE LICENSE TO OUR SOFTWARE PROGRAMS AND OTHER APPLICATIONS

        After termination of our contracts, it is possible that governments and their successors and affiliates may use their right of use license rights to the software programs and other applications we have developed for them in the operation of their portals to launch competing services. Inadvertently, they also may allow our intellectual property or other information to fall into the hands of third parties, including our competitors.

WE MAY NEED MORE WORKING CAPITAL TO EXPAND OUR BUSINESS

        We anticipate that our current cash resources, combined with the net proceeds from this offering, will be sufficient to meet our present working capital and capital expenditure requirements for the next 18 months following the date of this prospectus. However, we may need to raise additional capital before this period ends to do the following:

        - support our expansion into other states, cities, municipalities, federal agencies and internationally;

        - respond to competitive pressures; and

        - acquire complementary businesses or technologies.

        Our future liquidity and capital requirements will depend upon numerous factors, including the success of our existing and new product and service offerings and potentially competing technological and market developments. We may be required to raise additional funds through public or private financing, strategic relationships or other arrangements. We cannot assure you that such additional funding, if needed, will be available on terms acceptable to us, or at all. If adequate funds are not available on acceptable terms, our ability to develop or enhance our products and services, take advantage of future opportunities or respond to competitive pressures would be significantly limited. This limitation could harm our business, operating results and financial condition.

WE MAY BE UNABLE TO INTEGRATE NEW TECHNOLOGIES AND INDUSTRY STANDARDS
EFFECTIVELY

        Our future success will depend on our ability to enhance and improve the responsiveness, functionality and features of our products and services in accordance with industry standards and to address the increasingly sophisticated technological needs of our customers on a cost-effective and timely basis. Our ability to remain competitive will depend, in part, on our ability to:

        - enhance and improve the responsiveness, functionality and other features of the government portals we offer;

        - continue to develop our technical expertise;

        - develop and introduce new services, applications and technology to meet changing customer needs and preferences; and

        - influence and respond to emerging industry standards and other technological changes in a timely and cost-effective manner.

        We cannot assure you that we will be successful in responding to the above technological and industry challenges in a timely and cost-effective manner. If we are unable to integrate new technologies and industry standards effectively, our results of operations could be harmed.

                     RISKS TYPICAL OF THE INTERNET INDUSTRY

IF THE INTERNET INFRASTRUCTURE FAILS TO DEVELOP OR BE ADEQUATELY MAINTAINED, OUR BUSINESS WOULD BE HARMED BECAUSE USERS MAY NOT BE ABLE TO ACCESS OUR GOVERNMENT PORTALS

        Our success depends on the increase in Internet usage generally and in particular as a means to access public information electronically. This in part requires the development and maintenance of the Internet infrastructure. If this infrastructure fails to develop or be adequately maintained, our business would be harmed because users may not be able to access our government portals. Among other things, this development and maintenance will require a reliable network backbone with the necessary speed, data capacity, security and timely development of complementary products for providing reliable Internet access and services.

        The Internet has experienced, and is expected to continue to experience, significant growth in the number of users and amount of traffic. If the Web continues to experience increased numbers of users, frequency of use or increased bandwidth requirements, the Internet infrastructure may not be able to support these increased demands or perform reliably. The Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and could face such outages and delays in the future. These outages and delays could reduce the level of Internet usage and traffic on our government portals. In addition, the Internet could lose its viability due to delays in the development or adoption of new standards and protocols to handle increased levels of activity or due to increased governmental regulation. If the Internet infrastructure is not adequately developed or maintained, use of our government portals may be reduced.

WE MAY BE HELD LIABLE FOR CONTENT THAT WE OBTAIN FROM GOVERNMENT AGENCIES

        Because we aggregate and distribute sometimes private and sensitive public information over the Internet, we may face potential liability for defamation, negligence, invasion of privacy and other claims based on the nature and content of the material that is published on our government portals. Most of the agreements through which we obtain consent to disseminate this information do not contain indemnity provisions in our favor. These types of claims have been brought, sometimes successfully, against online services and Web sites in the past. We cannot assure you that the general liability insurance will be adequate to indemnify us for all liability that may be imposed. Any liability that is not covered by our insurance or is in excess of our insurance coverage could severely harm our business operations and financial conditions.

CONCERNS OVER TRANSACTIONAL SECURITY MAY HINDER THE GROWTH OF OUR BUSINESS

        A significant barrier to electronic commerce is the secure transmission of confidential information over public networks. Any breach in our security could expose us to a risk of loss or litigation and possible liability. We rely on encryption and authentication technology licensed from third parties to provide secure transmission of confidential information. As a result of advances in computer capabilities, new discoveries in the field of cryptography or other developments, a compromise or breach of the algorithms we use to protect customer transaction data may occur. Because we provide information released from various government entities, we may represent an attractive target for security breaches.

        A compromise of our security or a perceived compromise of our security could severely harm our business. A party who is able to circumvent our security measures could misappropriate proprietary information, including customer credit card information, or cause interruptions or incur direct damage to our government portals. Also, should hackers obtain sensitive data and information, or create bugs or viruses in an attempt to sabotage the functionality of our products and services, we may receive negative publicity, incur liability to our customers or lose the confidence of the governments with which we contract, any of which may cause the termination or modification of our government contracts.

        We may be required to expend significant capital and other resources to protect against the threat of security breaches or to alleviate problems caused by these breaches. However, protection may not be available at a reasonable price or at all.

GOVERNMENTAL REGULATION OF THE INTERNET MAY RESTRICT THE OPERATION AND GROWTH OF OUR BUSINESS

        There are currently few laws or regulations that specifically regulate communications or commerce on the Internet. Laws and regulations may be adopted in the future, however, that address these issues including user privacy, pricing, and the characteristics and quality of products and services. An increase in regulation or the application of existing laws to the Internet could significantly increase our cost of operations and harm our business. For example, the Federal Communications Commission may, in the future, reconsider its ruling that Internet access service is not "telecommunications" and may decide that Internet service providers must pay a percentage of their gross revenues as a "universal service contribution." If the Federal Communications Commission were to require universal service contributions from providers of Internet access or Internet backbone services, our costs of doing business may increase, and we may not be able to recover these costs from our customers. As a result, our business and financial condition could be harmed.

OUR BUSINESS MAY BE NEGATIVELY AFFECTED BY YEAR 2000 ISSUES

        We cannot assure you that the software systems that we use for portal management, network monitoring, quality assurance, applications and information and transaction processing do not contain undetected errors or defects associated with Year 2000 data functions. Further, we cannot assure you that our network systems acquired from third parties do not contain undetected errors or defects. If any such errors or defects do exist, we may incur material costs to resolve them.

        Because our products and services depend significantly on information provided by and transactions conducted with our government clients, our ability to deliver services and transactions properly to our customers depends on these government clients being Year 2000 ready. We cannot assure you that our government clients are Year 2000 ready. If they are not, their information systems may be disrupted and our ability to provide services and transactions curtailed. Our business, results of operations and financial condition would be harmed as a result.

        In addition, the software and systems of financial institutions, utility companies, Internet access companies, third-party service providers and others outside of our control may not be Year 2000 ready. If these entities are not Year 2000 ready, a systemic failure beyond our control could result, including a prolonged Internet, telecommunications or general electrical failure. This type of failure would make it difficult or impossible to use the Internet or access our government portals. If a prolonged failure of this type occurs, our business and financial condition would be harmed.

OUR SYSTEMS MAY FAIL OR LIMIT USER TRAFFIC

        Our communications hardware and computer hardware operations for delivering our electronic government services are located individually in each state or city where we provide those services. We cannot assure you that during the occurrence of fire, floods, earthquakes, power loss, telecommunications failures, break-ins and similar events that the modem banks and direct dial-up connections we have to serve as back-up systems will not prevent damage to our systems or cause interruptions to our services. Computer viruses, electronic break-ins or other similar disruptive problems could cause users to stop visiting our government portals and could cause our clients to terminate agreements with us. If any of these circumstances occurred, our business could be harmed. Our insurance policies may not adequately compensate us for any losses that may occur due to any failures of or interruptions in our systems.

        Our government portals must accommodate a high volume of traffic and deliver frequently updated information. These government portals may experience interruptions due to any failure or delay by government agencies in the transmission or receipt of this information. Due to holidays and technical problems with state computer systems, our Web sites have experienced slower response times or decreased traffic in the past and may experience the same incidents in the future. In addition, our users depend on Internet service providers, online service providers and other Web site operators for access to our government portals. Many of these providers and operators have experienced significant outages in the past due to system failures unrelated to our systems, holidays and heavy user traffic, and could experience the same outages, delays and other difficulties in the future. Any of these system failures could harm our business, results of operations and financial condition.

                       RISKS PARTICULAR TO THIS OFFERING

OUR EXECUTIVE OFFICERS, DIRECTORS AND MAJOR SHAREHOLDERS WILL RETAIN SIGNIFICANT CONTROL OVER US AFTER THIS OFFERING, WHICH WILL ALLOW THEM TO INFLUENCE THE OUTCOME OF MATTERS SUBMITTED TO SHAREHOLDERS FOR APPROVAL

        After this offering, executive officers, directors and holders of 5% or more of our outstanding common stock will, in the aggregate, own approximately 75.1% of our outstanding common stock. In addition, as of March 31, 1999, 31,896,145 shares of our outstanding common stock have been placed in a voting trust, representing approximately 75.1% of our outstanding common stock prior to this offering. The voting trust is selling 1,500,000 shares of common stock in this offering, which will reduce the number of shares it holds to 30,396,145, or approximately 57.9% of our outstanding common stock. The trustees of this voting trust are Messrs. Fraser and Hartley, both of whom serve as directors of our company. As a result, Messrs. Fraser and Hartley have, among other rights, the ability to control the election of directors and approve corporate actions that must be submitted for a vote of shareholders.

        The interests of these affiliates may conflict with the interests of other shareholders, and the actions they take or approve may be contrary to those desired by the other shareholders. This concentration of ownership may also have the effect of delaying, preventing or deterring an acquisition of our company by a third party.

OUR MANAGEMENT WILL RETAIN BROAD DISCRETION IN THE USE OF PROCEEDS FROM THIS OFFERING AND MAY USE THE PROCEEDS IN WAYS THAT MAY NOT INCREASE OUR OPERATING RESULTS OR MARKET VALUE

        We intend to use all of the net proceeds from the sale of the common stock for increased marketing efforts, creation of new products and services, further development of infrastructure, working capital, general corporate purposes and potential acquisitions. However, our management will retain significant flexibility in applying the net proceeds of this offering and may use the proceeds in ways in which you do not agree. Until the proceeds are needed, we plan to invest them in investment-grade, interest-bearing securities. The failure of our management to apply such funds effectively could harm our business.

THE SIGNIFICANT NUMBER OF SHARES OF COMMON STOCK THAT WILL BE ELIGIBLE FOR SALE IN THE NEAR FUTURE MAY HARM THE MARKET PRICE OF OUR COMMON STOCK

        The market price of our common stock could drop as a result of sales of a large number of shares of our common stock in the market after this offering, or the perception that such sales could occur. These factors also could make it more difficult for us to raise funds through future offerings of our common stock.

        Based on the number of shares of common stock outstanding as of March 31, 1999, there will be 52,481,996 shares of common stock outstanding immediately after this offering. All of the shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act, except for shares purchased by our "affiliates" as defined in Rule 144 of the Securities Act. Upon completion of this offering, 39,481,996 shares will be "restricted securities" as defined in Rule 144. These restricted securities may be sold in the future without registration under the Securities Act to the extent permitted under Rule 144, Rule 701 or an exemption under the Securities Act. In addition, entities affiliated with Hellman & Friedman will hold an aggregate of 9,016,547 shares of these restricted securities after the offering and will have registration rights that could allow these entities to sell all of their shares freely through a registration statement filed under the Securities Act. In connection with this offering, holders of all shares of restricted securities have agreed not to sell their shares without the prior written consent of Hambrecht & Quist LLC for a period of 180 days from the date of this prospectus.


        As of March 31, 1999, 2,514,003 shares of common stock were issuable upon exercise of outstanding options. Of those options, options to purchase 726,010 shares will be vested and fully exercisable 180 days after commencement of this offering. In connection with this offering, holders of outstanding options have agreed not to sell any shares of common stock they acquire as a result of option exercises without the prior written consent of Hambrecht & Quist LLC for a period of 180 days from the date of this prospectus, subject to exceptions for holders whose employment terminates during the 180 day period.


OUR STOCK PRICE, LIKE THAT OF OTHER INTERNET COMPANIES, MAY BE VOLATILE

        The market price of our common stock is likely to be highly volatile. Our stock price could fluctuate in response to a variety of factors, including:

        - actual or anticipated variations in quarterly operating results;

        - announcements of new contracts or applications;

        - announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

        - changes in financial estimates by securities analysts; and

        - other events or factors that may be beyond our control.

        The stock market has experienced significant price and volume fluctuations and the market prices of securities of technology companies, particularly Internet-related companies, have been highly volatile, often unrelated to the operating performance of such companies. Investors may not be able to resell their shares of our common stock at or above the initial public offering price. In the past, securities class action litigation has often been instituted against a company following periods of volatility in the company's stock price. This type of litigation could result in substantial costs and could divert our management's attention and resources.

INVESTORS IN THIS OFFERING WILL SUFFER IMMEDIATE DILUTION AND A DISPARITY IN STOCK PURCHASE PRICE

        The initial public offering price is expected to be substantially higher than the pro forma net tangible book value per share of the outstanding common stock immediately after the offering. Accordingly, purchasers of common stock in this offering will experience immediate and substantial dilution of approximately $9.92 in net tangible book value per share, or approximately 82.6% of the initial public offering price of $12.00 per share. In contrast, existing shareholders paid an average price of $0.11 per share. Investors will incur additional dilution upon the exercise of outstanding stock options and warrants. Furthermore, any additional equity financing may be dilutive to shareholders and debt financing, if available, may involve restrictive covenants, which may limit our operating flexibility with respect to certain business matters. If additional funds are raised through the issuance of equity securities, the percentage ownership of our shareholders will be reduced. Shareholders may experience additional dilution in net book value per share and such equity securities may have rights, preferences and privileges senior to those of the holders of our common stock.


ANTI-TAKEOVER PROVISIONS IN OUR CHARTER DOCUMENTS COULD PREVENT OR DELAY A CHANGE OF CONTROL AND, AS A RESULT, NEGATIVELY IMPACT OUR SHAREHOLDERS

        Our articles of incorporation provide that our board of directors may not for a period of three years engage in a business combination with an interested shareholder unless the business combination is approved in a prescribed manner. Furthermore, our bylaws limit the ability of shareholders to raise matters at a meeting of shareholders without giving advance notice. The anti-takeover provisions in our articles of incorporation and bylaws may have the effect of delaying, deterring or preventing changes in control or management of our company, even if such change in control or management would be beneficial to shareholders. These provisions also could limit the price that some investors might be willing to pay in the future for shares of our common stock.

                           FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements that involve risks and uncertainties, which may include statements about our:

        - business strategy;

        - plans for hiring additional personnel;

        - plans for entering into agreements with states to create, develop and manage government portals;

        - plans for the introduction of new electronic government products and services;

        - anticipated sources of funds, including the proceeds from this offering, to fund our operations for the 18 months following the date of this prospectus; and

        - plans, objectives, expectations and intentions contained in this prospectus that are not historical facts.

        When used in this prospectus, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions are generally intended to identify forward-looking statements. In addition, this prospectus includes statistical data about the Internet that comes from information published by sources including International Data Corporation and Forrester Research. Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by these forward-looking statements for a number of reasons, including those discussed under "Risk Factors" and elsewhere in this prospectus. We assume no obligation to update any forward-looking statements.

              HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING


        We estimate that we will receive net proceeds of $108,080,000 from the sale of the 10,000,000 shares of common stock offered by us in this offering, at the initial public offering price of $12.00 per share and after deducting the estimated underwriting discounts and offering expenses. We will not receive any of the proceeds from the sale of shares by the selling shareholders.


        While we cannot predict with certainty how the proceeds of this offering will be used, we currently intend to use them as follows:

        - to increase our new market development efforts;

        - to increase marketing efforts aimed at raising transaction volume;

        - to create new products and services; and

        - to further develop common infrastructure and operating platforms.

        We expect to use the remaining net proceeds from this offering for working capital and other general corporate purposes. In addition, in the ordinary course of business we evaluate potential acquisitions of businesses and technologies. Although we have no current commitments or agreements with respect to any acquisition, we might in the future use a portion of the remaining proceeds to pay for acquisitions.

        Pending these uses, the net proceeds of this offering will be invested in short-term, investment-grade, interest-bearing investments or accounts.

        The amounts we actually spend for these purposes may vary significantly and will depend on a number of factors, including our future revenue and cash generated by operations and the other factors described under "Risk Factors." Therefore, we will have broad discretion in the way we use the net proceeds. See "Risk Factors--Our management will retain broad discretion in the use of proceeds from this offering and may use the proceeds in ways in which you do not agree" for more information.

                                DIVIDEND POLICY

        Other than dividends paid while we were a corporation formed under Subchapter S of the Internal Revenue Code, we have never declared or paid any cash dividends on shares of our common stock. We intend to retain any future earnings for future growth and do not anticipate paying any cash dividends in the foreseeable future.

                                 CAPITALIZATION

        The following table sets forth our capitalization as of March 31, 1999:

        - on an actual basis, giving effect to our reincorporation in Colorado in April 1999 and an increase in our authorized shares of common stock in May 1999; and


        - as adjusted to give effect to the receipt of the estimated net proceeds from the sale of 10,000,000 shares of common stock offered by us in this offering at the initial public offering price of $12.00 per share, after deducting underwriting discounts and commissions and estimated offering expenses.


        The number of shares of common stock to be outstanding after this offering is based on the number of shares outstanding as of March 31, 1999 and does not include the following:

        - 2,514,003 shares of common stock subject to options issued at a weighted average exercise price of $1.44 per share granted under our 1998 stock option plan; or

        - 9,025,137 shares of common stock reserved for future issuance under our 1998 stock option plan and our 1999 employee stock purchase plan.

        The information below is qualified by, and should be read in conjunction with, our financial statements and the notes to those statements appearing at the end of this prospectus.


                                                                                                MARCH 31, 1999
                                                                                           ------------------------
                                                                                             ACTUAL     AS ADJUSTED
                                                                                           -----------  -----------
                                                                                                (IN THOUSANDS)
Capital lease obligations-- long-term portion............................................   $     384    $     384
                                                                                           -----------  -----------
Shareholders' equity:
Common stock, no par value; 200,000,000 shares authorized; 42,481,996 shares issued and
  outstanding, actual; 52,481,996 shares issued and outstanding, as adjusted.............   $      --    $      --
Additional paid-in capital...............................................................      22,435      130,515
Accumulated deficit......................................................................      (9,125)      (9,125)
                                                                                           -----------  -----------
                                                                                               13,310      121,390
Less other...............................................................................      (3,523)      (3,523)
                                                                                           -----------  -----------
Total shareholders' equity...............................................................   $   9,787    $ 117,867
                                                                                           -----------  -----------
Total capitalization.....................................................................   $  10,171    $ 118,251
                                                                                           -----------  -----------
                                                                                           -----------  -----------

                                    DILUTION


        As of March 31, 1999, our actual net tangible book value was approximately $1.33 million or $.03 per share. Actual net tangible book value per share represents the amount of total actual tangible assets less total actual liabilities, divided by the shares of common stock outstanding as of March 31, 1999. After giving effect to the sale of the 10,000,000 shares of common stock we are offering, after deducting the underwriting discount and estimated offering expenses, our adjusted net tangible book value as of March 31, 1999 would have been $109.41 million, or $2.08 per share. This represents an immediate increase in as adjusted net tangible book value of $2.05 per share to existing shareholders and an immediate dilution of $9.92 per share to new investors. The following table illustrates this per share dilution:



Initial public offering price per share.................................                $   12.00
    Net tangible book value per share as of March 31, 1999..............   $     .03
    Increase per share attributable to new investors....................        2.05
                                                                               -----
As adjusted net tangible book value per share after the offering........                     2.08
                                                                                       -----------
Dilution per share to new investors.....................................                $    9.92
                                                                                       -----------
                                                                                       -----------


        The following table sets forth, on a pro forma basis, as of March 31, 1999 the difference between the number of shares of common stock purchased, the total consideration paid and the average price per share paid by the existing shareholders and the new investors purchasing shares of common stock in this offering:


                  SHARES PURCHASED      TOTAL CONSIDERATION
                --------------------  ------------------------   AVERAGE PRICE
                 NUMBER     PERCENT     AMOUNT       PERCENT       PER SHARE
                ---------  ---------  -----------  -----------  ---------------
Existing
shareholders..  42,481,996      81.0% $ 4,645,071         3.7%     $    0.11
New
  investors...  10,000,000      19.0  120,000,000        96.3
                ---------  ---------  -----------       -----
    Total.....  52,481,996     100.0% $124,645,071      100.0%
                ---------  ---------  -----------       -----
                ---------  ---------  -----------       -----


        The foregoing discussion and tables assume no exercise of any of the 2,514,003 stock options with a weighted average exercise price of $1.44 outstanding as of March 31, 1999.

        Sales by the selling shareholders to this offering will reduce the number of shares of common stock held by existing shareholders to 39,481,996 or approximately 75.2% (37,531,996 shares, or approximately 71.5%, if the underwriters' over-allotment option is exercised in full) of the total number of shares of common stock outstanding upon the closing of this offering and will increase the number of shares held by new public investors to 13,000,000 or approximately 24.8% (14,950,000 shares, or approximately 28.5%, if the underwriters' over-allotment option is exercised in full) of the total number of shares of common stock outstanding after this offering. See "Principal and Selling Shareholders."

           SELECTED CONSOLIDATED ACTUAL AND PRO FORMA FINANCIAL DATA

        The following selected consolidated financial data should be read in conjunction with our consolidated financial statements and their related notes, our pro forma consolidated statements of operations and their related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in this prospectus. No financial data is reported for 1994 as we had no meaningful operations during that year. The consolidated statement of operations data for the year ended December 31, 1995 and the consolidated balance sheet data as of December 31, 1995 and 1996 are unaudited and derived from financial statements not included in this prospectus. The consolidated statement of operations data for the years ended December 31, 1996, 1997 and 1998 and the consolidated balance sheet data as of December 31, 1997 and 1998 labeled "Actual" are derived from, and are qualified by reference to, our audited financial statements included in this prospectus. The consolidated statement of operations data for the year ended December 31, 1998 and the three month period ending March 31, 1998 labeled "Pro Forma" are unaudited and derived from and qualified by reference to our pro forma consolidated statements of operations and their related notes included in this prospectus. The consolidated statement of operations data for the three month period ended March 31, 1998 and 1999 and the consolidated balance sheet data as of March 31, 1999 labeled "Actual" are unaudited and derived from and qualified by reference to our unaudited interim financial statements included in this prospectus.

                                                                                                       THREE MONTHS
                                                                                                     ENDED MARCH 31,
                                                          YEAR ENDED DECEMBER 31,              ----------------------------
                                               ---------------------------------------------
                                                                                 1998                 1998           1999
                                                                          ------------------   ------------------   -------
                                                1995
                                               ------
                                                         1996    1997
                                                        ------  -------
                                                        ACTUAL            ACTUAL   PRO FORMA   ACTUAL   PRO FORMA   ACTUAL
                                               ------------------------   -------  ---------   -------  ---------   -------
                                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
  Revenues...................................  $    3   $  236  $   996   $28,624   $36,532    $  361    $ 8,270    $11,455
  Cost of revenues...........................      --       21        5   21,211     27,394         1      6,184     8,604
                                               ------   ------  -------   -------  ---------   -------  ---------   -------
    Gross profit.............................       3      215      991    7,413      9,138       360      2,086     2,851
  Operating expenses:
    Service development and operations.......      --       38      224    3,885      4,327       135        577       935
    Selling, general and administrative......      12      168      660    4,242      5,087       325      1,171     1,518
    Stock compensation.......................      --       --      370      569        574        --          5     1,699
    Depreciation and amortization                  --        1       14    5,922      7,887        24      1,988     2,001
                                               ------   ------  -------   -------  ---------   -------  ---------   -------
      Total operating expenses...............      12      207    1,268   14,618     17,875       484      3,741     6,153
                                               ------   ------  -------   -------  ---------   -------  ---------   -------

  Operating income (loss)....................      (9)       8     (277)  (7,205 )   (8,737)     (124 )   (1,655)   (3,302 )
                                               ------   ------  -------   -------  ---------   -------  ---------   -------
  Other income (expense):
    Interest expense.........................      --       --       --      (88 )     (105)       --        (17)      (37 )
    Other income (expense), net..............      --       --       --       56         71        --         15        17
                                               ------   ------  -------   -------  ---------   -------  ---------   -------
      Total other income (expense)...........      --       --       --      (32 )      (34)       --         (3)      (20 )
                                               ------   ------  -------   -------  ---------   -------  ---------   -------
  Income (loss) before income taxes..........      (9)       8     (277)  (7,237 )   (8,771)     (124 )   (1,658)   (3,322 )
  Income tax expense (benefit)...............      --       --       --      659        659        --         --       (23 )
                                               ------   ------  -------   -------  ---------   -------  ---------   -------
  Net income (loss)..........................  $   (9)  $    8  $  (277)  $(7,896)  $(9,430)   $ (124 )  $(1,658)   $(3,299)
                                               ------   ------  -------   -------  ---------   -------  ---------   -------
                                               ------   ------  -------   -------  ---------   -------  ---------   -------
  Net income (loss) per share:
    Basic and diluted........................  $(0.47)  $ 0.00  $ (0.01)  $(0.21 )  $ (0.22)   $(0.01 )  $ (0.04)   $(0.08 )
                                               ------   ------  -------   -------  ---------   -------  ---------   -------
                                               ------   ------  -------   -------  ---------   -------  ---------   -------
  Weighted average shares outstanding........      19    6,005   20,858   37,242     41,950    22,679     41,934    42,243

                                                                                                 DECEMBER 31,             MARCH 31,
                                                                                       ---------------------------------  ---------
                                                                                        1995     1996     1997    1998      1999
                                                                                       ------   ------   ------  -------  ---------
                                                                                       ACTUAL   ACTUAL   ACTUAL  ACTUAL    ACTUAL
                                                                                       ------   ------   ------  -------  ---------
                                                                                                      (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
  Cash...............................................................................   $ --     $ --    $ 179   $1,311    $ 1,115

  Total assets.......................................................................     14      110      326   17,249     16,633
  Bank lines of credit...............................................................     --       --       --    1,024        839
  Long-term debt (includes current portion of notes payable/capital lease
    obligations).....................................................................     --       --       30      745      1,179
  Total shareholders' equity.........................................................    (15)      95      188   10,912      9,787

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

        THE FOLLOWING MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS SHOULD BE READ IN CONJUNCTION WITH OUR FINANCIAL STATEMENTS AND THE RELATED NOTES APPEARING AT THE END OF THIS PROSPECTUS. OUR DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS BASED UPON CURRENT EXPECTATIONS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS OUR PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS. ACTUAL RESULTS AND THE TIMING OF EVENTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF A NUMBER OF FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS," "BUSINESS" AND ELSEWHERE IN THIS PROSPECTUS.

OVERVIEW

        We are a provider of Internet-based electronic government services that help governments reduce costs and provide a higher level of service to businesses and citizens. We form relationships with governments and on their behalf design, build and operate Internet-based portals that allow businesses and citizens to complete transactions and obtain government information online. We typically enter into three to five year contracts with our government clients and manage operations for each client through separate subsidiaries that operate as decentralized business units with a high degree of autonomy. Under these contracts, each business unit focuses solely on providing comprehensive electronic government products and services for that client, and receives a share of the revenue the client generates through its portal while the contract is in effect. In our government contracts with Georgia and Iowa, we provide consulting, development and management services for these government portals predominantly under a fixed-price model. By establishing a local business unit for each government client, we have been able to develop a management culture and incentive system that focuses on locally-based service that distinguishes us from divisions of larger traditional technology providers.

        We were founded in 1991 when our first business unit was selected to provide electronic government services in Kansas under a public/private model. Since then, we have created business units to serve the eight states of Arkansas, Georgia, Indiana, Iowa, Kansas, Maine, Nebraska and Virginia, and one city-county government, the City of Indianapolis and Marion County, Indiana. We have been selected by the state of Utah to provide our electronic government services and have entered into a contract with the state of Utah for our software.

        In 1997, we contracted with one of our government clients to develop, for a fixed fee, back-office database management software which would enable improved electronic filing, storage, management and distribution of Uniform Commercial Code (UCC) and other corporate records. We formed a separate application development division to develop, maintain and implement the core technology for these applications, and subsequently entered into development contracts with four additional states to implement similar back-office software.

EXCHANGE OFFER

        Starting with our contract with the State of Kansas, our founders established a separate S corporation for business conducted within each state where they were awarded a public/private model contract. On March 31, 1998, we completed an exchange offer to combine our business units, which previously operated as five separate affiliated companies, into one consolidated company with each business unit as a subsidiary of our company. The exchange offer was accounted for using the purchase accounting method. The $17.3 million excess of the fair market value over the net book value of the acquired business units has been partially allocated to intangible assets that relate to our existing government contracts. The contracts were valued at the net present value of projected future cash flows over the lives of the existing contracts. The remainder of the excess was allocated to goodwill. See Note 3 of the notes to our consolidated financial statements that appear at the end of this prospectus for additional discussion of the accounting for the exchange offer.

BUSINESS MODEL

        We derive revenues from four sources:

        - the sale of electronic access to public records on behalf of government;

        - subscription and transaction-based fees;

        - fees for managing electronic government operations; and

        - fees and charges for government application development.

        In seven of our nine existing subsidiaries, our revenues are generated from transactions, which generally include the sale of electronic access to public records on behalf of the government and the collection of subscription and transaction-based fees. Our transaction-based fees consist of filing fees and access fees, but do not include subscription fees. Among the highest volume, most commercially valuable products and services we offer are access to driver's license and motor vehicle records, which accounted for over 90% of our pro forma revenues in 1998. We believe that while these two applications will continue to be important sources of transaction revenue early in our government contracts, their contribution as a percentage of our total revenues in existing government contracts will decline as other sources grow. For our initial four business units revenues from other government products and services grew 107% in 1998 over 1997.

        We charge for access to records on a per-record basis and, depending upon government policies, also on a fixed or sliding scale bulk basis. Our fees are set by negotiation with the government agencies that control the records and are typically approved by a government sanctioned oversight body. We recognize revenues from transactions on an accrual basis and bill end-user customers primarily on a monthly basis. We typically receive a majority of payments via electronic funds transfer and credit card within 20 days of billing and remit payment to governments within 60 days of the transaction. Government agency fees and amounts payable to the primary contracting governmental entities are also accrued as cost of revenues and accounts payable at the time revenues are recognized.

        In our government contracts with Georgia and Iowa, we provide consulting, development and management services to state-operated government portals predominantly under a fixed-price model. Revenues from these service contracts are recognized when service is provided and billed at rates and intervals provided for in the contract. Fees from providing management services constituted less than 5% of our pro forma revenues in 1998.

        Our application development division develops and implements back-office government software applications for a fixed development fee, which is recognized as revenue on a percentage of completion basis. The development and sale of software applications represented less than 1% of our pro forma revenues in 1998. In the fourth quarter of 1998, we determined that the balance of revenues remaining to be recognized in 1999 under our existing application development division contractual obligations was not expected to cover anticipated costs of developing and implementing the related applications. Estimated costs in excess of fixed contract prices of $1.3 million for completing these applications were expensed in the fourth quarter of 1998. Based on our most recent monthly review of our current application development contracts, we expect to accrue an additional $0.9 million of anticipated losses in the second quarter of 1999. We expect substantially all of our existing application development contractual commitments will be satisfied by the third quarter of 2000. The current fixed-price contracts do not, and we believe in the future will not, represent a significant percentage of our revenues.

        Revenues from individual business units are highly correlated to population, but are also affected by pricing policies established by government entities for public records, the number and growth of commercial enterprises and the government entity's development of policy and information technology (IT) infrastructure supporting electronic government.

        Pro forma 1998 revenues increased 50% over combined 1997 revenues. By combined we are referring to adding our historical reported revenues to those reported by our initial four business units for 1997 prior to our exchange offer. Approximately 83% of this revenue growth from 1997 to 1998 was attributable to revenues from our business units that conducted operations for substantially less than a full year in 1997. We believe that the formation of contractual relationships with additional government entities will continue to be the primary contributor to our revenue growth in the foreseeable future.

        Substantially all of our cost of revenues consist of payments we make to our government clients for access to public records we distribute over the Internet to businesses and citizens, and the remainder consist of telecommunications costs. The pricing, costs and gross margin derived from these records vary by the type of public record and by state.

        The majority of our operating expenses are personnel-related, and directly associated with the development and marketing of electronic government services in our business units. All nine business units have largely the same operational design and a similar cost structure. Each of our business units has a president, a marketing group and a service development and operations group which together focus on the rapid development and deployment of Internet applications to meet the needs of governments, businesses and citizens in that particular venue. The amortization of goodwill and intangible assets related to our exchange offer is the other major component of operating expenses.

        Since the inception of our first business unit in Kansas, we have used stock purchase and stock option programs for key employees as compensation to attract strong business and technical talent. We have recorded compensation expense for some of our stock and options grants. The expense is equal to the excess of the fair market price on the date of grant or sale over the option exercise or stock sale price. As of March 31, 1999, we recorded deferred compensation of approximately $3.4 million. For the stock options granted, deferred compensation is being amortized over the vesting periods of the stock options. We recognized a total of approximately $569,000 in stock compensation expense in 1998 and approximately $1.7 million in stock compensation expense in the three months ended March 31, 1999.

GOVERNMENT CONTRACTS

        In December 1991, we entered into a contract with the Information Network of Kansas, a public instrumentality created by legislation in the State of Kansas, to provide electronic access to public information via the Internet. Under the contract, we are responsible for managing and marketing the government portal for Kansas, as well as funding initial investment and ongoing operational costs. The contract includes limitations and provisions for the rates we can charge and the amount of remuneration to the Information Network of Kansas and each government agency. The initial contract was to expire in December 1996, but was renewed until December 1999. The Information Network of Kansas has the right to terminate the contract extension for cause, but must provide us a period of 180 days to cure any breach or deficiency. Under the contract, "cause" includes, but is not limited to, (a) a material breach by us of any contractual terms; (b) fraud, misappropriation or embezzlement by us or our officers and directors; and
(c) amendment to the enabling statute that renders our operation of the government portal unfeasible. Additionally, the Information Network of Kansas may terminate the contract at any time, and without cause, if directed to do so by state statute. Furthermore, the Information Network of Kansas has the option, upon termination or expiration of the contract, to require us to provide electronic government services in accordance with the terms of the contract for a period of up to 12 months from the time of the expiration or notification of termination. Under the contract, the Information Network of Kansas is entitled to a perpetual for use only license to the applications developed, with no additional compensation due to us. The Information Network of Kansas receives 2.0% of gross revenue generated under the contract payable monthly, before all other payments. After this payment, we are entitled to a portion of net income before taxes sufficient to give us an annualized rate of return of 25.0% on our risk capital. Any remaining net income before taxes is shared 66.7% in our favor and 33.3% with the Information Network of Kansas. Risk capital is defined in the contract as the sum of paid-in capital, corporate loans with a payback period exceeding one year, and noncancellable obligations under corporate leases.

        In July 1995, we entered into a contract with the Access Indiana Information Network, a public instrumentality created by legislation in the State of Indiana, to provide electronic access to public information via the Internet. Under the contract, we are responsible for managing and marketing the government portal for Indiana, as well as funding up-front investment and ongoing operational costs. The contract includes limitations and provisions for the rates we can charge and the amount of remuneration to the Access Indiana Information Network and each government agency. The initial contract expires August 2000 unless terminated by the Access Indiana Information Network for cause. Under the contract, "cause" includes, but is not limited to, (a) a material breach by us of any contractual terms; (b) fraud, misappropriation or embezzlement by us or our officers and directors; and (c) amendment to the enabling statute that renders our operation of the government portal unfeasible. The contract also may be renewed, or amended and renewed, for up to an additional five years. Additionally, the Access Indiana Information Network may terminate the contract at any time, and without cause, if directed to do so by state statute. Upon completion of the initial contractual term in August 2000, the Access Indiana Information Network is entitled to a perpetual for use only license to the applications developed, with no additional compensation due to us. The Access Indiana Information Network receives 2.0% of gross revenues generated under the contract before all other payments. Government agencies that provide data to the portal are then paid in accordance with inter-agency agreements. We retain the remaining revenue. Additionally, the government body supervising the Access Indiana Information Network may, at its sole discretion, require us to expend up to 25.0% of our annual net earnings on special projects for enhancement of the government portal.

        In September 1996, we entered into a contract with the GeorgiaNet Authority, an agency of the State of Georgia. The contract expires in September 2001 and may be renewed on an annual basis thereafter unless earlier terminated by the GeorgiaNet Authority. Termination may occur upon, but is not limited to,
(a) a 90-day written notice by the GeorgiaNet Authority for any reason; (b) a material breach by us of any contractual terms and our failure to remedy the breach within the 20-day cure period; and (c) a bankruptcy proceeding on our part. Furthermore, in the event fees the GeorgiaNet Authority receives from its customers are insufficient to cover its obligations to us, the contract shall terminate without further obligation by the GeorgiaNet Authority. Under the contract, the GeorgiaNet Authority is entitled to a perpetual for use only license to the applications developed, with no additional compensation due to us. However, if the GeorgiaNet Authority terminates the contract prior to September 2001, it must pay us a fee in an amount to be based on the termination date to receive a license for the applications. The GeorgiaNet Authority currently pays us $800,000 per year under this contract, in equal amounts of $200,000, on a quarterly basis. In addition, the GeorgiaNet Authority currently pays us 5.0% per quarter of the gross revenues generated by the GeorgiaNet Authority from transactions not involving requests for multiple data files.

        In July 1997, we entered into a contract to provide electronic government services to the Virginia Information Providers Network Authority. Under the contract, we are responsible for managing and marketing the government portal as well as funding initial investment and ongoing operational costs. The contract extends through August 2002 with a five year renewal option. The Virginia Information Providers Network Authority has the right to terminate the contract for cause, but must provide us a period of 60 days to cure any breach or deficiency. Under the contract, "cause" includes, but is not limited to, (a) a material breach by us of any contractual terms; (b) fraud, misappropriation or embezzlement by us or our officers and directors; and (c) amendment to the enabling statute that renders our operation of the government portal unfeasible. Additionally, the Virginia Information Providers Network Authority may terminate the contract at any time, and without cause, if directed to do so by state statute. Furthermore, the Virginia Information Providers Network Authority has the option, upon termination or expiration of the contract, to require us to act in accordance with the terms of the contract for a period of up to 12 months from the time of the expiration or notice of termination, whichever is earlier. Upon completion of the contractual term in August 2007, the Virginia Information Providers Network Authority is entitled to a perpetual for use only license for the applications we developed, with no additional compensation due to us. Under the contract, we are entitled to retain any revenues generated under the contract that remain after payment of all network operating expenses, any payments payable to state agencies and various other expenses.

        We entered into a contract in July 1997 with the Information Network of Arkansas, a public instrumentality created by legislation in the State of Arkansas, to provide electronic access to public information via the Internet. Under the contract, we are responsible for managing and marketing the government portal for Arkansas, as well as funding initial investment and ongoing operational costs. The contract extends through June 2000 with an option by the Information Network of Arkansas to extend the contract for four additional one-year terms. The Information Network of Arkansas has the right to terminate the contract for cause, but must provide us a period of 30 days to cure any breach or deficiency. Under the contract, "cause" includes, but is not limited to, (a) a material breach by us of any contractual terms; (b) fraud, misappropriation or embezzlement by us or our officers and directors; and (c) amendment to the enabling statute that renders our operation of the government portal unfeasible. Additionally, the Information Network of Arkansas may terminate the contract at any time, and without cause, if directed to do so by state statute. Furthermore, the Information Network of Arkansas has the option, upon termination or expiration of the contract, to require us to act in accordance with the terms of the contract for a period of up to 12 months from the time of the expiration or notice of termination, whichever is earlier. Upon completion of the initial contractual term in June 2000, the Information Network of Arkansas will be entitled to a perpetual for use only license to the applications we developed with no additional compensation to us. The Information Network of Arkansas currently receives 5.0% of the difference between the gross network revenues and the amount payable to state agencies. We are entitled to retain any remaining revenues after these payments and the payment of any network operating expenses.

        We entered into a contract with the Nebraska State Records Board in December 1997 to enhance, operate, maintain and expand the existing portal that was developed by us under an earlier contract with the Nebraska Library Commission and various state agencies. The contract will expire in January 2002 unless earlier terminated by the Nebraska State Records Board for cause or amended and renewed for an additional period. The Nebraska State Records Board has the right to terminate the contract for cause, but must provide us a period of not less than 60 nor more than 180 days to cure any breach or deficiency. Under the contract, "cause" includes, but is not limited to, (a) a material breach by us of any contractual terms; (b) fraud, misappropriation or embezzlement by us or our officers and directors; and (c) amendment to the enabling statute that renders our operation of the government portal unfeasible. Additionally, the Nebraska State Records Board may terminate the contract at any time, and without cause, if directed to do so by state statute. Furthermore, the Nebraska State Records Board has the option, upon termination or expiration of the contract, to require us to act in accordance with the terms of the contract for a period of up to 12 months from the time of the expiration or notice of termination, whichever is earlier. Upon completion of the initial contractual term in January 2002, the Nebraska State Records Board will be entitled to a perpetual for use only license to the applications we developed, with no additional compensation due to us. In connection with the revenues generated under the contract, the Nebraska State Records Board currently receives 4.5% of the first $89,000 in gross revenues and 2.0% of any gross revenues greater than that amount, computed and payable monthly, less Internet and telecommunications service costs to be remitted to other Nebraska state agencies. We are entitled to retain any remaining revenues after payment of (a) the specified payment above; (b) any network operating costs and (c) various other expenses.

        In April 1998, we entered into a contract with the State of Iowa to implement a project plan for the creation of an information access program to provide electronic access to public information via the Internet on the government portal IOWAccess Network. Under the contract, we are responsible for creating, developing and managing the government portal for Iowa. The initial contract was to expire on September 1998, but was renewed until September 2001 unless earlier terminated by the IOWAccess Network. Termination may occur upon, but is not limited to, (a) a 365-day notice from the State of Iowa for any reason; (b) a material breach by us of any contractual terms and our failure to remedy the breach within the ten-day cure period; and (c) our failure to satisfy the specifications and time-tables outlined in the project plan. Additionally, the IOWAccess Network may terminate the contract upon failure of the Iowa legislature to appropriate sufficient funds to operate the government portal. Furthermore, the IOWAccess Network has the option, upon termination or expiration of the contract, to require us to provide electronic government services in accordance with the terms of the contract for a period of up to 12 months from the time of the expiration or notification of termination. Under the contract, upon the completion of the initial contractual term in September 2001, the IOWAccess Network is entitled to a perpetual use license to the applications we developed, with no additional compensation due to us. In connection with implementing the project plan for the information access program, the State of Iowa currently pays us an amount not to exceed $1,000,000, payable in monthly installments. The Iowa legislature has approved funding for the information access program through Iowa's fiscal 2000, which ends on June 30, 2000. We are currently negotiating with the IOWAccess Network about the scope of our duties under this contract. It is possible that these negotiations could lead to a reduction in our duties with a corresponding reduction in fees, which could harm our operating results.

        In August 1998, we entered into a contract with CivicNet, formerly CivicLink, the electronic gateway service for the city of Indianapolis and Marion County, Indiana, to provide electronic access to public information via the Internet. Under the contract, we are responsible for operating, managing and expanding CivicNet. The contract includes limitations and provisions for the rates we can charge and the amount of remuneration to the CivicNet. The contract expires in December 2002 with an option by CivicNet to renew the contract for up to two additional three-year terms. CivicNet has the option to terminate the contract earlier for cause, but must provide us a period of sixty days to cure any breach or deficiency. Under the contract "cause" includes, but is not limited to, (a) a material breach by us of any contractual terms; (b) fraud, misappropriation or embezzlement by us or our officers and directors; and (c) amendment to the enabling statute that renders our operation of the government portal unfeasible. Additionally, CivicNet may terminate the contract at any time, and without cause, if directed to do so by statute. Furthermore, CivicNet has the option, upon termination or expiration of the contract, to require us to provide electronic government services in accordance with the terms of the contract for a period of up to 12 months from the time of the expiration or notification of termination. Upon the completion of the initial contractual term in December 2002, CivicNet is entitled to a perpetual for use only license to the applications developed, with no additional compensation due to us.

        We entered into a contract with the State of Maine in March 1999 to develop and operate Maine's government portal that will provide electronic transactions and expanded access to public information. Under the contract, we will fund initial investment and ongoing operational costs. The initial term of the contract extends to April 2002, unless earlier terminated or extended according to two two-year renewal periods. The State of Maine has the right to terminate the contract for cause, but must provide us a period of 30 days to cure any breach or deficiency. Under the contract, "cause" includes, but is not limited to, (a) a material breach by us of any contractual terms; (b) fraud, misappropriation or embezzlement by us or our officers and directors; and (c) amendment to the enabling statute that renders our operation of the government portal unfeasible. Additionally, the State of Maine has the option, upon termination or expiration of the contract, to require us to act in accordance with the terms of the contract for a period of up to 12 months from the time of the expiration or notice of termination, whichever is earlier. Upon completion of the initial contractual term in April 2002, the State of Maine will be entitled to a perpetual for use only license for the applications we developed, with no additional compensation due to us. In connection with the revenue generated under the contract, we are entitled to retain any revenues remaining after payment of (a) all network operating expenses; (b) statutory fees for retrieval of public information; and (c) various other expenses.

        In May 1999, we entered into a contract with the State of Utah to provide coordinated network development and management for the State of Utah's online government services. The contract extends to May 2003, unless earlier terminated or extended according to three two-year renewal periods. The State of Utah has the right to terminate the contract for cause, but must provide us a period of 60 days to cure any breach or deficiency. Under the contract, "cause" includes, but is not limited to, (a) a material breach by us of any terms of the contract; (b) fraud, misappropriation or embezzlement by us or our officers and directors; and (c) amendment to the enabling statute that renders our operation of the government portal unfeasible. Additionally, the State of Utah may terminate the contract at any time, and without cause, if directed to do so by state statute. Furthermore, the State of Utah has the option, upon termination or expiration of the contract, to require us to act in accordance with the terms of the contract for a period of up to 12 months from the time of the expiration or notice of termination, whichever is earlier. Upon completion of the initial four-year term of the contract, or if the contract is terminated by the State of Utah for cause, the State of Utah will be entitled to a perpetual for use only license for the applications we developed, with no additional compensation due to us. We are entitled to retain any revenues generated under the contract that remain after payment of (a) all network operating expenses; (b) statutory fees for retrieval of public information; and (c) various other expenses.

        The decision by one or more governments not to renew or to terminate an existing contract will result in significant revenue shortfalls. If these revenue shortfalls occur, our business and financial condition would be harmed. We cannot be certain if, when or to what extent governments might fail to renew or terminate any or all of their contracts with us. In addition, it is possible that governments and their successors may use their right of use license rights under their contracts and employ the software and other applications we have developed for them to launch competing services. They may inadvertently allow this intellectual property or other information to fall into the hands of third parties, including our competitors. Either of these events would result in the loss of potential revenue from and a decrease in the value of the software and applications that we have developed.

RESULTS OF OPERATIONS

        Prior to the completion of our exchange offer in March 1998, we were a holding company with no operations of our own. Our exchange offer consolidated five business units as operating subsidiaries under our holding company.

        Prior to April 1, 1998, our historical consolidated results of operations reflect only the results of our business unit formed to pursue new business opportunities and not the results of our business units operating in Indiana, Kansas, Arkansas and Nebraska. For example, for the three months ended March 31, 1999, revenues were $11.5 million, which represents all of our business units while the $361,000 reported for the three months ended March 31, 1998 represents primarily our operations in Georgia. Total operating expenses are likewise not comparable. Accordingly, we believe that historical comparison of our results of operations for the three months ended March 31, 1999 against the three months ended March 31, 1998, the year ended December 31, 1998 against the year ended December 31, 1997 and the year ended December 31, 1997 against the year ended December 31, 1996 is not necessarily meaningful.

COMPARISON OF THREE MONTHS ENDED MARCH 31, 1999 AND 1998

        REVENUES. Revenues increased to $11.5 million for the three months ended March 31, 1999 from $361,000 for the three months ended March 31, 1998. This increase was primarily attributable to the $8.3 million in revenues from our four initial business units included in reported revenues subsequent to the March 31, 1998 exchange offer and $2.8 million in revenues from new state business units becoming fully operational during the latter part of 1998. Revenues for our four initial business units totaled $7.9 million for the three months ended March 31, 1998.

        COST OF REVENUES. Cost of revenues increased to $8.6 million for the three months ended March 31, 1999 from $1,000 for the three months ended March 31, 1998. This increase was primarily attributable to $6.5 million in the cost of the revenues of our four initial business units and $2.1 million from the additional state business units that became fully operational during the latter part of 1998. Cost of revenues for our four initial business units totaled $6.2 million for the three months ended March 31, 1998.

        SERVICE DEVELOPMENT AND OPERATIONS. Service development and operations costs increased to $935,000 for the three months ended March 31, 1999 from $135,000 for the three months ended March 31, 1998. The increase was primarily attributable to $472,000 in costs from our four initial business units, $163,000 in costs from additional state business units, and the increase in size of our application development division. Service development and operations costs of our four initial business units totaled $442,000 for the three months ended March 31, 1998.

        SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative costs increased to $1.5 million for the three months ended March 31, 1999 from $325,000 for the three months ended March 31, 1998. The increase was due primarily to $698,000 in costs from our four initial business units, $199,000 in costs from additional state business units and an increase in corporate level overhead expenses, including the addition of corporate personnel. Selling, general and administrative costs for our four initial business units totaled $851,000 for the three months ended March 31, 1998 as compared to $698,000 for the three months ended March 31, 1999. The decrease compared to March 31, 1999 is due primarily to a decrease in professional fees.

        STOCK COMPENSATION. Stock compensation was $1.7 million for the three months ended March 31, 1999. There was no stock compensation expense for the three months ended March 31, 1998.

        DEPRECIATION AND AMORTIZATION. Depreciation and amortization increased to $2.0 million for the three months ended March 31, 1999 from $24,000 for the three months ended March 31, 1998. This increase is primarily attributable to amortization of goodwill and intangible assets resulting from the completion of the exchange offer. Depreciation and amortization for our four initial business units totaled $71,000 for the three months ended March 31, 1998.

        INCOME TAXES. On March 31, 1998 we were an S corporation and did not record income tax expense. We recognized an income tax benefit of $23,000 for the three months ended March 31, 1999. Goodwill amortization and a portion of stock compensation is non-deductible for tax purposes.

COMPARISON OF YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

        REVENUES. Revenues increased to $28.6 million for the year ended December 31, 1998 from $1.0 million for the year ended December 31, 1997 and $236,000 for the year ended December 31, 1996. The increase in 1998 was primarily attributable to $23.1 million in revenues from our four initial business units subsequent to March 31, 1998 and $4.5 million in revenues from the addition of new state business units that became operational during the latter part of 1998.

        Total revenues for our four initial business units were $31.0 million for the year ended December 31, 1998 and $23.4 million for the year ended December 31, 1997. The increase was primarily attributable to a $5.6 million revenue increase from one of the initial business units that became operational during the latter part of 1997 and to increases in same state business volumes.

        COST OF REVENUES. Cost of revenues increased to $21.2 million for the year ended December 31, 1998 from $5,000 for the year ended December 31, 1997 and $21,000 for the year ended December 31, 1996. The increase in 1998 was primarily attributable to $18.1 million in cost of revenues for our four initial business units and $3.1 million in cost of revenues from the addition of new state business units.

        Total cost of revenues for our four initial business units was $24.3 million for the year ended December 31, 1998 and $18.4 million for the year ended December 31, 1997. This increase was mainly due to $4.9 million in cost of revenues from the business unit that became operational in the latter part of 1997 and to the cost of revenues associated with the increase in same state business volumes.

        SERVICE DEVELOPMENT AND OPERATIONS. Service development and operations costs increased to $3.9 million for the year ended December 31, 1998 from $224,000 for the year ended December 31, 1997 and $38,000 for the year ended December 31, 1996. The increase in 1998 was primarily attributable to $1.8 million from our four initial business units, $472,000 from additional state business units, and from the increase in size of our application development division, for which we recorded a $1.3 million charge in the fourth quarter for anticipated losses for obligations under our application development contracts.

        Total service development and operations costs for our four initial business units were $2.2 million for the year ended December 31, 1998 and $1.1 million for the year ended December 31, 1997. This increase was primarily due to $531,000 in costs incurred by one of our initial business units for work performed for our application development division, $160,000 from the business unit that became operational in the latter part of 1997, and costs associated with the development of new applications.

        SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative costs increased to $4.2 million for the year ended December 31, 1998 from $660,000 for the year ended December 31, 1997 and $168,000 for the year ended December 31, 1996. The increase in 1998 was primarily attributable to $2.4 million from our four initial business units and $1.0 million from the addition of new state business units.

        Total selling general and administrative costs for our four initial business units were $3.2 million for the year ended December 31, 1998 and $2.5 million for the year ended December 31, 1997. This increase was primarily attributable to $269,000 in costs from the business unit that became operational in the latter part of 1997 and an overall increase in insurance, recruiting and payroll-related expenses attributable to the growth in the other initial business units.

        STOCK COMPENSATION. Stock compensation increased to $569,000 for the year ended December 31, 1998 from $370,000 for the year ended December 31, 1997. There was no stock compensation expense for the year ended December 31, 1996.

        DEPRECIATION AND AMORTIZATION. Depreciation and amortization increased to $5.9 million for the year ended December 31, 1998 from $14,000 for the year ended December 31, 1997. Depreciation and amortization expense for the year ended December 31, 1996 was negligible. The 1998 expense consisted primarily of amortization of goodwill and intangible assets resulting from the completion of the exchange offer.

        INCOME TAXES. We recognized an income tax provision of $659,000 for the year ended December 31, 1998. This provision was attributable to a one-time $1.4 million provision for deferred taxes on our conversion to a C corporation and to goodwill amortization and a portion of stock compensation being non-deductible for tax purposes. For the years ended December 31, 1997 and 1996, we were an S corporation and did not record income tax expense.

SELECTED HISTORICAL QUARTERLY OPERATING RESULTS

        The following table presents certain historical consolidated statement of operations data for our nine most recent quarters ended March 31, 1999. Actual results of operations data are presented for all periods. In management's opinion, this unaudited information has been prepared on the same basis as the audited annual financial statements and includes all adjustments, consisting only of normal recurring adjustments, necessary for fair presentation of the unaudited information for the quarters presented. You should read this information in conjunction with the consolidated financial statements, including the notes thereto, included elsewhere in this prospectus. The results of operations for any quarter are not necessarily indicative of results that we might achieve for any subsequent periods. In addition, the quarterly results of operations prior to April 1, 1998 only reflect the results of our business unit formed to pursue new business opportunities.

                                                                           QUARTER ENDED
                                 --------------------------------------------------------------------------------------------------
                                 MAR. 31,   JUNE 30,   SEPT. 30,   DEC. 31,   MAR. 31,   JUNE 30,   SEPT. 30,   DEC. 31,   MAR. 31,
                                   1997       1997       1997        1997       1998       1998       1998        1998       1999
                                 --------   --------   ---------   --------   --------   --------   ---------   --------   --------
                                                                           (IN THOUSANDS)
Revenues.......................   $  200     $  216     $  285      $  295     $  361     $8,494     $9,773      $9,996    $11,455
Cost of revenues...............       --         --          2           3          1      6,152      7,347       7,711      8,604
                                 --------   --------   ---------   --------   --------   --------   ---------   --------   --------
Gross profit...................      200        216        283         292        360      2,342      2,426       2,285      2,851
                                 --------   --------   ---------   --------   --------   --------   ---------   --------   --------
Operating Expenses:
  Service, development and
    operations.................       44         48         53          79        135        676        806       2,268        935
  Selling, general and
    administrative.............      111        162        145         242        325      1,381      1,219       1,317      1,518
  Stock compensation...........       --         --        146         224         --        259         --         310      1,699
  Depreciation and
    amortization...............        2          2          3           7         24      1,968      1,962       1,968      2,001
                                 --------   --------   ---------   --------   --------   --------   ---------   --------   --------
  Total operating expenses.....      157        212        347         552        484      4,284      3,987       5,863      6,153
                                 --------   --------   ---------   --------   --------   --------   ---------   --------   --------
Operating income (loss)........       43          4        (64)       (260)      (124)    (1,942)    (1,561)     (3,578)    (3,302)
                                 --------   --------   ---------   --------   --------   --------   ---------   --------   --------
Other income (expense):
  Interest expense.............       --         --         --          --         --        (19)       (31)        (38)       (37)
  Other income (expense),
    net........................       --         --         --          --         --         15         24          17         17
                                 --------   --------   ---------   --------   --------   --------   ---------   --------   --------
  Total other income...........       --         --         --          --         --         (4)        (7)        (21)       (20)
Income (loss) before income
  taxes........................       43          4        (64)       (260)      (124)    (1,946)    (1,568)     (3,599)    (3,322)
Income taxes...................       --         --         --          --         --         --        370         289        (23)
                                 --------   --------   ---------   --------   --------   --------   ---------   --------   --------
Net income (loss)..............   $   43     $    4     $  (64)     $ (260)    $ (124)    $(1,946)   $(1,938)    $(3,888)  $(3,299)
                                 --------   --------   ---------   --------   --------   --------   ---------   --------   --------
                                 --------   --------   ---------   --------   --------   --------   ---------   --------   --------
Net income (loss) per share:
  Basic and diluted............   $ 0.00     $ 0.00     $(0.00)     $(0.01)    $(0.01)    $(0.05)    $(0.05)     $(0.09)   $ (0.08)
                                 --------   --------   ---------   --------   --------   --------   ---------   --------   --------
                                 --------   --------   ---------   --------   --------   --------   ---------   --------   --------
  Weighted average shares
    outstanding................   20,532     20,536     20,826      21,527     22,679     41,946     42,066      42,066     42,243
                                 --------   --------   ---------   --------   --------   --------   ---------   --------   --------
                                 --------   --------   ---------   --------   --------   --------   ---------   --------   --------

        We expect operating results to fluctuate significantly in the future as a result of a variety of factors, many of which are outside of our control. See "Risk Factors--The unpredictability of our quarter to quarter results may adversely affect the trading price of our common stock" and "--The seasonality of use for some of our electronic government products and services may adversely affect our fourth quarter results of each calendar year" for more information on quarterly fluctuations and seasonality and how it affects our business.

        We believe that period to period comparisons of our operating results will not necessarily be meaningful and you should not rely on them as an indication of future performance. It is possible that in some future periods our operating results may be below the expectations of public market analysts and investors. In such event, the trading price of our common stock may decline.

LIQUIDITY AND CAPITAL RESOURCES

        Prior to the exchange offer, each of our business units funded its initial development and organizational costs from stock sales to employees and private investors. Since March 31, 1998, initial development and organizational costs related to new business units have been funded by net cash generated from operations in existing business units. In most cases, our business units have generated positive cash flow from operations within the first ninety days following initial service implementation, and have thereafter begun to fund all activities from operating cash flow. As of March 31, 1999, we had approximately $1.1 million in cash and cash equivalents.

        Net cash used in operating activities was $366,000 for the three months ended March 31, 1999. The difference between the net loss of $3.3 million and net cash used was attributable to over $3.6 million in non-cash charges, primarily amortization of intangibles and stock compensation. This difference was offset by an increase in accounts receivable of $787,000, which was due to increased volume in our largest business unit. The difference between the net loss of $7.9 million and net cash provided by operating activities of $354,000 during the year ended December 31, 1998 was attributable to the non-cash charges in amortization of intangibles and non-cash expense recognized for application development contracts.

        Investing activities resulted in net cash used of $10,000 in the three months ended March 31, 1999, and net cash provided of $607,000 in the year ended December 31, 1998. The cash provided from investing activities in the year ended December 31, 1998 was attributable to cash of $765,000 held by the business units we consolidated in connection with our exchange offer, offset by cash invested in property and equipment of $255,000.

        Cash flows provided from financing activities were $181,000 for the three months ended March 31, 1999, and $170,000 for the year ended December 31, 1998. Cash flows provided from financing activities for the three months ended March 31, 1999 were primarily attributable to issuances of our common stock to executives and a board member during the period. Cash flows provided from financing activities for the year ended December 31, 1998 were primarily attributable to cash flows from borrowings of $1.2 million, offset by cash used for payments on notes, leases, debentures and distributions to shareholders totaling $588,000.

        Cash provided and/or used for operating, investing and financing activities during the periods ended March 31, 1998, December 31, 1997, and December 31, 1996 reflected the cash flow from our business unit formed to pursue new business opportunities, and is not comparable to cash flow patterns reflected in our consolidated operations.

        Each of our business units maintains operating lines of credit and equipment lines of credit on identical or substantially similar terms and conditions from the same bank. The total amount outstanding on our bank lines of credit for our business units totaled $839,000 as of March 31, 1999.

        We believe that the net proceeds from this offering, together with the existing cash balances and financing arrangements, will provide us with sufficient funds to finance our operations through at least the next 18 months. If the cash we generate from our operations is insufficient to satisfy our liquidity requirements after this 18 month period, we may need to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity or convertible debt securities may result in additional dilution to our shareholders. We may not be able to raise any additional capital or on acceptable terms or at all.

        From time to time, we expect to evaluate the acquisition of businesses and technologies that complement our business. Acquisitions may involve a cash investment.

YEAR 2000 READINESS

        Many currently installed computer systems and software products are coded to accept only two digit entries in the date code field. As a result, software that records only the last two digits of the calendar year may not be able to distinguish whether "00" means 1900 or 2000. This may result in software failures or the creation of erroneous results.

        We have conducted an internal review of software systems that we use for portal management, network monitoring, quality assurance, applications and information and transaction processing. Because we developed most of these software systems internally after the Year 2000 problem was already known, we were largely able to anticipate four digit requirements. In connection with ongoing reviews of our government portals, we also are reviewing our computer infrastructure, including network equipment and servers. We do not anticipate material problems with network equipment, as the majority of our current configuration have been installed or upgraded with Year 2000 ready systems. Similarly, we purchased most of our servers within the past four years. With this relatively current equipment, we do not anticipate material Year 2000 readiness problems, and we will replace any servers that cannot be updated either in the normal replacement cycle or on an accelerated basis.

        We also have internally standardized the majority of our systems on a Solaris operating system, which we are advised by our vendor is Year 2000 ready after implementation of the latest service upgrades. We use multiple software systems for internal business purposes, including accounting, electronic mail, service development, human resources, customer service and support and sales tracking systems. The majority of these applications have either been purchased, upgraded or internally developed within the last three years.

        We have made inquiries of vendors of systems we believe to be mission critical to our business regarding their Year 2000 readiness. Although we have received various assurances, we have not received affirmative documentation of Year 2000 readiness from any of these vendors and we have not performed any operational tests on our internal systems. We generally do not have contractual rights with third party providers should their equipment or software fail due to Year 2000 issues. If this third-party equipment or software does not operate properly with regard to Year 2000, we may incur unexpected expenses to remedy any problems. These expenses could potentially include purchasing replacement hardware and software. We have not determined the state of readiness of some of our third-party suppliers of information and services, phone companies, long distance carriers, financial institutions and electric companies, the failure of any one of which could severely disrupt our ability to conduct our business.

        Concurrently with our analysis of our internal systems, we have begun to survey third-party entities with which we transact business, including government clients, critical vendors and financial institutions, for Year 2000 readiness. We expect to complete this survey in the third quarter of 1999. Our government clients typically have addressed Year 2000 issues on an agency-by-agency basis under an overall Year 2000 program. We are monitoring regularly the Year 2000 progress of those agencies which account for high transaction and revenue volumes through our portals. We believe that many, though not all, of these agencies have completed Year 2000 readiness implementation. We cannot estimate the effect, if any, that non-ready systems of these entities could have on our business, results of operations or financial condition, and there can be no assurance that the impact, if any, would not be material.

        We anticipate that our review of Year 2000 issues and any remediation efforts will continue throughout calendar 1999. The costs incurred to date to remediate our Year 2000 issues have not been material. If any Year 2000 issues are uncovered with respect to these systems or our other internal systems, we believe that we will be able to resolve these problems without material difficulty, as replacement systems are available on commercially reasonable terms. Presently, we have included the total remaining cost of addressing Year 2000 issues within our existing information technology budget. We do not anticipate any Year 2000 complications based on a number of assumptions, including the assumption that we have already identified our most significant Year 2000 issues. However, these assumptions may not be accurate, which could cause our actual results to differ materially from those anticipated. In view of our Year 2000 review and remediation efforts to date, the recent development of a number of our products and services, the recent installation of our networking equipment and servers, and the limited activities that remain to be completed, we do not consider contingency planning to be necessary at this time.

        Our applications operate in complex network environments and directly and indirectly interact with a number of external hardware and software systems. We are unable to predict to what extent our business may be affected if our systems or the systems that operate in conjunction with our systems experience a material Year 2000 failure. The most likely worst case scenarios are that the Internet infrastructure fails or the internal systems of our government clients fail, either of which would render us unable to provide products and services, which would harm our business. Additionally, known or unknown errors or defects that affect the operation of our software and systems could result in delay or loss of revenue, interruption of services, cancellation of contracts and memberships, diversion of development resources, damage to our reputation, increased service and warranty costs, and litigation costs, any of which could harm our business, financial condition and results of operations.

RECENT ACCOUNTING PRONOUNCEMENTS

        The Financial Accounting Standards Board issued Statement No. 131, "Disclosure about Segments of an Enterprise and Related Information," which establishes standards for the way public business enterprises report information in annual statements and interim financial reports regarding operating segments, products and services, geographic areas and major customers. This statement is effective for financial statements for periods beginning after December 15, 1997. The adoption of this statement did not have a significant impact on the way we report information in our annual statements and interim financial reports.

        In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1 ("SOP 98-1"), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", which establishes guidelines for the accounting for the costs of all computer software developed or obtained for internal use. We are required to adopt SOP 98-1 effective January 1, 1999. The adoption of SOP 98-1 did not have a material impact on our consolidated financial statements.

INTEREST RATE RISK

        Our exposure to market risk for changes in interest rates relates primarily to the increase or decrease in the amount of interest income we can earn on our cash balances and on the increase or decrease in the amount of interest expense we must pay with respect to our various outstanding debt instruments. The risk associated with fluctuating interest expense is limited, however, to the exposure related to those debt instruments and credit facilities which are tied to market rates and we do not believe it is material. We do not use derivative financial instruments. We ensure the safety and preservation of our invested principal funds by limiting default risks, market risk and investment risk.

                                    BUSINESS

OVERVIEW

        We are a provider of Internet-based, electronic government services that help governments use the Internet to reduce costs and provide a higher level of service to businesses and citizens. We enter into contracts with governments and on their behalf design, build and operate Internet-based portals. These portals consist of Web sites and applications that we build, which allow businesses and citizens to access government information online and complete transactions, including applying for a permit, renewing a license or filing a report. Our unique business model allows us to reduce our government clients' financial and technology risks and obtain revenue by sharing in the fees governments generate from electronic government services. Our clients benefit because they gain a centralized, customer-focused presence on the Internet. Businesses and citizens gain a faster, more convenient and more cost-effective means to interact with governments.

        Currently, we provide Internet-based electronic government services for eight states and one local government. The state of Utah has recently selected us as an electronic government services provider, and we have entered into a contract to implement our services in that state. We typically enter into three to five year contracts with our government clients and manage operations for each contractual relationship through separate subsidiaries that operate as decentralized business units with a high degree of autonomy. We intend to increase our revenues by replicating our model in other states, municipalities, federal agencies and international entities, and by delivering new services and expanding markets within our existing contractual relationship.

INDUSTRY BACKGROUND

THE MARKET FOR GOVERNMENT-TO-BUSINESS AND GOVERNMENT-TO-CITIZEN TRANSACTIONS

        Government's regulation of commercial and consumer activities requires billions of transactions and exchanges of large volumes of information between government agencies and businesses and citizens. These transactions and exchanges include driver's license renewals, motor vehicle registrations, tax returns, permit applications and requests for government-gathered information. Government agencies typically defray the cost of processing these transactions and of storing, retrieving and distributing information through a combination of general tax revenue, service fees and charges for direct access to public records. According to the official statistics of the U.S. Census Bureau, federal, state and local governments collected a total of $451 billion in charges and miscellaneous fees from businesses and citizens in 1995. Additionally, states generated $26 billion in fees for motor vehicle, corporation and other licenses in 1995.

THE LIMITS OF TRADITIONAL GOVERNMENT TRANSACTION METHODS

        Traditionally, government agencies have transacted, and in many cases continue to transact, with businesses and citizens using processes that are inconvenient and labor-intensive, require extensive paperwork and use large amounts of scarce staff resources. Transactions and information requests are often made in person or by mail and are processed manually, increasing the potential for errors and the need for numerous revisions and follow-up. Even newer methods, including telephone response systems, tape exchanges and dial-up computer networks, rely on multiple systems and potentially incompatible data formats, and require significant expertise and expenditures to introduce and maintain. As a result, businesses and citizens often have no choice but to face costly delays to complete essential tasks. These delays include waiting in line at a government agency, waiting for answers by telephone or waiting for responses by mail. Businesses and citizens encounter further inconvenience and delay because they usually can work with government agencies only during normal business hours. Even when electronic alternatives are available, they often require a cumbersome process of multiple contacts with different government agencies. Increases in the level of economic activity and in the population have exacerbated these problems and increased the demand for new services.

GROWTH OF THE INTERNET AND ELECTRONIC COMMERCE

        The Internet has emerged as a global medium, enabling millions of people worldwide to share information, communicate and conduct business electronically. International Data Corporation, a market research firm, estimates that the number of Web users will grow from approximately 97 million worldwide in 1998 to approximately 320 million worldwide by the end of 2002. This growth is expected to be driven by the large and growing number of PCs installed in homes and offices, the decreasing cost of PCs, easier, faster and cheaper access to the Internet, improvements in network infrastructure, the proliferation of Internet content and the increasing familiarity with and acceptance of the Internet by governments, businesses and consumers. In addition, the volume of electronic commerce has grown in parallel with the Internet itself. According to International Data Corporation, transactions on the Internet are expected to increase from approximately $32 billion in 1998 to approximately $426 billion in 2002. Business-to-business usage is also growing rapidly. Forrester Research, a market research firm, estimates that business-to-business electronic commerce will grow from $17 billion in 1998 to $327 billion in 2002.

EMERGENCE OF THE INTERNET AS A MEDIUM FOR ELECTRONIC GOVERNMENT

        The growing acceptance of the Internet and electronic commerce presents a significant opportunity for the development of electronic government, in which government agencies conduct transactions and distribute information over the Internet. By using the Internet, government agencies can increase the number and efficiency of interactions with constituents without increasing expenditures or demands on current personnel. In addition, regardless of physical distance, businesses and citizens can obtain government information quickly and easily over the Internet. For example, motor vehicle administrations can provide instantaneous responses to auto insurers' requests for driving record data by allowing controlled access to government databases through the Internet. This Internet-based interaction reduces costs for both government and users and decreases response times compared to providing the same data by mail or special purpose dial-up computer connections.

CHALLENGES TO THE IMPLEMENTATION OF ELECTRONIC GOVERNMENT SERVICES

        Despite the potential benefits of electronic government, barriers to creating successful Internet-based services often preclude governments from implementing them. Some of these barriers are similar to those the private sector encounters, including:

        - the high cost of implementing and maintaining Internet technology in a budget-constrained environment;

        - the financial, operational and technology risks of moving from older, established technologies to rapidly evolving Internet technologies;

        - the need to quickly assess the requirements of potential customers and cost-effectively design and implement electronic government services that are tailored to meet these requirements; and

        - the intense competition for qualified technical personnel.

        Governments also face some unique challenges that exacerbate the difficulty of advancing to Internet-based services, including:

        - lengthy and political appropriations processes that make it difficult for governments to acquire resources and to develop Internet services quickly;

        - a diverse and substantially autonomous group of government agencies that have adopted varying and fragmented approaches to providing information and transactions over the Internet;

        - a lack of a marketing function that assures that services are designed to meet the needs of businesses and citizens and that they are aware of their availability; and

        - security and privacy concerns that are amplified by the confidential nature of the information and transactions available from and conducted with governments and the view that government information is part of the public trust.

        We believe traditional private sector Internet services generally do not address the unique needs of electronic government. Most Internet service providers do not fully understand and are not well-equipped to deal with the unique political and regulatory structures of governments. These providers, including large systems integrators, typically take a time-and-materials, project-based pricing approach that may not adequately balance the responsiveness to change of a successful Internet business with the longer time-horizons and extended commitment periods of government projects.

WHAT WE PROVIDE TO GOVERNMENTS

        We provide an Internet-based electronic government service that meets the needs of businesses, citizens and governments. The key elements of our service are:

CUSTOMER-FOCUSED, ONE-STOP GOVERNMENT PORTAL

        Using our marketing and technical expertise and our government experience, we design, implement and manage portals for each of our government clients that are designed to meet their needs as well as those of businesses and citizens. Our portals are designed to create a single point of presence on the Internet for our government clients that allows businesses and citizens to reach the Web site of every government agency in a specific jurisdiction from one online location. We employ a common look and feel in the Web sites of all government agencies associated with our electronic government portals and make them useful, appealing and easy to use. In addition to developing and managing the government portal, we develop applications that, in one location on the Internet, allow businesses and citizens to complete processes that have traditionally required separate interaction with several different government agencies, including establishing and obtaining required permits for a new business enterprise. These applications also permit businesses and citizens to conduct transactions with government agencies and to obtain information from them 24 hours per day, seven days per week. We also help our government clients to generate awareness and educate businesses and citizens about the availability and potential benefits of electronic government services.

COMPELLING FINANCIAL MODEL

        We allow governments to implement comprehensive electronic government services at minimal cost and risk. We take on the responsibility and cost of designing, building and operating government portals and applications, with minimal use of government resources. We employ our technological resources and accumulated expertise to help governments avoid the risks of selecting and investing in new technologies. We implement our electronic government services rapidly, efficiently and accurately, using our well-tested and reliable infrastructure and processes. Once we establish a government portal and associated applications, we manage transaction flows and fund ongoing costs from a share of fees received from information accessed and transactions conducted through the portal.

FOCUSED RELATIONSHIP WITH GOVERNMENTS

        We form relationships with governments by developing an in-depth understanding of their interests and then aligning our interests with theirs. By tying our revenues to the development of successful services and applications, we work to assure government agencies and constituents that we are focused on their needs. Moreover, we have pioneered, and encourage our clients to adopt, a model for electronic government policymaking that involves the formation of oversight boards that bring together interested government agencies, business and consumer groups and other important government constituencies in a single forum. We work within this forum to maintain constant contact with government agencies and constituents and strive to ensure their participation in the development of electronic government services. We attempt to understand and facilitate the resolution of potential political disputes among these participants to maximize the benefits of our services. We also design our services to observe relevant privacy and security regulations, so that they meet the same high standards of integrity, confidentiality and public service as government agencies would observe in their own actions.

OUR STRATEGY

        Our objective is to strengthen our position as a provider of Internet-based electronic government services. Key strategies to achieve this objective include:

CONTINUE TO PENETRATE NEW MARKETS

        We intend to increase the number of our government clients by leveraging our relationships with current government clients, our reputation for providing proven electronic government services and our technology and government process knowledge base. We have designed our services and infrastructure so that we can deploy our services quickly, easily and cost-effectively in new locations. We intend to market our one-stop approach to other states, multi-state cooperative organizations, local governments and federal agencies. In the future, we may expand our services into international markets. Our expansion efforts will include developing relationships and sponsors throughout an individual government entity, making presentations at conferences of government executives with responsibility for information technology policy, and developing contacts with organizations that act as forums for discussions between these executives.

BROADEN PRODUCT AND SERVICE OFFERINGS

        We intend to develop new product and service offerings to enable government agencies and businesses and citizens to interact more effectively online. We will increase our development efforts by leveraging our experience and deepening the knowledge base that we have developed from our operations. We will continue to work with government agencies, professional associations and other organizations to better understand the current and future needs of our customers.

INCREASE TRANSACTION VOLUMES FROM EXISTING AND NEW CUSTOMERS

        We intend to increase traffic to our government portals through both targeted and broad marketing initiatives. We will continue to work with our government clients to create awareness of the online alternatives to traditional government interaction, through initiatives including informational brochures, government voicemail recordings and inclusion of Web site information on government invoices. In addition, we will continue to update our portals to highlight new government service information provided on the portals. We plan to work with professional associations to directly and indirectly communicate to their members the potential convenience, ease of use and other benefits of the electronic government services our portals offer.

ENHANCE CAPABILITY AND EFFICIENCY OF CORE BUSINESS OPERATIONS

        We will continue to enhance our business model by increasing the overall capability and efficiency of each government business unit. On a corporate level, we will work with each business unit to share and coordinate the implementation of best practices across our organization and to create new products and services in response to the needs of businesses and citizens. We intend to strengthen our operational and administrative functions to provide standardized services in areas that benefit from economies of scale, including new market development and human resources management. In addition, we will continue to use performance incentives, including stock-based compensation and local manager bonuses, to encourage each business unit to raise customer satisfaction, continuously develop new products and services and lower overall business unit costs.

ATTRACT, RETAIN AND TRAIN SPECIALIZED AND QUALIFIED PERSONNEL

        We believe that attracting, training and retaining specialized talent is critical to executing our growth strategy. We intend to continue to improve employee retention through challenging and entrepreneurial work assignments and incentive programs, including equity interests in our company. We strive to foster a creative, open atmosphere in which we encourage each employee to make valuable contributions. We intend to hire employees with experience in government processes who also have specific technical, marketing or contract negotiation skills. In addition, we intend to improve the quality and retention of our workforce through increased centralized training programs.

GOVERNMENT CONTRACTS

        We provide electronic government services to eight states and one city-county government through the following portals:

                                                     YEAR
                                                   SERVICES    POPULATION
PORTAL NAME                                        COMMENCED     SERVED        WEB ADDRESS
------------------------------------------------  -----------  -----------  -----------------
Information Resource of Maine...................     1999       1,244,000   www.state.me.us

Information Network of Arkansas.................     1997       2,538,000   www.state.ar.us

CivicNet (Indianapolis and Marion County,
  Indiana)......................................     1997         813,000   www.civicnet.net

IOWAccess Network...............................     1997       2,862,000   www.iowaccess.org

Virginia Information Providers Network..........     1997       6,791,000   www.vipnet.org

GeorgiaNet Authority............................     1996       7,642,000   www.state.ga.us

Access Indian@ Information Network..............     1995       5,899,000   www.state.in.us

Nebrask@ Online.................................     1995       1,663,000   www.state.ne.us

Information Network of Kansas...................     1992       2,629,000   www.state.ks.us

------------------------

Source: 1998 estimated population information from the U.S. Census Bureau Web site at www.census.gov.

        Each of these government portals operates under a separate contract, which generally has an initial term of three to five years. Under a typical contract, a government agrees that:

        - we have the right to develop a comprehensive Internet portal owned by the government to deliver electronic government services;

        - the portal we establish is the primary electronic and Internet interface between the government and its citizens;

        - the government supports the use of the portal for all commercially valuable applications in order to support the operation and expansion of the portal;

        - the government sponsors access to agencies for the purpose of entering into agreements with these agencies to develop applications for their data and transactions and to link their Web pages to the portal; and

        - the government establishes a policy making and fee approval board, which typically includes agency members, business customers and others, to establish prices for products and services and to set other policies.

        In return, we agree to:

        - develop, manage, market, maintain and expand the government's portal and information and electronic commerce applications;

        - assume the investment risk of building and operating the government's portal and applications without the direct use of tax dollars;

        - bear the risk of collecting transaction fees; and

        - have an independent audit conducted upon the government's request.

        We own all the software we develop under these contracts. After completion of the initial contract term, our government clients receive a perpetual, royalty-free license to use the software only in their own portals. For a summary of each separate government contract, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Government Contracts."

        We enter into separate agreements with various agencies and divisions of our government clients to provide specific services and to conduct specific transactions. These agreements preliminarily establish the pricing of the electronic transactions and data access services we provide and the allocation of revenues between us and the agency. These terms are then submitted to the policy making and fee approval board for approval.

        In May 1999, we entered into a contract with the state of Utah to provide electronic government services on terms similar to those of our services in the table above. We are in the process of setting up operations under this contract.

        We derive revenues from four sources:

        - the sale of electronic access to public records on behalf of government;

        - subscription and transaction-based fees;

        - fees for managing electronic government operations; and

        - fees and charges for government application development.

        In seven of our nine existing subsidiaries, our revenues are generated from transactions, which generally include the sale of electronic access to public records on behalf of the government and the collection of subscription and transaction-based fees. Our transaction-based fees consist of filing fees and access fees, but do not include subscription fees. Among the highest volume, most commercially valuable products and services we offer are access to driver's license and motor vehicle records, which accounted for over 90% of our pro forma revenues in 1998. ChoicePoint, which resells these records to the auto insurance industry, accounted for approximately 60% of our revenue in 1998. We believe that while these two applications will continue to be important sources of transaction revenue early in our government contracts, their contribution as a percentage of our total revenues in existing government contracts will decline as other sources grow. If revenues from these two applications were to decline, including through a loss of our contracts with ChoicePoint, or if we are unable to develop additional applications that generate significant revenues, our results of operations will be harmed. In addition, the fees we collect for our products and services are subject to regulation that could reduce our future revenues, growth and profitability.

        Under our contracts with Georgia and Iowa, we provide consulting, development and management services for these government portals predominantly under a fixed-price model. If future contracts follow this fixed-price model, our revenues and profits could suffer as a result of cost overruns or the failure to realize potential revenue increases from increased demand for fee-based transactions.

OUR PRODUCTS AND SERVICES

        Each of our business units works with its government client to implement, develop, manage, and enhance a comprehensive, Internet-based portal to deliver electronic government services to the government's constituents. Citizens and businesses use these portals to gain access to Web-based interactive applications in order to conduct transactions with the government and gain access to public service information.

        Our portals are designed to provide user-friendly and convenient access to useful government information and services and include numerous fee-based transaction services and applications that we have developed. These fee-based services and applications allow businesses and citizens to access constantly changing government information and to file necessary government documents, including driver's license renewals, motor vehicle registrations, tax returns, and permit applications. The types of products and services and the fees charged vary in each jurisdiction according to the unique preferences of that jurisdiction. In an effort to reduce the frustration businesses and citizens often encounter when dealing with multiple government agencies, we handle cross-agency communications whenever feasible and shield businesses and citizens from the complexity of older, mainframe-based systems that agencies commonly use, creating an intuitive and efficient way to deal with government.

        Some of the products and services we currently offer in different jurisdictions include:
--------------------------------------------------------------------------------

PRODUCT OR SERVICE                    DESCRIPTION                       PRIMARY USERS
Driver's License    Offers controlled instant look-up of driving     Insurance companies
Records Search      records by license number, name and birth date,
                    or social security number. Includes commercial
                    licenses.
Vehicle Title,      Provides controlled interactive title,           Insurance companies,
Lien &              registration and lien database access.           lenders
Registration
BillWatch-TM-       Allows the user to monitor state legislative     Attorneys, lobbyists
(Lobbyist in a      activity. Users can tag bills by key word or
Box-Registered Trademark-) bill number, and BillWatch-TM- will send an
                    e-mail when a change occurs in the status of
                    the bill.
Health              Allows users to search databases on several      Hospitals, clinics,
Professional        health professions.                              health insurers,
License Services                                                     citizens
Secretary of State  Allows users to access filings of corporations,  Attorneys, lenders
Searches            partnerships and other entities, including
                    charter documents.
UCC Searches        Permits searches of the UCC database.            Attorneys, lenders
Professional        Permits professionals to renew their licenses    Attorneys, doctors,
License Renewal     on line using a credit card.                     other licensed
                                                                     professionals

        We also have a number of products and services in development, including:
--------------------------------------------------------------------------------

PRODUCT OR SERVICE                    DESCRIPTION                       PRIMARY USERS
Motor Fuel EDI      Allows motor fuel carriers to file their tax     Motor fuel carriers
Project             reports electronically.
Sales/Use Tax       Allows Sales and Use Tax filers to file the      Retailers
Filing              required forms online. The electronic forms
                    handle the computation in the form and write
                    the data out so that it can be entered into the
                    Department of Revenue's databases without the
                    need for the information to be re-keyed in the
                    Department's office.
Online Birth        Processes an online request for an official      Citizens
Certificate         birth certificate, charging the user's credit
                    card.

        Our application development division develops and delivers applications that improve the back-office administration of government records, and that better enable electronic filing and distribution. These applications often are highly customized for specific government or agency needs, and have been developed under separate contracts outside of our core contractual arrangements with governments.

        One of the largest consumers of our products and services is ChoicePoint, a data reseller that uses our electronic government portals to access motor vehicle records for sale to the auto insurance industry. Currently, ChoicePoint has entered into contracts with our subsidiaries, or the networks our subsidiaries operate, to request these records from the states of Arkansas, Indiana, Kansas and Nebraska. Under the terms of these contracts, we provide ChoicePoint with driver's license and traffic records that vary by contract, for fees that currently range from $3.00 to $11.00 per record requested. We receive a portion of this fee, which varies by state, and the state receives the remainder. Each of these contracts may be terminated at any time after 60 days notice and may be terminated immediately at the option of any party upon a material breach of the contract by the other party. Furthermore, each of these contracts is immediately terminable if the state statute allowing for the public release of these records is repealed.

        In addition to these products and services, we also provide customer service and support. Our customer service representatives serve as a liaison between our government clients and businesses and citizens. Representatives are available 24 hours a day, seven days a week to address any problems that might arise on the portals we operate.

SALES AND MARKETING

        We have two primary sales and marketing goals:

        - to develop new sources of revenue through new government relationships; and

        - to retain and grow our revenue streams from existing government relationships.

        We have well-established sales and marketing processes for achieving these goals, which are managed by our national market development division and a marketing department within each business unit.

DEVELOPING NEW SOURCES OF REVENUE

        We focus our new government sales and marketing efforts on increasing the number of state, local, federal and international governments and government agencies that are receptive to a public/private model for delivering information and completing transactions over the Internet. We meet regularly with interested government officials to educate them on the public/private model and its potential advantages for their jurisdictions. Members of our management team are also regular speakers at conferences devoted to the application of Internet technologies to facilitate the relationship between governments and their citizens. In states where we believe interest is significant, we seek to develop supportive, educational relationships with professional and business organizations that may benefit from the government service improvements our Internet delivery strategy can produce.

        Once a government decides to implement a public/private model for managing Internet access to resources and transactions, it typically starts a selection process that operates under special rules that apply to government purchasing. These rules typically require open bidding by possible service providers against a list of requirements established by the government under existing procedures or procedures especially created for the Internet provider selection process. We respond to requests for bids with a proposal that outlines in detail our philosophy and plans for implementing our business model. Once our proposal is selected, we enter into negotiations for a contract. We have responded to a number of requests for comprehensive electronic government services proposals from governments and have been awarded and entered into contracts in each case.

GROWING EXISTING MARKETS

        In our existing government relationships, our marketing efforts focus on:

        - expanding the number of government agencies that provide services or information on the government portal;

        - identifying new information and transactions that can be usefully and cost-effectively delivered over the Internet; and

        - increasing the number of potential users who do business with the government over the Internet.

        Although each government's unique political and economic environment drives different marketing and development priorities, we have found many of our core applications to be relevant across multiple jurisdictions. Each of our business units' operations has a director of marketing and additional marketing staff that regularly meet with government, business and consumer representatives to discuss potential new services. We also promote the use of existing services to existing and new customers through speaking engagements and targeted advertising to organizations for professionals, including lawyers, bankers and insurance agents, that have a need for regular interaction with government.

        We have recently implemented a centralized marketing function to identify products and services that have been developed and implemented successfully for one government and replicate them in other jurisdictions.

TECHNOLOGY AND OPERATIONS

        Over the past eight years, we have made substantial investments in the development of Internet-based applications and operations specifically designed to allow businesses and citizens to transact with and receive information from governments. The scope of our technological expertise includes network engineering as it applies to the interconnection of government systems to the Internet, Internet security, Web-to-legacy system integration, Web-to-mainframe integration, database design, Web site administration and Web page development. Within this scope, we have developed and implemented a comprehensive Internet portal framework for governments, and a broad array of standalone services using a combination of our own proprietary technologies and commercially available, licensed technologies. We believe that our technological expertise, coupled with our in-depth understanding of governmental processes and systems, has made us adept at rapidly creating tailored portal services that keep our clients on the forefront of electronic government.

        Each of our government clients has unique priorities and needs in the development of its electronic government services. Over 60% of our employees work in the Internet services and applications development, and operations area, and nearly all are focused on a single government client's application needs. Our employees develop an understanding of a specific government's application priorities, technical profiles and information technology personnel and management. At the same time, all of our development directors are trained by experienced technical staff from our other operations on our standard technical framework, and there is frequent and growing communication and cooperation, which ensures that our government clients can make use of the most advanced electronic government services we have developed throughout our organization.

        Most of our portals and applications are physically hosted in each jurisdiction in which we operate on servers that we own or lease. We also provide links to sites that are maintained by government agencies or organizations that we do not manage. Our business units provide uninterrupted 24 hour per day, 7 day a week online service, and all of our operations maintain fault-tolerant, redundant systems, with thorough backup and security and disaster recovery procedures.

        We believe our systems and applications are scalable and can easily be replicated from one state to another. We focus on sustaining low-overhead operations, with all major investments driven by the objective of deploying the highest value-added technology and applications to each operation.

        Finally, we have designed our government portals and applications to be compatible with virtually any existing system and to be rapidly deployed. We have implemented a government portal in as little as seven days from the award of a contract, and have begun generating revenues from data access transactions in as little as 30 days. To enable this level of speed and efficiency, we license commercially available technology whenever possible and focus on the integration and customization of these off-the-shelf hardware and software components when necessary. We expect that commercially licensed technology will continue to be available at reasonable costs.

COMPETITION

        We believe that the principal factors upon which we compete are:

        - understanding of government needs;

        - the quality and fit of electronic government services;

        - the speed and responsiveness to the needs of businesses and citizens; and

        - cost-effectiveness.

        We believe we compete favorably with respect to the above-listed factors. In most cases, the principal substitute for our services is a government-designed and managed service that integrates other vendors' technologies, products and services. Companies that have expertise in marketing and providing technical electronic services to government entities may begin to compete with us by further developing their services and increasing their focus on this piece of their business and market shares. Examples of companies that may compete with us are the following:

        - large systems integrators, including American Management Systems, Inc. and Sapient Corporation;

        - traditional consulting firms, including International Business Machines Corporation and Science Applications International Corporation; and

        - Web service companies, including USWeb/CKS, AppNet Systems, Inc., and Verio Inc.

        Many of our potential competitors are national or international in scope and may have greater resources than we do. These resources could enable our potential competitors to initiate severe price cuts or take other measures in an effort to gain market share. Additionally, in some geographic areas, we may face competition from smaller consulting firms with established reputations and political relationships with potential government clients. If we do not compete effectively or if we experience any pricing pressures, reduced margins or loss of market share resulting from increased competition, our business and financial condition may be materially adversely affected.

INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS

        We rely on a combination of nondisclosure and other contractual arrangements with governments, our employees and third parties, and privacy and trade secret laws to protect and limit the distribution of the proprietary software, documentation and processes we have developed in connection with the electronic government products and services we offer. If we fail to adequately protect our intellectual property rights and proprietary information or if we become involved in litigation relating to our intellectual property rights and proprietary technology, our business could be harmed. Any actions we take may not be adequate to protect our proprietary rights and other companies may develop technologies that are similar or superior to our proprietary technology.

        Although we believe that our products and services do not infringe on the intellectual property rights of others and that we have all rights needed to use the intellectual property employed in our business, it is possible that we could in the future become subject to claims alleging infringement of third party intellectual property rights. Any claims could subject us to costly litigation, and may require us to pay damages and develop non-infringing intellectual property or acquire licenses to the intellectual property that is the subject of the alleged infringement.

        Additionally, upon the completion of the initial term of our government contracts, governments and their successors and affiliates obtain a perpetual right of use license to the software programs and other applications we have developed for them in the operation of the networks. It is possible that governments may use their limited license rights after termination of our contracts to launch competing services, or inadvertently allow our intellectual property or other information to fall into the hands of third parties, including our competitors.

EMPLOYEES

        As of March 31, 1999, we had 102 full-time employees, of which 6 were working in our corporate operations and 96 were located in our business units. Of our employees, 18 were in sales and marketing, 63 were in service development and operations and 21 were in finance, business development and administration. Our future success will depend, in part, on our ability to continue to attract, retain and motivate highly qualified technical and management personnel, for whom competition is intense. From time to time, we also employ independent contractors to support our research and development, marketing, sales and support and administrative organizations. Our employees are not covered by any collective bargaining agreement, and we have never experienced a work stoppage. We believe that our relations with our employees are good.

FACILITIES

        Our principal administrative facility occupies a total of approximately 1,800 square feet at 12 Corporate Woods, 10975 Benson Street, Suite 390, Overland Park, Kansas 66210. All of our subsidiaries also lease their facilities. We believe our current facilities are adequate to meet our needs for the foreseeable future. We do not anticipate acquiring property or buildings in the foreseeable future.

LEGAL PROCEEDINGS

        We may from time to time become a party to various legal proceedings arising in the ordinary course of our business. However, we are not currently subject to any material legal proceedings.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

        The following table sets forth certain information regarding our executive officers and directors as of June 15, 1999:

NAME                                AGE     POSITION
-------------------------------     ---     ------------------------------------------------------
Jeffery S. Fraser..............     39      Chairman, Chief Executive Officer and Director
James B. Dodd..................     42      President, Chief Operating Officer and Director
Kevin C. Childress.............     41      Chief Financial Officer
William F. Bradley, Jr.........     44      Executive Vice President--Strategy, Policy & Legal,
                                            General Counsel and Secretary
Samuel R. Somerhalder..........     57      Executive Vice President--Operations and
                                            Administration
Harry H. Herington.............     39      Executive Vice President--Marketing and Technology
                                            Services, and Assistant Secretary
John L. Bunce, Jr..............     40      Director
Daniel J. Evans................     73      Director
Ross C. Hartley................     51      Director
Patrick J. Healy...............     32      Director

------------------------

        JEFFERY S. FRASER, one of our founders, has served as our Chairman and Chief Executive Officer since January 1999 and as one of our directors since our formation. Mr. Fraser served as our President and Chief Executive Officer from April 1998 to December 1998 and President and Chief Executive Officer of our subsidiary, National Information Consortium USA, Inc., from January 1993 to April 1998. Additionally, from January 1992 to September 1998, he served as President and Chief Executive Officer of our subsidiary, Kansas Information Consortium, Inc. Mr. Fraser holds a B.S. in human resource management and an M.S. in information systems from Friends University in Wichita, Kansas.

        JAMES B. DODD has served as our President, Chief Operating Officer and a director since January 1999. Prior to joining us, Mr. Dodd spent 14 years with the Sprint Corporation, a telecommunications company, where he served in various senior management positions including, most recently, as Vice President and General Manager of Sprint's Consumer Internet Access Group. Other positions he held at Sprint included Vice President of Consumer International Marketing from 1992 to 1994, and Vice President of Consumer Product Management and Development from 1995 to 1996. Mr. Dodd earned a CPA in 1982 and holds a B.A. in economics from Stanford University and an M.B.A. from the Harvard Business School.

        KEVIN C. CHILDRESS has served as our Chief Financial Officer since May 1999. Prior to joining us, Mr. Childress served as a Managing Director and head of the food and beverage industry group at BT Alex. Brown, Inc., an investment banking firm, from 1992 to 1999. Prior to joining BT Alex. Brown, Mr. Childress was with Salomon Brothers Inc. for 11 years, part of which time was spent as the manager of the firm's Chicago-based midwest municipal finance group. Mr. Childress holds a B.A. in economics and political science from Stanford University.

        WILLIAM F. BRADLEY, JR. has served as our Secretary since May 1998, General Counsel since July 1998 and Executive Vice President--Strategy, Policy & Legal since January 1999. From May 1998 to February 1999, Mr. Bradley served as one of our directors. He also serves as President, Chief Executive Officer and a director of our subsidiary, Indian@ Interactive, Inc. Mr. Bradley is also the General Manager for City-County Interactive, LLC, a subsidiary of Indian@ Interactive, Inc., which manages CivicNet for the city of Indianapolis and Marion County, Indiana. From July 1989 to December 1994, Mr. Bradley was an associate and later a law partner at Hinkle, Eberhart & Elkouri, LLC, a law firm in Kansas. Mr. Bradley holds a B.A. in English from the University of Kansas, Lawrence, and a J.D. degree from the University of Kansas School of Law.

        SAMUEL R. SOMERHALDER has served as our Executive Vice President of Operations and Administration since January 1999. From May 1998 to November 1998, Mr. Somerhalder served as one of our directors. He also serves as President, Chief Executive Officer and a director of our subsidiary, Nebrask@ Interactive, Inc., which manages Nebraska Online for which he has served as the General Manager since January 1995. From November 1994 to April 1996, he also served as Secretary of Nebrask@ Interactive, Inc. Prior to joining us, Mr. Somerhalder was the Senior Vice President of Marketing for First Commerce Technologies, Inc., an information technology company, from October 1991 to January 1995. Mr. Somerhalder holds a B.S. in business administration from Kansas State University.

        HARRY H. HERINGTON has served as our Executive Vice President of Marketing and Technology Services since January 1999. He served as one of our directors from May 1998 to February 1999. He also serves as President of National Information Consortium USA, Inc., which manages GeorgiaNet, for which Mr. Herington is the General Manager. From September 1995 to September 1996, Mr. Herington served as the General Manager of Kansas Information Consortium, Inc. Prior to accepting his present position with us, Mr. Herington was the Associate General Counsel for the League of Kansas Municipalities from August 1992 to September 1995. Mr. Herington holds a B.A. in photo journalism from Wichita State University in Kansas and a J.D. degree from the University of Kansas School of Law.

        JOHN L. BUNCE, JR. has served as one of our directors since June 1998. Mr. Bunce is a Managing Director and a member of the executive committee of Hellman & Friedman LLC, a direct investment firm, which he joined as an associate in 1988. Hellman & Friedman LLC is an affiliate of Hellman & Friedman Capital Partners III, L.P., H&F Orchard Partners III, L.P. and H&F International Partners III, L.P. Mr. Bunce also serves as a director of Western Wireless Corporation, a cellular telecommunications company, Voicestream Wireless Corporation, a telecommunications provider of personal communications services
(PCS), Bronner Slosberg Humphrey, Co., a direct marketing and interactive agency, Falcon International Communications L.P., a cable company, and MobileMedia Corporation, a paging and messaging services company. Mr. Bunce holds a B.A. in international relations from Stanford University and an M.B.A. from the Harvard Business School.

        DANIEL J. EVANS has served as one of our directors since November 1998. He is the chairman of and serves as a consultant for Daniel J. Evans Associates Consulting, a consulting company in Washington, since May 1989. Mr. Evans currently serves as a director of Puget Sound Energy, an investor-owned electric utility company, Flow International, a robotics company, Western Wireless Corporation, a wireless communications company, and Tera Computer, a computer manufacturing company. He also served as a U.S. Senator from September 1983 to January 1989 and the Governor of the State of Washington from January 1965 to January 1977. Mr. Evans holds a B.S. and an M.S. in civil engineering from the University of Washington.

        ROSS C. HARTLEY, one of our founders, has served as one of our directors since our formation. From its incorporation to March 1999, Mr. Hartley served as Vice President of Marketing of Kansas Information Consortium, Inc. Mr. Hartley also has served as President of The Hartley Insurance Group, an insurance company in Kansas, since 1974. He also serves as a director of Empire District Electric Company, an investor-owned electric utility company. Mr. Hartley holds a B.S. in mathematics from Baker University in Baldwin City, Kansas and a J.D. degree from the University of Kansas School of Law.

        PATRICK J. HEALY has served as one of our directors since June 1998. Mr. Healy is a Managing Director of Hellman & Friedman LLC, a direct investment firm, having joined Hellman & Friedman LLC as an associate in 1994. Hellman & Friedman LLC is an affiliate of Hellman & Friedman Capital Partners III, L.P., H&F Orchard Partners III, L.P. and H&F International Partners III, L.P. Currently, he also serves as a director of Bronner Slosberg Humphrey, Co., a direct marketing and interactive agency. Mr. Healy holds an A.B. in economics from Harvard College and an M.B.A. from the Harvard Business School.

        All directors hold office until the next annual meeting of the shareholders and until their successors have been duly elected and qualified. Executive officers are elected by and serve at the direction of the board of directors.

KEY EMPLOYEES

NAME                                AGE     POSITION
-------------------------------     ---     ------------------------------------------------------
Richard L. Brown...............     36      President, Chief Operating Officer and a director of
                                            Utah Interactive, Inc.
Robert P. Chandler.............     39      President, Chief Executive Officer and a director of
                                            Arkansas Information Consortium, Inc. and General
                                            Manager of the Information Network of Arkansas
Tamara Dukes...................     36      President, Chief Executive Officer and a director of
                                            New England Interactive, Inc. and General Manager of
                                            InforME Network
Steven Gill....................     38      Director of Finance of National Information Consortium
W. Kent Hiller.................     32      President, Chief Executive Officer and a director of
                                            Iowa Interactive, Inc. and General Manager of
                                            IOWAccess Network
Daniel Houlihan................     53      President, Chief Executive Officer and a director of
                                            Virginia Interactive, LLC and General Manager of
                                            Virginia Information Providers Network
Debra Luling...................     32      President, Chief Executive Officer and a director of
                                            Kansas Information Consortium, Inc. and General
                                            Manager of the Information Network of Kansas
Joseph Nemelka.................     30      President of Market Development Division of National
                                            Information Consortium and Chief Executive Officer and
                                            a director of Utah Interactive, Inc.
Keith Schraad..................     38      President of Georgia Division of National Information
                                            Consortium USA and General Manager of GeorgiaNet
                                            Authority

------------------------

        RICHARD L. BROWN has served since March 1999 as President, Chief Operating Officer and a director of our subsidiary, Utah Interactive, Inc. Mr. Brown served as the Director of Marketing and Operations of our subsidiary, Indiana Interactive, Inc., from June 1998 to March 1999 and a marketing executive from April 1998 to June 1998. Prior to joining us, Mr. Brown founded and was Chief Executive Officer of Community Ventures in Living, Ltd., a community-based non-profit organization in Indiana which assisted individuals with disabilities. Mr. Brown holds a B.S. in economics from Purdue University.

        ROBERT P. CHANDLER has served since March 1999 as President and Chief Executive Officer of our subsidiary, Arkansas Information Consortium, Inc., which manages the Information Network of Arkansas for which he serves as the General Manager. He also has served as Secretary and a director of Arkansas Information Consortium, Inc., since January 1997. Prior to joining us, Mr. Chandler served as a Territory Director of ALLTEL Information Services Inc., an information services provider in the telecommunications and financial services industries, from January 1994 to September 1996 and as the Director of Sales and Marketing at the same company from May 1997 to February 1999. From October 1996 to April 1997, he served as the Director of Sales and Marketing for eCommLink, Inc., a software solutions provider in the financial services industry, a company for which he was also a founding member. Mr. Chandler holds a B.S. in marketing from Kansas State University and an M.B.A. from the University of Kansas School of Business.

        TAMARA DUKES has served since March 1999 as President, Chief Executive Officer and a director of our subsidiary, New England Interactive, Inc. which manages Information Resource of Maine, for which she serves as the General Manager. Ms. Dukes served as Director of Marketing for Access Indiana Information Network from January 1998 through May 1998 and IOWAccess Network from June 1998 through February 1999. Prior to joining us, Ms. Dukes founded Tamara Downham Dukes Marketing Consultants, a marketing consulting company, in 1996, where she served as a principal from 1996 to January 1998. Additionally, Ms. Dukes created, produced and sold radio advertising campaigns for WGLM

Radio in Lafayette, Indiana from January 1995 to January 1998. Ms. Dukes holds a B.A. in communication from Wheaton College.

        STEVEN GILL has served as our Director of Finance since February 1999. Prior to joining us, Mr. Gill spent 11 years with Payless ShoeSource, Inc., a retail shoe company, where he served in various positions including, most recently, Assistant Controller, and other positions including Director of Financial Planning and Analysis, Functional Controller, Manager of Real Estate and Construction Planning and Analysis, and Manager of Corporate Financial Planning and Analysis. Mr. Gill holds a B.S. in statistics from Brigham Young University and an M.B.A. from the Brigham Young University's Marriott Graduate School of Management.

        W. KENT HILLER has served since November 1997 as President, Chief Executive Officer and a director of our subsidiary, Iowa Interactive, Inc., which manages the IOWAccess Network for which he serves as the General Manager. From April 1996 to November 1997, he served as Director of Development for Indiana Interactive, Inc. Prior to joining us, Mr. Hiller was a network engineering manager for the state of Indiana from March 1995 to April 1996. From January 1989 to March 1995, he held various positions in both engineering and software development for the Space & Defense Group of The Boeing Company, an aerospace company. Mr. Hiller holds a B.S. in mechanical engineering from Purdue University and an M.B.A. from the Seattle University School of Business.

        DANIEL HOULIHAN has served since September 1997 as President, Chief Executive Officer and a director of our subsidiary, Virginia Interactive, LLC, which manages Virginia Information Providers Network for which he serves as the General Manager. From October 1996 to August 1997, Mr. Houlihan served as Vice President of Operations for Kansas Information Consortium, Inc. Prior to joining us, he served as Chief Information Officer from December 1995 to October 1996 and the Director of Information Services Division from June 1993 to December 1995 for the State of Indiana. Mr. Houlihan holds a B.A. in political science from Creighton University and an M.B.A. with a specialization in information systems from the Florida Institute of Technology.

        DEBRA LULING has served since May 1998 as President, Chief Executive Officer and a director of Kansas Information Consortium, Inc., which manages Information Network of Kansas for which she serves as the General Manager. She also served as the Director of Marketing from November 1996 to May 1998 and a marketing representative from January 1996 November 1996 for Kansas Information Consortium, Inc. Prior to joining us, Ms. Luling served from June 1993 to December 1995 as the director of marketing activities for NewTek, Inc., a computer hardware and software manufacturer in the desktop video industry, where she oversaw the marketing and public relations efforts. Ms. Luling holds a B.S. in journalism from the University of Kansas.

        JOSEPH NEMELKA has served since March 1999 as President of our Market Development Division. Mr. Nemelka also serves as Chief Executive Officer and a director of our subsidiary, Utah Interactive, Inc. From July 1997 to March 1999, he served as President and Chief Executive Officer of Arkansas Information Consortium, Inc. Prior to joining us, Mr. Nemelka served as a marketing associate for Kansas Information Consortium, Inc. from October 1995 to August 1996 and for Indiana Interactive, Inc. from August 1996 to October 1996. From October 1996 to July 1997, he served as a project manager for the Georgia division of our subsidiary National Information Consortium USA. Mr. Nemelka holds a B.A. in political science from Brigham Young University and a J.D. degree from the University of Kansas School of Law.

        KEITH SCHRAAD has served since March 1999 as President of the Georgia division of National Information Consortium/USA, which manages GeorgiaNet Authority for which he serves as the General Manager. From October 1998 until March 1999, he served as a project manager for National Information Consortium USA. Additionally, from October 1997 to October 1998 he served as a marketing associate for Kansas Information Consortium, Inc. Prior to joining us, Mr. Schraad served as a Kansas State Senator and was an aide to U.S. Senator Robert Dole. Mr. Schraad holds a B.A. in general studies from the University of Kansas and a J.D. degree from the Washburn University School of Law.

COMPOSITION OF THE BOARD OF DIRECTORS

        Under our articles of incorporation and bylaws, the board of directors has the power to set the number of directors at not less than three nor more than 10. The number of members of the board of directors is currently set at six. We intend to add one additional independent director prior to the closing of this offering.

BOARD COMMITTEES

        The board of directors has established a compensation committee and an audit committee. The compensation committee, consisting of Messrs. Hartley and Bunce, reviews and approves the salaries, bonuses and other compensation payable to our executive officers and administers and makes recommendations concerning our employee benefit plans.

        The audit committee, consisting of Messrs. Hartley and Evans, and an additional independent director to be elected prior to the closing of this offering, recommends the selection of independent public accountants to the board of directors, reviews the scope and results of the audit and other services provided by our independent accountants, and reviews our accounting practices and systems of internal accounting controls.

VOTING TRUST

        As of March 31, 1999, a portion of our outstanding common stock, totaling 31,896,145 shares and representing approximately 75.1% of the outstanding common stock prior to the offering is held in a voting trust, for which Messrs. Fraser and Hartley serve as trustees. The voting trust is selling 1,500,000 shares of common stock in this offering, which will reduce the number of shares it holds to 30,396,145, or approximately 57.9% of our outstanding common stock. A total of 24,170,249 shares (23,033,549 shares after the offering, assuming a pro rata allocation of shares sold by the voting trust) in the voting trust are held for the benefit of affiliates of our company. The address of each of the trustees is c/o Jeffery S. Fraser, 1811 Wakarusa Drive, Suite 100, Lawrence, Kansas 66047. The trustees have dispositive and exclusive voting power over all shares held by the voting trust, including without limitation, the right to vote for the election of directors, authorize an amendment to the articles of incorporation or bylaws, and authorize a merger or consolidation of the company. Additionally, the trustees are empowered to perform any and all acts necessary and appropriate for the organization and operation of the voting trust.

        The voting trust certificates are transferable upon surrender of the same according to the rules established by the trustees. The voting trust expires on (a) June 30, 2018, (b) upon mutual assent of the trustees with written notification to holders of the voting trust certificates, or (c) upon deadlock between the trustees and failure to remedy the deadlock after 90 days.

DIRECTOR COMPENSATION

        Directors who are also our employees currently receive no additional compensation for their services as directors of our company. Directors who are not our employees do not receive a fee for attendance in person at meetings of the board of directors or committees of the board of directors, but are reimbursed for travel expenses and other out-of-pocket costs incurred in connection with their attendance of meetings.

        In the past, Messrs. Fraser, Bradley, Somerhalder, Herington and Hartley received consulting fees for their services, including serving as directors for our subsidiaries.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No member of our compensation committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

        There are no family relationships among any of our directors or executive officers other than between Mr. Fraser and Mr. Somerhalder, who is Mr. Fraser's brother-in-law.

EXECUTIVE COMPENSATION

        The following table contains information in summary form concerning the compensation paid to our chief executive officer and each of our most highly compensated executive officers whose total salary, bonus and other compensation exceeded $100,000 during the year ended December 31, 1998. In accordance with the rules of the SEC, the compensation described in this table does not include perquisites and other personal benefits received by the executive officers named in the table below which do not exceed the lesser of $50,000 or 10% of the total salary and bonus reported for these officers.

                        1998 SUMMARY COMPENSATION TABLE

                                                                        ALL OTHER 1998
                                               1998 ANNUAL               COMPENSATION
                                               COMPENSATION       --------------------------
                                          ----------------------  TOTAL HEALTH   CONSULTING
                                           SALARY       BONUS       INSURANCE       FEES       401(K) MATCH
                                          ---------  -----------  -------------  -----------  ---------------
Jeffery S. Fraser ......................  $ 202,591          --     $  13,799     $  51,500      $   2,733
  Chairman and Chief Executive
  Officer

William F. Bradley, Jr. ................    110,509          --        11,912        18,000          2,733
  Secretary, General Counsel and
  Executive Vice President--Strategy,
  Policy & Legal

Samuel R. Somerhalder ..................    101,004          --        13,758        12,000          2,733
  Executive Vice President--
  Operations and Administration

Harry H. Herington .....................     83,999          --        14,263        32,000          2,733
  Executive Vice President--
  Marketing and Technology Services

------------------------

        Consulting fees consist of fees we paid to the executive officers in the table above for their services as directors of our subsidiaries, as well as for business advisory services they performed for our subsidiaries.

        Mr. Fraser served as a director of each of our subsidiaries. Mr. Bradley served as a director of our subsidiary, Indian@ Interactive, Inc., and, briefly, as a director of our subsidiary, Nebrask@ Interactive, Inc. Mr. Somerhalder served as a director of our subsidiary, Nebrask@ Interactive, Inc. Mr. Herington served as a director of our subsidiaries, Nebrask@ Interactive, Inc, Kansas Information Consortium, Inc., Indian@ Interactive, Inc. and Arkansas Information Consortium, Inc.

OPTION GRANTS AND EXERCISES DURING FISCAL 1998

        No stock options were granted to or exercised by each of the executive officers listed in the summary compensation table above during fiscal 1998.

AGGREGATED OPTION EXERCISES IN 1998 AND FISCAL YEAR END OPTION VALUES

        None of the executive officers listed in the summary compensation table above exercised or held options in 1998.

EMPLOYMENT AGREEMENTS

    JEFFERY S. FRASER

        On July 24, 1998, Jeffery S. Fraser entered into an employment agreement with us to serve as our President. Mr. Fraser currently serves as our Chairman and Chief Executive Officer. The employment agreement provides Mr. Fraser with an annual base salary of $249,000. Should we terminate Mr. Fraser's employment without cause, before July 1, 2000, we must pay Mr. Fraser one year's base salary in equal monthly payments on the first day of the month for each of the twelve months following his termination. Should we terminate Mr. Fraser's employment without cause after such time, but prior to July 1, 2001, we must pay Mr. Fraser the equivalent of his base salary for the number of months remaining until July 1, 2001. Should we terminate Mr. Fraser's employment without cause on or after July 1, 2001, Mr. Fraser will not be entitled to severance pay, except as provided in our severance benefit plan, if any, in effect on the termination date. Cause is defined in the agreement as: (a) indictment or conviction for any felony or crime involving dishonesty; (b) willful participation in any fraud against us; (c) willful breach of Mr. Fraser's duties to us; (d) intentional damage to any of our property; or (e) conduct by Mr. Fraser which our board of directors determines to be inappropriate for his position.

        Should we terminate Mr. Fraser's employment for cause, we must pay Mr. Fraser all compensation due on the date of termination.

        Under the terms of his agreement, Mr. Fraser may terminate his employment with us in writing at any time for any reason. In connection with his employment agreement, Mr. Fraser entered into a proprietary information and inventions agreement and a non-competition agreement. Should Mr. Fraser's employment with us terminate for any reason, the agreements provide collectively that Mr. Fraser: (a) will not use any of our proprietary information without our prior written consent; (b) will not use any confidential information to compete against us or any of our employees; and (c) will not, for three years following termination, solicit any of our employees or customers.

    JAMES B. DODD

        On January 1, 1999, James B. Dodd entered into an employment agreement with us to serve as our President and Chief Operating Officer. This agreement provides Mr. Dodd with an annual base salary of $200,000. Should we terminate Mr. Dodd's employment without cause, as similarly defined in Mr. Fraser's employment agreement, before January 1, 2002, we must pay Mr. Dodd his then-current salary in equal monthly payments on the first day of the month for each of the eighteen months following his termination. Should we terminate Mr. Dodd's employment without cause on or after January 1, 2002, Mr. Dodd will not be entitled to severance pay, except as provided in our severance benefit plan, if any, in effect on the termination date.

        Should we terminate Mr. Dodd's employment for cause, we must pay Mr. Dodd all compensation due on the date of termination.

        Under the terms of his agreement, Mr. Dodd may terminate his employment with us in writing at any time for any reason. In connection with his employment agreement, Mr. Dodd entered into a proprietary information and inventions agreement and a non-competition agreement. Should Mr. Dodd's employment with us terminate for any reason, the agreements provide collectively that Mr. Dodd: (a) will not use any of our proprietary information without our prior written consent; (b) will not use any confidential information to compete against us or any of our employees; and (c) will not, for three years following termination, solicit any of our employees or customers.

    KEVIN C. CHILDRESS

        On May 16, 1999, Kevin C. Childress entered into an employment agreement with us to serve as our Chief Financial Officer. This agreement provides Mr. Childress with an annual base salary of $175,000. Should we terminate Mr. Childress' employment without cause, as similarly defined in Mr. Fraser's employment agreement, before May 16, 2002, we must pay Mr. Childress his then-current salary in equal monthly payments on the first day of the month for each of the eighteen months following his termination. Should we terminate Mr. Childress' employment without cause on or after May 16, 2002, Mr. Childress will not be entitled to severance pay, except as provided in our severance benefit plan, if any, in effect on the termination date.

        Should we terminate Mr. Childress' employment for cause, we must pay Mr. Childress all compensation due on the date of termination.

        Under the terms of his agreement, Mr. Childress may terminate his employment with us in writing at any time for any reason. In connection with his employment agreement, Mr. Childress entered into a proprietary information and inventions agreement and a non-competition agreement. Should Mr. Childress' employment with us terminate for any reason, the agreements provide collectively that Mr. Childress: (a) will not use any of our proprietary information without our prior written consent; (b) will not use any confidential information to compete against us or any of our employees; and (c) will not, for three years following termination, solicit any of our employees or customers.

    WILLIAM F. BRADLEY, JR.

        On July 24, 1998, William F. Bradley Jr., entered into an employment agreement with us to serve as our Subsidiary President. In addition Mr. Bradley serves as our Secretary, General Counsel, and Executive Vice President of Strategy, Policy & Legal. The employment agreement provides Mr. Bradley with an annual base salary of $140,000. Should we terminate Mr. Bradley's employment without cause, as similarly defined in Mr. Fraser's employment agreement, before July 1, 2000, we must pay Mr. Bradley one year's base salary in equal monthly payments on the first day of the month for each of the twelve months following his termination. Should we terminate Mr. Bradley's employment without cause after such time, but prior to July 1, 2001, we must pay Mr. Bradley the equivalent of his base salary for the number of months remaining until July 1, 2001. Should we terminate Mr. Bradley's employment without cause on or after July 1, 2001, Mr. Bradley will not be entitled to severance pay, except as provided in our severance benefit plan, if any, in effect on the termination date.

        Should we terminate Mr. Bradley's employment for cause, we must pay Mr. Bradley all compensation due on the date of termination.

        Under the terms of his agreement, Mr. Bradley may terminate his employment with us in writing at any time for any reason. In connection with his employment agreement, Mr. Bradley entered into a proprietary information and inventions agreement and a non-competition agreement. Should Mr. Bradley's employment with us terminate for any reason, the agreements provide collectively that Mr. Bradley: (a) will not use any of our proprietary information without our prior written consent; (b) will not use any confidential information to compete against us or any of our employees; and (c) will not, for three years following termination, solicit any of our employees or customers.

    SAMUEL R. SOMERHALDER

        On July 24, 1998, Samuel R. Somerhalder entered into an employment agreement with us to serve as our Subsidiary President. In addition, Mr. Somerhalder serves as our Executive Vice President of Operations and Administration. The employment agreement provides Mr. Somerhalder with an annual base salary of $115,000. Should we terminate Mr. Somerhalder's employment without cause, as similarly defined in Mr. Fraser's employment agreement, before July 1, 2000, we must pay Mr. Somerhalder one year's base salary in equal monthly payments on the first day of the month for each of the twelve months following his termination. Should we terminate Mr. Somerhalder's employment without cause after such time, but prior to July 1, 2001, we must pay Mr. Somerhalder the equivalent of his base salary for the number of months remaining until July 1, 2001. Should we terminate Mr. Somerhalder's employment without cause on or after July 1, 2001, Mr. Somerhalder will not be entitled to severance pay, except as provided in our severance benefit plan, if any, in effect on the termination date.

        Should we terminate Mr. Somerhalder's employment for cause, we must pay Mr. Somerhalder all compensation due on the date of termination.

        Under the terms of his agreement, Mr. Somerhalder may terminate his employment with us in writing at any time for any reason. In connection with his employment agreement, Mr. Somerhalder entered into a proprietary information and inventions agreement and a non-competition agreement. Should Mr. Somerhalder's employment with us terminate for any reason, the agreements provide collectively that Mr. Somerhalder: (a) will not use any of our proprietary information without our prior written consent; (b) will not use any confidential information to compete against us or any of our employees; and (c) will not, for three years following termination, solicit any of our employees or customers.

    HARRY H. HERINGTON

        On July 24, 1998, Harry H. Herington entered into an employment agreement with us to serve as our Subsidiary President. In addition, Mr. Herington serves as our Executive Vice President of Marketing and Technology Services. The employment agreement provides Mr. Herington with an annual base salary of $125,000. Should we terminate Mr. Herington's employment without cause, as similarly defined in Mr. Fraser's employment agreement, before July 1, 2000, we must pay Mr. Herington one year's base salary in equal monthly payments on the first day of the month for each of the twelve months following his termination. Should we terminate Mr. Herington's employment without cause after such time, but prior to July 1, 2001, we must pay Mr. Herington the equivalent of his base salary for the number of months remaining until July 1, 2001. Should we terminate Mr. Herington's employment without cause on or after July 1, 2001, Mr. Herington will not be entitled to severance pay, except as provided in our severance benefit plan, if any, in effect on the termination date.

        Should we terminate Mr. Herington's employment for cause, we must pay Mr. Herington all compensation due on the date of termination.

        Under the terms of his agreement, Mr. Herington may terminate his employment with us in writing at any time for any reason. In connection with his employment agreement, Mr. Herington entered into a proprietary information and inventions agreement and a non-competition agreement. Should Mr. Herington's employment with us terminate for any reason, the agreements provide collectively that Mr. Herington: (a) will not use any of our proprietary information without our prior written consent; (b) will not use any confidential information to compete against us or any of our employees; and (c) will not, for three years following termination, solicit any of our employees or customers.

BENEFIT PLANS

    AMENDED AND RESTATED 1998 STOCK OPTION PLAN

        The 1998 plan was adopted and approved by our board of directors and by our shareholders in May 1998, at which time a total of 4,643,377 shares of common stock were reserved for issuance under this plan. In November 1998, the 1998 plan was amended to reserve a total of 7,893,741 shares of common stock for issuance under this plan. In May 1999, the 1998 plan was amended to reserve a total of 9,286,754 shares of common stock for issuance under this plan. At March 31, 1999, options to purchase 69,302 shares of common stock granted under the 1998 plan had been exercised, options to purchase 2,514,003 shares of common stock were outstanding and options to purchase 6,703,449 shares of common stock remained available for grant. The outstanding options were exercisable at a weighted average exercise price of $1.44 per share. Outstanding options to purchase an aggregate of 1,211,085 shares were held by employees who are not officers or directors of our company.

        Our board of directors has delegated administration of the 1998 plan to its compensation committee. The compensation committee is made up of not less than two nor more than five non-employee directors within the meaning under Rule 16b-3 of the Exchange Act. Awards under the 1998 plan may consist of incentive stock options, which are stock options that qualify under Section 422 of the Internal Revenue Code, or non-qualified stock options, which are stock options that do not qualify under that provision.

        The compensation committee may grant incentive stock options to employees and officers of our company or any of our subsidiaries, and non-qualified stock options to employees, officers or directors of our company or any of our subsidiaries. The compensation committee may set the terms of such grants, subject to the restrictions in the 1998 plan. Incentive stock option grants are subject to the following limitations:

        - the term of any incentive stock option may not be longer than ten years;

        - the term of any incentive stock option granted to an individual possessing more than 10% of the combined voting power of our company or a subsidiary may not be longer than five years;

        - the aggregate fair market value of all shares underlying incentive stock options granted to an individual that first become exercisable in any calendar year may not exceed $100,000;

        - the exercise price of incentive stock options may not be less than the greater of the par value of the underlying shares or the fair market value of the underlying shares on the grant date; and

        - the exercise price of any incentive stock option granted to an individual possessing more than 10% of the combined voting power of our company or a subsidiary may not be less than 110% of the fair market value of the underlying shares on the grant date.

        During an optionee's lifetime, only an optionee can exercise an incentive stock option or non-qualified stock option. He or she cannot transfer such options other than by will or the laws of descent and distribution. If an optionee's status as an employee or director of our company or any of our subsidiaries terminates for any reason other than termination because of death, disability, for cause or on account of voluntary termination, then the optionee may exercise, in the 30 day period following the termination, that portion of the options that is exercisable at the time of the termination unless such options terminate or expire sooner by their terms. If an optionee's employment by our company or any of our subsidiaries is terminated for cause, as defined in the 1998 plan, or if an optionee voluntarily terminates his or her employment with our company or with any of our subsidiaries, then any option held by the optionee shall be terminated immediately and forfeited without any payment from our company or our subsidiaries. In the event the optionee becomes disabled or dies while the optionee is an employee or director of our company, then the options vested as of the date of disability or death may be exercised prior to the earlier of their expiration date or 12 months from the date of the optionee's disability or death.

        In the event of (a) a merger, consolidation or reorganization in which we are not the surviving company or (b) the acquisition by another company of all or substantially all of our assets, then every option outstanding under the 1998 plan may be assumed or replaced with new options of comparable value by the surviving, continuing, successor or acquiring company. In the event that the outstanding options are neither assumed nor replaced, the compensation committee may provide that an optionee can exercise his or her options within the period of 30 days prior to the merger, consolidation, reorganization or acquisition. Additionally, in connection with change of control situations in which a person, other than one of our shareholders, directors or officers, acquires greater than 50% of the combined voting power of the company or less than a majority of the directors are persons who were nominated or selected by our board of directors, the compensation committee may accelerate the time at which options granted under the 1998 plan may be exercised by an optionee.

        The 1998 plan will terminate automatically in 2008 unless sooner terminated by the board of directors. The board of directors has the authority to amend, suspend or terminate the 1998 plan, subject to shareholder approval of some of the amendments. However, no action may be taken which will affect any shares of common stock previously issued and sold or any option previously granted under the 1998 plan without the optionee's consent.

    1999 EMPLOYEE STOCK PURCHASE PLAN

        Our stock purchase plan was approved by the board of directors and our shareholders in May 1999. Our stock purchase plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code in order to provide our employees with an opportunity to purchase our stock through payroll deductions. An aggregate of 2,321,688 shares of common stock has been reserved for issuance and are available for purchase under the stock purchase plan, subject to adjustment in the event of a stock split, stock dividend or other similar change in our common stock or our capital structure. All employees of our company and of our affiliates who have been employed for a continuous period, as determined by the board or committee administering the stock purchase plan but which will not exceed two years, preceding the offering are eligible to participate in our stock purchase plan, provided that no employee of our company or of our affiliates whose customary employment is for less than five months in any calendar year and less than 20 hours per week are eligible to participate in our stock purchase plan. Non-employee directors, consultants, and employees subject to the rules or laws of a foreign jurisdiction that prohibit or make impractical their participation in a stock purchase plan are not eligible to participate in our stock purchase plan. Participation in our stock purchase plan is also subject to the following limitations: (a) no employee will be eligible for the grant of a stock purchase right if immediately after the right is granted the employee would own more than five percent of the total combined voting power of all of our or our affiliates' classes of stock, and (b) an eligible employee may be granted a purchase right only to the extent that the right does not permit the employee to purchase stock with a fair market value of greater than $25,000 for each calendar year.

        Our stock purchase plan will be administered by the board of directors or a committee appointed by the board consisting of three or more board members. The committee will have complete authority to determine the employees who will receive stock purchase rights and will designate offering periods not to exceed 27 months. The committee will establish one or more purchase dates during an offering period during which stock purchase rights may be exercised and common stock may be purchased.

        In the event we dissolve, liquidate, merge or consolidate through a merger in which we are not the surviving corporation, effectuate a reverse merger in which we are the surviving corporation but our shares of common stock outstanding prior to the merger are converted into other property, whether in the form of securities, cash or otherwise, or are acquired by any person, entity or group, as defined by the Exchange Act or any successive provisions, holding at least 50% of our combined voting power, then, the board or committee administering the stock purchase plan may (a) allow the surviving or acquiring corporation to assume the outstanding rights or substitute similar rights for those participating under the stock purchase plan, (b) have the existing rights under the stock purchase plan remain in full force and effect or (c) allow those participating under the stock purchase plan to use their accumulated payroll deductions to purchase our common stock immediately prior to the transactions described above, provided that their rights under the ongoing offering period will be terminated.

        On the first day of each offer period, a participating employee is granted a purchase right. A purchase right is a form of option to be automatically exercised on the forthcoming exercise dates within the offer period during which authorized deductions are to be made from the pay of participants and credited to their accounts under the stock purchase plan. When the purchase right is exercised, the participant's withheld salary is used to purchase our shares of common stock. The price per share at which our shares of common stock are to be purchased under the stock purchase plan during any offering period is the lesser of (a) 85% of the fair market value of our common stock on the date of the commencement of the offer period or (b) 85% of the fair market value of our common stock on the purchase date. The participant's purchase right is exercised in this manner on each exercise date arising in the offer period unless, on any purchase date, the fair market value of our common stock is lower than the fair market value of our common stock on the first day of the offering period. If so, the participant's participation in the original offering period is terminated, and the participant is automatically enrolled in the next offering period which will commence on the next day.

        Payroll deductions may range up to 15% of a participant's regular base pay, exclusive of bonuses, overtime, shift-premiums, commissions, reimbursements or other expense allowances. Participants may not make direct cash payments to their accounts. The board or committee administering the stock purchase plan may establish the maximum number of our shares of common stock that any employee may purchase under the stock purchase plan during an offering period. The Internal Revenue Code imposes additional limitations on the amount of common stock that may be purchased during any calendar year.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

        Our articles of incorporation and bylaws provide that we will indemnify any person entitled to indemnity under the Colorado Business Corporation Act, as it now exists or as amended, against all liability and expenses to the fullest extent permitted by Colorado law. However, we will not indemnify any person in connection with any proceeding initiated by this person, unless the proceeding is authorized by a majority of our board of directors. In addition to indemnification provided for in our charter documents, upon the closing of this offering, we will have entered into agreements to indemnify our directors and officers. To the fullest extent permitted by the Colorado Business Corporation Act, these agreements, among other things, provide for the indemnification of our directors and officers for some of the expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by us or in the right of the company, arising out of such person's services as one of our directors or officers, any of our subsidiaries or any other company or enterprise to which such person provides services at our request. Furthermore, we plan to purchase and maintain insurance on behalf of our directors and officers to insure them against liabilities that they may incur in their capacities as or arising out of their status as directors and officers. We believe that these provisions and agreements will assist us in attracting and retaining qualified persons to serve as directors and officers.

        Section 7-109-102 of the Colorado Business Corporation Act provides that a corporation may indemnify a director from liability incurred in connection with a proceeding in which the director is made a party because of his or her status as a director, except upon adjudication in connection with the particular proceeding that (a) the director was liable to the corporation or (b) the director was liable because he or she derived an improper personal benefit.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors and officers under the provisions contained in our charter documents, the Colorado Business Corporation Act or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors or officers, the successful defense of any action, suit, or proceeding is asserted by such director or officer, we will submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue, unless in the opinion of our counsel the matter has been settled by controlling precedent.

        There is no pending litigation or proceeding involving one of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

                              CERTAIN TRANSACTIONS

        Mr. Hartley, one of our founders, is the President of The Hartley Insurance Agency, an insurance company, which acts as our insurance agent and broker. In 1998, a payment of $8,345 was made directly to The Hartley Insurance Agency. However, the aggregate insurance payment we made that was brokered by The Hartley Insurance Agency totaled $478,392, including the $8,345 payment made directly to The Hartley Insurance Agency.

        We have periodically leased aircraft from Sky King Leasing, a Kansas corporation, of which Mr. Fraser, one of our founders, Mr. Hartley and Christopher L. Shults, one of our five percent shareholders, each approximately have a 25% interest. In 1998, we made payments totaling $24,223 to Sky King Leasing.

        On January 8, 1998, we entered into an agreement with each of Messrs. Fraser and Hartley to provide their respective estates with a right to require us to repurchase some or all shares of our common stock owned by them upon their death. These agreements were terminated on July 1, 1998.

        In March 1998, we completed an exchange offer in which shareholders in our local operating networks exchanged their stock for shares of our common stock. Messrs. Fraser, Hartley, Bradley, Somerhalder and Herington received an aggregate of 21,614,414 shares of our common stock in the exchange offer.

        On June 30, 1998, Messrs. Fraser and Hartley entered into a voting trust agreement under which they act as joint trustees for a voting trust which holds, as of March 31, 1999, 31,896,145 shares of our common stock. See "Description of Capital Stock--Voting Trust."

        On June 30, 1998, the voting trust described above sold to Hellman & Friedman Capital Partners III, L.P. and its affiliates H&F International Partners III, L.P. and H&F Orchard Partners III, L.P., collectively, 10,516,547 shares of our common stock at a price of $1.43 per share for an aggregate of approximately $15,000,000. In connection with this sale, we entered into an investor rights agreement with Hellman & Friedman and its affiliates in which we granted them rights to register shares of our common stock in the future. See "Description of Capital Stock" for a more detailed description.

        On December 31, 1998, we issued to Mr. James B. Dodd options to purchase 1,393,013 shares of our common stock at an exercise price of $1.44 per share. This grant resulted in a noncash compensation charge of $197,660 to us for the period ended December 31, 1998, based on the difference between the exercise price and the fair value of our common stock on the date of the grant. We will take an additional compensation charge of approximately $1.9 million for this grant, amortized over a four year period. On February 9, 1999, we sold to Mr. Dodd 173,258 shares of our common stock at $1.44 per share for an aggregate of approximately $250,000. A compensation charge of $620,888 was taken by us in connection with this stock purchase.

        On May 16, 1999, we sold to Kevin C. Childress 23,727 shares of our common stock at $5.27 per share for an aggregate of approximately $125,000. A compensation charge of $84,826 was taken by us in connection with this stock purchase. Additionally, we issued to Mr. Childress options to purchase 696,511 shares of our common stock at an exercise price of $5.27 per share. This grant resulted in a noncash compensation charge of $249,000 to us for the period ended June 30, 1999 based on the difference between the exercise price and the fair value of our common stock on the date of the grant. We will take an additional compensation charge of approximately $2.2 million for this grant, amortized over a four to five year period.

        We intend to enter into indemnification agreements with each of our directors and officers. These indemnification agreements will require us to indemnify these individuals to the fullest extent permitted by Colorado law.

        We have also entered into various employment agreements with our officers. See "Management-- Employment Agreements" for a more detailed description.

        We believe that all of the transactions set forth above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. We intend that all future transactions, including loans, between us and our officers, directors, principal shareholders and their affiliates will be approved by a majority of the board of directors, including a majority of the independent and disinterested outside directors on the board of directors, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

                       PRINCIPAL AND SELLING SHAREHOLDERS

        The following table sets forth the beneficial ownership of our common stock as of March 31, 1999 and as adjusted to reflect the sale of the shares of common stock in this offering by:

        - each person or entity known by us to own beneficially more than five percent of our common stock;

        - our chief executive officer, each of the executive officers named in the summary compensation table and each of our directors;

        - all of our executive officers and directors as a group; and

        - all other selling shareholders.

        The Beneficial ownership is calculated based on 42,481,996 shares of our common stock outstanding as of March 31, 1999 and 52,481,996 shares outstanding immediately following the completion of this offering. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power, or shares voting and investment power with his or her spouse, with respect to all shares of capital stock listed as owned by such person. Shares issuable upon the exercise of options that are currently exercisable or become exercisable within sixty days of March 31, 1999 are considered outstanding for the purpose of calculating the percentage of outstanding shares of our common stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares of our common stock held by any other individual.

        The number of shares being offered and shares beneficially owned after the offering assume a pro rata allocation among beneficiaries of the voting trust of the 1,500,000 shares being sold by the voting trust and a pro rata allocation among the Hellman & Friedman entities of the aggregate of 1,500,000 shares those entities are selling in the offering.

        The address of each of the executive officers and directors is c/o National Information Consortium, Inc., 12 Corporate Woods, 10975 Benson Street, Suite 390, Overland Park, Kansas 66210.

                                                                                                                 SHARES
                                                                                                               BENEFICIALLY
                                                               SHARES BENEFICIALLY OWNED                       OWNED AFTER
                                                                   PRIOR TO OFFERING                            OFFERING
                                                             -----------------------------  NUMBER OF SHARES   -----------
NAME AND ADDRESS                                                NUMBER        PERCENTAGE      BEING OFFERED      NUMBER
-----------------------------------------------------------  -------------  --------------  -----------------  -----------
5% SHAREHOLDERS
Jeffery S. Fraser and Ross C. Hartley, co-trustees of
  National Information Consortium Voting Trust, dated June
  30, 1998 c/o Jeffery S. Fraser
  1811 Wakarusa Drive, Suite 100
  Lawrence, KS 66047.......................................     31,896,145           75.1%       1,500,000      30,396,145
Hellman & Friedman Capital Partners III, L.P. c/o Hellman &
  Friedman LLC
  One Maritime Plaza
  San Francisco, CA 94111..................................      9,601,607           22.6        1,369,200       8,232,407
H&F Orchard Partners III, L.P.
  c/o Hellman & Friedman LLC
  One Maritime Plaza
  San Francisco, CA 94111..................................        704,609            1.7          100,800         603,809
H&F International Partners III, L.P
  c/o Hellman & Friedman LLC
  One Maritime Plaza
  San Francisco, CA 94111..................................        210,331              *           30,000         180,331
Christopher L. and Linda D. Shults
  633 North Wheatland Place
  Wichita, KS 67235........................................      2,229,851            5.2          104,850       2,125,001
NAMED EXECUTIVE OFFICERS AND DIRECTORS
Jeffery S. Fraser..........................................     31,896,145           75.1        1,500,000      30,396,145
James B. Dodd..............................................        303,272              *            8,100         295,172
William F. Bradley, Jr.....................................      2,132,679            5.0          100,350       2,032,329
Samuel R. Somerhalder......................................      2,345,123            5.5          110,250       2,234,873
Harry H. Herington.........................................      1,202,021              *           56,550       1,145,471
John L. Bunce, Jr..........................................     10,516,547           24.8        1,500,000       9,016,547
Daniel J. Evans............................................         69,302              *               --          69,302


NAME AND ADDRESS                                               PERCENTAGE
-----------------------------------------------------------  ---------------
5% SHAREHOLDERS
Jeffery S. Fraser and Ross C. Hartley, co-trustees of
  National Information Consortium Voting Trust, dated June
  30, 1998 c/o Jeffery S. Fraser
  1811 Wakarusa Drive, Suite 100
  Lawrence, KS 66047.......................................         57.9%
Hellman & Friedman Capital Partners III, L.P. c/o Hellman &
  Friedman LLC
  One Maritime Plaza
  San Francisco, CA 94111..................................          15.7
H&F Orchard Partners III, L.P.
  c/o Hellman & Friedman LLC
  One Maritime Plaza
  San Francisco, CA 94111..................................           1.2
H&F International Partners III, L.P
  c/o Hellman & Friedman LLC
  One Maritime Plaza
  San Francisco, CA 94111..................................             *
Christopher L. and Linda D. Shults
  633 North Wheatland Place
  Wichita, KS 67235........................................           4.1
NAMED EXECUTIVE OFFICERS AND DIRECTORS
Jeffery S. Fraser..........................................          57.9
James B. Dodd..............................................             *
William F. Bradley, Jr.....................................           3.9
Samuel R. Somerhalder......................................           4.3
Harry H. Herington.........................................           2.2
John L. Bunce, Jr..........................................          17.2
Daniel J. Evans............................................             *

Ross C. Hartley............................................     31,896,145           75.1        1,500,000      30,396,145
Patrick J. Healy...........................................     10,516,547           24.8        1,500,000       9,016,547
All executive officers and directors as a group (10
  persons).................................................     42,612,010          100.0        3,000,000      39,612,010

Ross C. Hartley............................................          57.9
Patrick J. Healy...........................................          17.2
All executive officers and directors as a group (10
  persons).................................................          75.3

------------------------------

*   Less than 1%.

        For a description of the voting trust and the rights and powers of the trustees, see "Description of Capital Stock--Voting Trust."

        H&F Investors III, a California general partnership, is the sole general partner of Hellman & Friedman Capital Partners III, L.P., a California limited partnership, H&F Orchard Partners III, L.P., a California limited partnership, and H&F International Partners III, L.P., a California limited partnership. Messrs. Bunce and Healy are Managing Directors of Hellman & Friedman LLC, an affiliate of H&F Investors III. The managing general partner of H&F Investors III is Hellman & Friedman Associates III, L.P., a California limited partnership, and the general partners of Hellman & Friedman Associates III are H&F Management III, L.L.C., a California limited liability company, and H&F Investors III, Inc., a California corporation. The sole shareholder of H&F Investors III, Inc. is the Hellman Family Revocable Trust. The investment decisions of H&F Investors III, Inc. and H&F Management III, L.L.C. are made by an executive committee, of which Mr. Bunce is a member. The executive committee indirectly exercises voting and investment power with respect to the shares of our common stock held by Hellman & Friedman Capital Partners III, H&F Orchard Partners III and H&F International Partners III, and could be deemed to beneficially own such shares. The executive committee disclaims such beneficial ownership except to the extent of its indirect pecuniary interest in such shares.

        Shares held by Mr. Bunce and Mr. Healy consist of shares owned by Hellman & Friedman Capital Partners III, L.P., H&F Orchard Partners III, L.P. and H&F International Partners III, L.P. Mr. Bunce and Mr. Healy each disclaim beneficial ownership of all shares of our common stock held by Hellman & Friedman Capital Partners III, H&F Orchard Partners III and H&F International Partners III, except to the extent of their individual indirect pecuniary interest in those shares.

        Shares held by Mr. and Mrs. Shults include 2,229,851 shares held for the benefit of Mr. and Mrs. Shults in the voting trust for which Messrs. Fraser and Hartley act as co-trustees.

        Shares held by Mr. Fraser include 24,445,425 shares held in the voting trust for which Mr. Fraser acts as a co-trustee and 7,450,720 shares held in the voting trust of which a family trust established for the benefit of Mr. Fraser is the beneficial owner.

        Shares held by Mr. Dodd include 173,258 shares held for the benefit of Mr. Dodd in the voting trust for which Messrs. Fraser and Hartley act as co-trustees and 130,014 shares subject to options exercisable within 60 days of March 31, 1999.

        Shares held by Mr. Bradley include 2,132,679 shares held for the benefit of Mr. Bradley in the voting trust for which Messrs. Fraser and Hartley act as co-trustees.

        Shares held by Mr. Somerhalder include 2,345,123 shares held for the benefit of Mr. Somerhalder or his wife in the voting trust for which Messrs. Fraser and Hartley act as co-trustees. These shares include 206,630 shares held by Mr. Somerhalder's wife, Jean Somerhalder, as custodian to Chloe V. Fraser, 206,630 shares held by Mrs. Somerhalder as custodian to Jacob B. Fraser, 206,630 shares held by Mrs. Somerhalder as custodian to Joshua D. Fraser, 206,630 shares held by Mrs. Somerhalder as custodian to Matthew S. Fraser and 206,630 shares held by Mrs. Somerhalder as custodian to William N. Fraser.

        Shares held by Mr. Herington include 1,202,021 shares held for the benefit of Mr. Herington in the voting trust for which Messrs. Fraser and Hartley act as co-trustees.

        Shares held by Mr. Evans include 41,442 shares held in the Evans family revocable trust.

        Shares held by Mr. Hartley include 23,412,278 shares held in the voting trust for which Mr. Hartley acts as a co-trustee and 8,483,867 shares held for the benefit of Mr. Hartley or his children in the voting trust. Shares held for the benefit of Mr. Hartley or his children include 371,470 shares held in an irrevocable trust established for the benefit of Hillary L. Hartley, 371,470 shares held in an irrevocable trust established for the benefit of Antonia C. Hartley and 371,470 shares held in an irrevocable trust established for the benefit of William R. Hartley.

        Shares held by all executive officers and directors as a group include 31,896,145 shares held in the voting trust for which Messrs. Fraser and Hartley act as co-trustees and 130,014 shares subject to options exercisable within 60 days of March 31, 1999.

                          DESCRIPTION OF CAPITAL STOCK

        We are authorized to issue up to 200,000,000 shares of common stock, with no par value per share.

        The following summary of certain provisions of our common stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our articles of incorporation, which are included as an exhibit to the registration statement of which this prospectus is a part, and by the provisions of applicable law.

COMMON STOCK

        As of March 31, 1999, there were 42,481,996 shares of common stock outstanding that were held of record or beneficially through a voting trust by approximately 53 persons. There will be 52,481,996 shares of common stock outstanding, assuming no exercise of the underwriters' over-allotment option and no exercise of outstanding options, after giving effect to the sale of the common stock we are offering.

        The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. We do not have cumulative voting rights in the election of directors, and accordingly, holders of a majority of the shares voting are able to elect all of the directors. Subject to preferences that may be granted to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available for such purpose as well as any distributions to the shareholders. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. Holders of common stock have no preemptive or other subscription of conversion rights. There are no redemption or sinking fund provisions applicable to the common stock.

VOTING TRUST

        As of March 31, 1999, a portion of our outstanding common stock, totaling 31,896,145 shares and representing approximately 75.1% of the outstanding common stock prior to the offering, is held in a voting trust, for which Messrs. Fraser and Hartley serve as trustees. The voting trust is selling 1,500,000 shares of common stock in this offering, which will reduce the number of shares it holds to 30,396,145, or approximately 57.9% of our outstanding common stock. A total of 24,170,249 shares (23,033,549 shares after the offering, assuming a pro rata allocation of shares sold by the voting trust) in the voting trust are held for the benefit of affiliates of our company. The address of each of the trustees is c/o Jeffery S. Fraser, 1811 Wakarusa Drive, Suite 100, Lawrence, Kansas 66047. The trustees have dispositive and exclusive voting power over all shares held by the voting trust, including without limitation, the right to vote for the election of directors, authorize an amendment to the articles of incorporation or bylaws, and authorize a merger or consolidation of the company. Additionally, the trustees are empowered to perform any and all acts necessary and appropriate for the organization and operation of the voting trust.

        The voting trust certificates are transferable upon surrender of the same according to the rules established by the trustees. The voting trust expires on (a) June 30, 2018, (b) upon mutual assent of the trustees with written notification to holders of the voting trust certificates or (c) upon deadlock between the trustees and failure to remedy the deadlock after 90 days.

REGISTRATION RIGHTS

        According to an investor rights agreement between us and one of our shareholders, Hellman & Friedman, and its affiliates, H&F International Partners and H&F Orchard Partners, after the closing of the offering, Hellman & Friedman and its affiliates will be entitled to demand that we file a registration statement with respect to the registration of shares of our common stock under the Securities Act. We are not required to effect:

        - more than two registrations;

        - a registration during the 180 day period following the effective date of this registration statement; or

        - a registration for a period not to exceed 90 days, if our board of directors has made a good faith determination that it would be seriously detrimental to us and our shareholders for a registration statement to be filed.

        Furthermore, according to the terms of this investor rights agreement, after the closing of this offering, Hellman & Friedman and its affiliates will be entitled to piggyback registration rights in connection with any registration by us of our securities for our own account or the account of other shareholders. In the event that we propose to register any shares of common stock under the Securities Act, the holders of the piggyback registration rights are entitled to receive notice and are entitled to include their shares of common stock in the registration statement.

        At any time after we become eligible to file a registration statement on Form S-3, Hellman & Friedman and its affiliates also may require us to file an unlimited number of registration statements on Form S-3 under the Securities Act with respect to their shares of common stock. We are not required to effect more than two such registrations in any twelve-month period.

        The registration rights of Hellman & Friedman and its affiliates terminate on the earlier of (a) the fifth anniversary of the date of this offering or (b) the date when the shares held by them constitute less than 1% of our outstanding common stock and may be sold under Rule 144 during any three-month period. We are generally required to bear all of the expenses of all registrations under the investor rights agreement, except underwriting discounts and commissions. The registration rights agreement also contains a commitment by us to indemnify the holders of registration rights.

ANTITAKEOVER EFFECTS OF PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BYLAWS

        Provisions of our articles of incorporation and bylaws restrict transactions and business combinations between our company and an interested shareholder owning 15% or more of our outstanding voting stock, for a period of three years from the date the shareholder becomes an interested shareholder. Subject to some exceptions, unless the transaction is approved by our board of directors and the holders of at least two-thirds of our outstanding voting stock, excluding shares held by the interested shareholder, these provisions prohibit significant business transactions. These prohibited business transactions include a merger with, disposition of assets to, or receipt of disproportionate financial benefits by the interested shareholder, or any other transaction that would increase the interested shareholder's proportionate ownership of our voting stock. The prohibition does not apply if, upon consummation of the transaction in which any person becomes an interested shareholder, the interested shareholder owns at least 85% of our outstanding voting stock. This calculation does not include shares held by persons who are both directors and officers or shares authorized under employee stock plans in which the employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer.

        Our bylaws provide that all shareholder action may be effected at a duly called meeting of shareholders or by a consent in writing. The bylaws also provide that the president or secretary at the request in writing of a majority of the board of directors or at the request in writing of shareholders owning a majority of the issued and outstanding capital stock of the company entitled to vote may call a special meeting of shareholders. Furthermore, our bylaws limit the ability of shareholders to raise matters at a meeting of shareholders without giving advance notice.

        These provisions in our articles of incorporation and bylaws will make it more difficult for our existing shareholders to replace the board of directors as well as for another party to obtain control by replacing the board of directors. Since the board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing shareholders or another party to effect a change in management.

        These and other provisions also may have the effect of deterring, preventing or delaying changes in control or management. These provisions are intended to enhance the likelihood of continued stability in the composition of the board of directors and in the policies furnished by the board of directors and to discourage types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

TRANSFER AGENT AND REGISTRAR

        The transfer agent and registrar for our common stock is EquiServe. Its address is 150 Royall Street, Canton, Massachusetts 02021, and its telephone number is (781) 575-3400.

                        SHARES ELIGIBLE FOR FUTURE SALE

        Upon completion of this offering, we will have outstanding 52,481,996 shares of common stock based upon shares outstanding at March 31, 1999, assuming no exercise of the underwriters' over-allotment option. Excluding the 13,000,000 shares of common stock offered hereby and assuming no exercise of the underwriters' over-allotment option, as of the effective date of the registration statement, there will be 39,481,996 shares of common stock outstanding, all of which are "restricted" shares under the Securities Act. All restricted shares are subject to lock-up agreements with the underwriters pursuant to which the holders of the restricted shares have agreed not to sell, pledge or otherwise dispose of such shares for a period of 180 days after the date of this prospectus. Hambrecht & Quist LLC may release the shares subject to the lock-up agreements in whole or in part at any time with or without notice. However, Hambrecht & Quist LLC has no current plans to do so.

        The following table indicates approximately when the 39,481,996 shares of our common stock that are not being sold in the offering but which will be outstanding at the time the offering is complete will be eligible for sale into the public market:


        ELIGIBILITY OF RESTRICTED SHARES FOR SALE IN PUBLIC MARKET
---------------------------------------------------------------------------
At effective date...............................................          0
180 days after effective date...................................  39,308,744
After 180 days post-effective date..............................    173,252


        Most of the restricted shares that will become available for sale in the public market beginning 180 days after the effective date will be subject to volume and other resale restrictions pursuant to Rule 144 because the holders are our affiliates. The general provisions of Rule 144 are described below.

        In general, under Rule 144, any of our affiliates, or person, or persons whose shares are aggregated, who has beneficially owned restricted shares for at least one year, will be entitled to sell in any three-month period a number of shares that does not exceed the GREATER of:

        - 1% of the then outstanding shares of the common stock, approximately 524,819 shares immediately after this offering, OR

        - the average weekly trading volume during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

        Sales pursuant to Rule 144 are subject to requirements relating to manner of sale, notice and availability of current public information about us. A person, or persons whose shares are aggregated, who is not deemed to have been one of our affiliates at any time during the 90 days immediately preceding the sale and who has beneficially owned his or her shares for at least two years is entitled to sell such shares pursuant to Rule 144(k) without regard to the limitations described above.

        In addition to rights of sale under Rule 144, entities affiliated with Hellman & Friedman that will hold an aggregate of 9,016,547 shares of outstanding restricted securities after the offering have registration rights that would allow their shares to be freely sold through a registration statement filed under the Securities Act. See "Description of Capital Stock--Registration Rights."

        As of March 31, 1999, 9,286,754 shares were reserved for issuance under our amended and restated 1998 stock option plan, of which options to purchase 2,514,003 shares were then outstanding and 130,014 were then exercisable. We intend to file, within 180 days after the date of this prospectus, a registration statement under the Securities Act to register the 9,286,754 shares under our 1998 stock option plan and the 2,321,688 shares of common stock reserved for issuance under our employee stock purchase plan. Upon registration, all of these shares will be freely tradable when issued, subject to Rule 144 volume limitations applicable to affiliates and lock-up agreements.

LOCK-UP AGREEMENTS

        All officers and directors and some of the holders of common stock and options to purchase common stock have agreed pursuant to "lock-up" agreements that they will not offer, sell, contract to sell, pledge, grant any option to sell, or otherwise dispose of, directly or indirectly, any shares of common stock or securities convertible or exchangeable for common stock, or warrants or other rights to purchase common stock for a period of 180 days after the date of this prospectus without the prior written consent of Hambrecht & Quist LLC.

                                  UNDERWRITING

        Subject to the terms and conditions of the underwriting agreement and the underwriters named below, through their representatives, Hambrecht & Quist LLC, Thomas Weisel Partners LLC, FAC/ Equities, a division of First Albany Corporation, and Volpe Brown Whelan & Company, LLC have severally agreed to purchase from us the following respective numbers of shares of common stock:

                                                                                  NUMBER OF
NAME                                                                               SHARES
--------------------------------------------------------------------------------  ---------
Hambrecht & Quist LLC...........................................................
Thomas Weisel Partners LLC......................................................
First Albany Corporation........................................................
Volpe Brown Whelan & Company, LLC...............................................

                                                                                  ---------
  Total.........................................................................  13,000,000
                                                                                  ---------
                                                                                  ---------

        The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of certain certificates, opinions and letters from us, our counsel and the independent accountants. The nature of the underwriters' obligation is such that they are committed to purchase all shares of common stock offered if any shares are purchased.

        The following tables show the per share and total underwriting discounts and commissions we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters' over-allotment option to purchase additional shares.

              UNDERWRITING DISCOUNTS AND COMMISSIONS PAYABLE BY US
                          AND THE SELLING SHAREHOLDERS


                                                       WITH                  WITHOUT
                                                  OVER-ALLOTMENT          OVER-ALLOTMENT
                                                     EXERCISE                EXERCISE
                                              ----------------------  ----------------------
Per Share...................................       $       0.84            $       0.84
Total.......................................       $ 12,558,000            $ 10,920,000



        We estimate that the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $1,000,000.



        The underwriters propose to offer the shares of common stock directly to the public at the initial public offering price set forth on the cover page of this prospectus and to selected dealers at such price less a concession not in excess of $0.50 per share. The underwriters may allow and the dealers may reallow a concession not in excess of $0.10 per share to other dealers. After the initial public offering of the shares, the offering price and other selling terms may be changed by the underwriters. The representatives have informed us that the underwriters do not intend to confirm discretionary sales of more than 5% of the shares of common stock offered in this offering.


        The selling shareholders have granted to the underwriters an option, exercisable no later than 30 days after the date of this prospectus, to purchase up to 1,950,000 additional shares of common stock at the initial public offering price, less the underwriting discount set forth on the cover page of this prospectus. To the extent that the underwriters exercise this option, each of the underwriters will have a firm commitment to purchase approximately the same percentage thereof which the number of shares of common stock to be purchased by it shown in the above table bears to the total number of shares of common stock offered hereby. The selling shareholders will be obligated, pursuant to the option, to sell shares to the underwriters to the extent the option is exercised. The underwriters may exercise this option only to cover over-allotments made in connection with the sale of shares of common stock offered hereby.

        The offering of shares is made for delivery when, as and if accepted by the underwriters and subject to prior sale and withdrawal, cancellation or modification of the offering without notice. The underwriters reserve the right to reject an order for the purchase of shares in whole or in part.

        The underwriters have advised us that they do not intend to confirm discretionary sales in excess of 5% of the shares of common stock offered under this prospectus.

        The selling shareholders and us have each agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

        Our shareholders, including executive officers, directors and the selling shareholders, have agreed not to, without the prior written consent of Hambrecht & Quist LLC, offer, sell or otherwise dispose of any shares of common stock or options to acquire shares of common stock or securities exchangeable for or convertible into shares of common stock owned by them during the 180-day period following the date of this prospectus. We have agreed that we will not, without the prior written consent of Hambrecht & Quist LLC, offer, sell or otherwise dispose of any shares of common stock or options to acquire shares of common stock or securities exchangeable for or convertible into shares of common stock during the 180-day period following the date of this prospectus, except that we may issue shares upon the exercise of options granted prior to the date hereof, and may grant additional options under our stock option plans, provided that, without the prior written consent of Hambrecht & Quist LLC, the additional options shall not be exercisable during that period.

        Prior to this offering, there has been no public market for the common stock. The initial public offering price for the common stock will be determined by negotiation among us and the representatives of the underwriters. Among the factors to be considered in determining the initial public offering price are prevailing market and economic conditions, our revenues and earnings, market valuations of other companies engaged in activities similar to ours, estimates of our business potential and our prospects, the present state of our business operations, our management and other factors deemed relevant.

        Persons participating in this offering may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the common stock at levels above those which might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. A stabilizing bid means the placing of any bid or effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of the common stock. A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. A penalty bid means an arrangement that permits the underwriters to reclaim a selling concession from a syndicate member in connection with the offering when shares of common stock sold by the syndicate member are purchased in syndicate covering transactions. Such transactions may be effected on the Nasdaq National Market, in the over-the-counter market, or otherwise. This stabilizing, if commenced, may be discontinued at any time.

        A prospectus in electronic format is being made available on a Web site maintained by Hambrecht & Quist LLC. In addition, some broker-dealers may choose to make a prospectus in electronic format available on Web sites maintained by them.

        Thomas Weisel Partners LLC, one of the representatives of the underwriters, was organized and registered as a broker-dealer in December 1998. Since December 1998, Thomas Weisel Partners has been named as a lead or co-manager on 39 filed public offerings of equity securities, of which 17 have been completed, and has acted as a syndicate member in an additional 17 public offerings of equity securities. Thomas Weisel Partners does not have any material relationship with us or any of our officers, directors or other controlling persons, except with respect to its contractual relationship with us pursuant to the underwriting agreement entered into in connection with this offering.

                                 LEGAL MATTERS

        The validity of the common stock offered hereby will be passed upon for us by Morrison & Foerster LLP, San Francisco, California. Certain legal matters in connection with the offering will be passed upon for the underwriters by Brobeck, Phleger & Harrison LLP, San Francisco, California.

                                    EXPERTS

        The audited financial statements included in this prospectus have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

               WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

        We have filed with Securities and Exchange Commission in Washington, D.C. a Registration Statement on Form S-1 under the Securities Act with respect to the common stock offered in this prospectus. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and the common stock, we refer you to the registration statement and to its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, and each such statement being qualified in all respects by reference to the document to which it refers. Anyone may inspect the registration statement and its exhibits and schedules without charge at the public reference facilities the SEC maintains at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC located at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661. You may obtain copies of all or any part of these materials from the SEC upon payment to the SEC of prescribed fees. You may also inspect these reports and other information without charge at a Web site maintained by the SEC. The address of this site is http://www.sec.gov.

        Upon completion of this offering, we will become subject to the informational requirements of the Exchange Act and, in accordance therewith, file reports, proxy statements and other information with the SEC. You will be able to inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC and at the SEC's regional offices at the addresses noted above. You also will be able to obtain copies of this material from the Public Reference Section of the SEC as described above, or inspect them without charge at the SEC's Web site. We have applied for quotation of our common stock on the Nasdaq National Market. If we receive approval for quotation on the Nasdaq National Market, then you will be able to inspect reports, proxy and information statements and other information concerning us at the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

                     NATIONAL INFORMATION CONSORTIUM, INC.
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

NATIONAL INFORMATION CONSORTIUM, INC.

  Report of PricewaterhouseCoopers LLP, Independent Accountants.......................        F-3

  Consolidated Balance Sheets.........................................................        F-4

  Consolidated Statements of Operations...............................................        F-5

  Consolidated Statements of Changes in Shareholders' Equity..........................        F-6

  Consolidated Statements of Cash Flows...............................................        F-7

  Notes to Consolidated Financial Statements..........................................        F-8

INDIAN@ INTERACTIVE, INC. AND SUBSIDIARY

  Report of PricewaterhouseCoopers LLP, Independent Accountants.......................       F-26

  Consolidated Balance Sheets.........................................................       F-27

  Consolidated Statements of Income...................................................       F-28

  Consolidated Statements of Changes in Shareholders' Equity..........................       F-29

  Consolidated Statements of Cash Flows...............................................       F-30

  Notes to Consolidated Financial Statements..........................................       F-31

KANSAS INFORMATION CONSORTIUM, INC.

  Report of PricewaterhouseCoopers LLP, Independent Accountants.......................       F-37

  Balance Sheets......................................................................       F-38

  Statements of Income................................................................       F-39

  Statements of Changes in Shareholders' Equity.......................................       F-40

  Statements of Cash Flows............................................................       F-41

  Notes to Financial Statements.......................................................       F-42

ARKANSAS INFORMATION CONSORTIUM, INC.

  Report of PricewaterhouseCoopers LLP, Independent Accountants.......................       F-46

  Balance Sheets......................................................................       F-47

  Statements of Operations............................................................       F-48

  Statements of Changes in Shareholders' Equity.......................................       F-49

  Statements of Cash Flows............................................................       F-50

  Notes to Financial Statements.......................................................       F-51

NEBRASK@ INTERACTIVE, INC.

  Report of PricewaterhouseCoopers LLP, Independent Accountants.......................       F-55

  Balance Sheets......................................................................       F-56

  Statements of Income................................................................       F-57

  Statements of Changes in Shareholders' Equity.......................................       F-58

  Statements of Cash Flows............................................................       F-59

  Notes to Financial Statements.......................................................       F-60

PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

  Overview............................................................................       F-64

  Pro Forma Consolidated Statements of Operations.....................................       F-65

  Notes to Pro Forma Consolidated Financial Information...............................       F-67

         REPORT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of National Information Consortium, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in shareholders' equity and of cash flows present fairly, in all material respects, the financial position of National Information Consortium, Inc. and its subsidiaries (the "Company") at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on the financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICEWATERHOUSECOOPERS LLP
Kansas City, Missouri
June 16, 1999, except as to the second paragraph of Note 8 which is as of July 14, 1999

                     NATIONAL INFORMATION CONSORTIUM, INC.
                          CONSOLIDATED BALANCE SHEETS

                                                                                                    DECEMBER 31,
                                                                                                ---------------------
                                                                                                  1997       1998
                                                                                                --------  -----------
                                                                                                                        MARCH 31,
                                                                                                                           1999
                                                                                                                       ------------
                                                                                                                       (UNAUDITED)
                                                              ASSETS
  Current assets:
    Cash......................................................................................  $178,695  $ 1,310,751  $ 1,115,136
    Trade accounts receivable.................................................................     6,932    2,908,043    3,694,625
    Prepaid expenses..........................................................................    21,849       47,133      103,420
    Other current assets......................................................................     6,247       67,311      255,410
                                                                                                --------  -----------  ------------
      Total current assets....................................................................   213,723    4,333,238    5,168,591
  Property and equipment, net.................................................................   112,203    1,229,415    1,684,850
  Other assets................................................................................       120       17,183        4,790
  Intangible assets, net......................................................................        --   11,669,059    9,775,258
                                                                                                --------  -----------  ------------
      Total assets............................................................................  $326,046  $17,248,895  $16,633,489
                                                                                                --------  -----------  ------------
                                                                                                --------  -----------  ------------

                                               LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities:
    Accounts payable..........................................................................  $ 56,681  $ 2,376,505  $ 2,755,641
    Accrued expenses..........................................................................    34,551      227,106      261,122
    Income taxes payable......................................................................        --       68,700       22,700
    Deferred income taxes.....................................................................        --      164,234      254,068
    Bank lines of credit......................................................................        --    1,023,592      839,452
    Capital lease obligations--current portion................................................        --      235,323      201,233
    Notes payable--current portion............................................................     5,019       50,000      594,000
    Application development contracts.........................................................        --    1,256,000    1,174,471
    Other current liabilities.................................................................    17,119       49,465       47,865
                                                                                                --------  -----------  ------------
      Total current liabilities...............................................................   113,370    5,450,925    6,150,552
  Capital lease obligations--long term portion................................................        --      409,989      384,019
  Note payable--long term portion.............................................................    24,923       50,000           --
  Deferred income taxes.......................................................................        --      425,878      312,098
                                                                                                --------  -----------  ------------
      Total liabilities.......................................................................   138,293    6,336,792    6,846,669
                                                                                                --------  -----------  ------------
  Commitments and contingencies (Notes 10 and 11)

  Shareholders' equity:
    Common stock, no par, 200,000,000 shares authorized, 22,288,209, 42,066,181 and 42,481,996
      shares issued and outstanding...........................................................        --           --           --
    Additional paid-in capital................................................................   627,435   19,551,646   22,435,331
    Accumulated deficit.......................................................................  (414,682)  (5,825,966)  (9,125,019)
                                                                                                --------  -----------  ------------
                                                                                                 212,753   13,725,680   13,310,312
    Less notes and stock subscriptions receivable.............................................   (25,000)          --     (125,000)
    Less deferred compensation expense........................................................        --   (2,813,577)  (3,398,492)
                                                                                                --------  -----------  ------------
      Total shareholders' equity..............................................................   187,753   10,912,103    9,786,820
                                                                                                --------  -----------  ------------
      Total liabilities and shareholders' equity..............................................  $326,046  $17,248,895  $16,633,489
                                                                                                --------  -----------  ------------
                                                                                                --------  -----------  ------------

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                     NATIONAL INFORMATION CONSORTIUM, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                     THREE MONTHS ENDED
                                      YEAR ENDED DECEMBER 31,             MARCH 31,
                                  --------------------------------  ---------------------
                                    1996       1997        1998       1998        1999
                                  ---------  ---------  ----------  ---------  ----------
                                                                         (UNAUDITED)
Revenues........................  $ 235,971  $ 996,550  $28,623,656 $ 361,358  $11,455,065
Cost of revenues................     21,248      5,168  21,210,632        690   8,603,698
                                  ---------  ---------  ----------  ---------  ----------
  Gross profit..................    214,723    991,382   7,413,024    360,668   2,851,367
                                  ---------  ---------  ----------  ---------  ----------
Operating expenses:
  Service development and
    operations..................     38,248    224,128   3,884,810    134,932     934,871
  Selling, general and
    administrative..............    168,399    660,254   4,241,780    325,290   1,517,568
  Stock compensation............         --    370,235     568,869         --   1,698,770
  Depreciation and
    amortization................        297     13,679   5,922,396     24,031   2,001,559
                                  ---------  ---------  ----------  ---------  ----------
  Total operating expenses......    206,944  1,268,296  14,617,855    484,253   6,152,768
                                  ---------  ---------  ----------  ---------  ----------
Operating income (loss).........      7,779   (276,914) (7,204,831)  (123,585) (3,301,401)
                                  ---------  ---------  ----------  ---------  ----------
Other income (expense):
  Interest expense..............         --         --     (88,161)      (628)    (36,995)
  Other income, net.............         --        111      55,839         --      16,565
                                  ---------  ---------  ----------  ---------  ----------
  Total other income
    (expense)...................         --        111     (32,322)      (628)    (20,430)
                                  ---------  ---------  ----------  ---------  ----------
Income (loss) before income
  taxes.........................      7,779   (276,803) (7,237,153)  (124,213) (3,321,831)
Income tax expense (benefit)....         --         --     658,813         --     (22,778)
                                  ---------  ---------  ----------  ---------  ----------
Net income (loss)...............  $   7,779  $(276,803) $(7,895,966) $(124,213) $(3,299,053)
                                  ---------  ---------  ----------  ---------  ----------
                                  ---------  ---------  ----------  ---------  ----------
Net income (loss) per share:
  Basic and diluted.............  $    0.00  $   (0.01) $    (0.21) $   (0.01) $    (0.08)
                                  ---------  ---------  ----------  ---------  ----------
                                  ---------  ---------  ----------  ---------  ----------
  Weighted average shares
    outstanding (Note 8)........  6,004,625  20,857,785 37,242,423  22,679,122 42,242,941
                                  ---------  ---------  ----------  ---------  ----------
                                  ---------  ---------  ----------  ---------  ----------
Pro forma tax provision
  (unaudited)--Note 9:
  Net income (loss).............  $   7,779  $(276,803) $(7,895,966) $(124,213)
  Pro forma provision for income
    taxes.......................      3,034     36,438  (1,516,894)   (48,443)
                                  ---------  ---------  ----------  ---------
  Pro forma net income (loss)...  $   4,745  $(313,241) $(6,379,072) $ (75,770)
                                  ---------  ---------  ----------  ---------
                                  ---------  ---------  ----------  ---------
  Pro forma basic and diluted
    income (loss) per share.....  $    0.00  $   (0.02) $    (0.17) $    0.00
                                  ---------  ---------  ----------  ---------
                                  ---------  ---------  ----------  ---------

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                     NATIONAL INFORMATION CONSORTIUM, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                                         NOTES
       COMMON STOCK       ADDITIONAL                   AND STOCK       DEFERRED
   ---------------------    PAID-IN    ACCUMULATED   SUBSCRIPTIONS   COMPENSATION
     SHARES     AMOUNT      CAPITAL      DEFICIT      RECEIVABLE       EXPENSE         TOTAL
   ----------  ---------  -----------  ------------  -------------   ------------   -----------
BALANCE,
 JANUARY
  1,
 1996...     19,841 $      -- $       100 $    (15,331)   $      --  $        --    $   (15,231)
Net
income...                                     7,779                                       7,779
Issuance
  of
  common
stock... 20,337,768        --     102,500           --          --            --        102,500
   ----------  ---------  -----------  ------------  -------------   ------------   -----------
BALANCE,
DECEMBER
  31,
 1996... 20,357,609        --     102,600       (7,552)          --           --         95,048
Net
loss...         --        --          --     (276,803)          --            --       (276,803)
Distributions
  to
  shareholders...         --        --          --     (130,327)          --          --    (130,327)
Issuance
  of
  common
stock...  1,930,600        --     524,835           --     (25,000)           --        499,835
   ----------  ---------  -----------  ------------  -------------   ------------   -----------
BALANCE,
DECEMBER
  31,
 1997... 22,288,209        --     627,435     (414,682)     (25,000)          --        187,753
Common
 stock
issued
  in
  exchange... 19,255,155        --  18,539,814           --          --          --  18,539,814
Net
loss...         --        --          --   (7,895,966)          --            --     (7,895,966)
Distributions
  to
  shareholders...         --        --          --     (838,367)          --          --    (838,367)
Termination
  of
  Subchapter
  S
 election...         --        --  (3,323,049)    3,323,049          --          --          --
Issuance
  of
  common
stock...    522,817        --     583,333           --          --            --        583,333
Stock
options
granted
  with
  exercise
  price
  less
  than
  fair
  market
  value
  at
  date
  of
 grant..         --        --   3,124,113           --          --    (2,855,390)       268,723
Deferred
compensation
  expense
  recognized...         --        --          --           --          --      41,813      41,813
Stock
subscription
 received...         --        --          --           --      25,000          --       25,000
   ----------  ---------  -----------  ------------  -------------   ------------   -----------
BALANCE,
DECEMBER
  31,
 1998... 42,066,181        --  19,551,646   (5,825,966)          --   (2,813,577)    10,912,103
Net
loss
(unaudited)...         --        --          --   (3,299,053)          --          --  (3,299,053)
Stock
options
granted
  with
  exercise
  price
  less
  than
  fair
  market
  value
  at
  date
  of
  grant
  (unaudited)...         --        --     794,561           --          --    (794,561)          --
Stock
options
exercised
  (unaudited)...     69,303        --     100,000           --          --          --     100,000
Deferred
compensation
  expense
  recognized
  (unaudited)...         --        --          --           --          --     209,646     209,646
Issuance
  of
  common
  stock
  (unaudited)...    346,512        --   1,989,124           --    (125,000)          --   1,864,124
   ----------  ---------  -----------  ------------  -------------   ------------   -----------
BALANCE,
  MARCH
  31,
  1999
  (unaudited)... 42,481,996 $      -- $22,435,331 $ (9,125,019)   $(125,000) $(3,398,492) $ 9,786,820
   ----------  ---------  -----------  ------------  -------------   ------------   -----------
   ----------  ---------  -----------  ------------  -------------   ------------   -----------

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                     NATIONAL INFORMATION CONSORTIUM, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                          THREE MONTHS ENDED
                                                          YEAR ENDED DECEMBER 31,              MARCH 31,
                                                     ---------------------------------  -----------------------
                                                       1996       1997        1998        1998         1999
                                                     ---------  ---------  -----------  ---------  ------------
                                                                                              (UNAUDITED)
Cash flows from operating activities:
  Net income (loss)................................  $   7,779  $(276,803) $(7,895,966) $(124,213) $ (3,299,053)
  Adjustments to reconcile net income (loss) to net
    cash provided by (used in) operating
    activities:
    Depreciation and amortization..................        297     13,679    5,922,396     24,031     2,001,559
    Compensation expense recognized upon issuance
      of common stock..............................         --    370,235      258,333         --     1,489,124
    Compensation expense recognized upon granting
      of stock options.............................         --         --      268,723         --            --
    Recognition of deferred compensation expense...         --         --       41,813         --       209,646
    (Gain) loss on disposals of property and
      equipment....................................         --      1,200      (12,639)        --            --
    Application development contracts..............         --         --    1,256,000         --       (81,529)
    Deferred income taxes..........................         --         --      590,113         --       (23,946)
  Changes in operating assets and liabilities:
    (Increase) in trade accounts receivable........    (11,708)    (1,471)     (21,980)  (110,991)     (786,582)
    (Increase) decrease in prepaid expenses........         --    (21,849)       3,335         --       (56,287)
    (Increase) in other current assets.............         --         --      (54,956)   (10,805)     (188,099)
    (Increase) decrease in other assets............         --         --       (8,103)    (3,505)        3,574
    Increase (decrease) in accounts payable........         --     56,681     (184,889)    15,265       379,136
    Increase in accrued expenses...................         --     19,199       80,472      4,092        34,016
    Increase (decrease) in income taxes payable....         --         --       68,700         --       (46,000)
    Increase (decrease) in other current
      liabilities..................................     15,351     17,119       43,034    (17,119)       (1,600)
                                                     ---------  ---------  -----------  ---------  ------------
    Net cash provided by (used in) operating
      activities...................................     11,719    177,990      354,386   (223,245)     (366,041)
                                                     ---------  ---------  -----------  ---------  ------------
Cash flows from investing activities:
  Purchase of property and equipment...............    (19,676)  (112,521)    (255,203)   (46,881)      (10,374)
  Proceeds from disposals of property and
    equipment......................................         --      5,026       42,736         --            --
  Proceeds from notes receivable from
    shareholders...................................         --         --       55,000         --            --
  Cash of acquired companies.......................         --         --      764,908         --            --
                                                     ---------  ---------  -----------  ---------  ------------
  Net cash provided by (used in) investing
    activities.....................................    (19,676)  (107,495)     607,441    (46,881)      (10,374)
                                                     ---------  ---------  -----------  ---------  ------------
Cash flows from financing activities:
  Proceeds from bank lines of credit...............         --         --    1,190,285    150,000        70,000
  Payments on bank lines of credit.................         --         --     (270,084)        --      (254,140)
  Proceeds from notes payable......................         --     29,942           --         --            --
  Payments on notes payable........................    (29,251)        --      (29,942)    (1,617)      (50,000)
  Payments on capital lease obligations............         --         --     (101,533)        --       (60,060)
  Payments on debentures payable...................         --         --     (130,130)        --            --
  Distributions to shareholders....................         --   (130,327)    (588,367)        --            --
  Proceeds from issuance of common stock...........    102,500    129,600       75,000         --       475,000
  Proceeds from subscriptions receivable...........         --         --       25,000         --            --
                                                     ---------  ---------  -----------  ---------  ------------
  Net cash provided by financing activities........     73,249     29,215      170,229    148,383       180,800
                                                     ---------  ---------  -----------  ---------  ------------
Net increase (decrease) in cash....................     65,292     99,710    1,132,056   (121,743)     (195,615)
Cash, beginning of year............................     13,693     78,985      178,695    178,695     1,310,751
                                                     ---------  ---------  -----------  ---------  ------------
Cash, end of period................................  $  78,985  $ 178,695  $ 1,310,751  $  56,952  $  1,115,136
                                                     ---------  ---------  -----------  ---------  ------------
                                                     ---------  ---------  -----------  ---------  ------------
Other cash flow information:
  Interest paid....................................  $      --  $      --  $    54,707  $      --  $     36,995
                                                     ---------  ---------  -----------  ---------  ------------
                                                     ---------  ---------  -----------  ---------  ------------

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                     NATIONAL INFORMATION CONSORTIUM, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. THE COMPANY AND BASIS OF PRESENTATION

        National Information Consortium, Inc. (the "Company" or "NIC") is a provider of Internet-based electronic government services, which are integrated packages of hardware and software, that help governments use the Internet to reduce costs and provide a higher level of service to businesses and citizens. The Company was formed as a Delaware corporation on December 18, 1997, for the sole purpose of effecting a common stock exchange offer (the "Exchange Offer") to combine under common ownership five separate affiliated entities under which the Company conducted its business operations. The five companies were National Information Consortium USA, Inc. ("NIC/USA"), Kansas Information Consortium, Inc. ("KIC"), Indian@ Interactive, Inc. ("III"), Nebrask@ Interactive, Inc. ("NII") and Arkansas Information Consortium, Inc. ("AIC"). The Exchange Offer was consummated on March 31, 1998, and has been accounted for as a business combination. NIC/USA is the entity whose shareholders received the largest portion of the Company's common stock shares and is treated as the accounting acquirer with the purchase method of accounting being applied to the four other companies (see Note 3). The accompanying consolidated financial statements reflect the acquisitions on March 31, 1998, with the results of operations and cash flows subsequent to that date reflecting the results of all the companies, and prior to that date only the operations of NIC/USA.

        As of December 31, 1998, the Company provides electronic government services for seven states and one local government. The Company's primary business activity is to design, build and operate Internet-based portals for governments under multi-year contracts (see Note 4). In addition, the Company enters into contracts to provide consulting, development and management services to government portals in exchange for a negotiated fee. The Company also has a development division that develops applications to automate certain government back-office processes to facilitate electronic access.

        The Company negotiates contracts with government agencies desiring to include their information on the government portal. The Company markets the services and solicits users to enter into subscriber contracts permitting the user to access the portal and the government information contained therein in exchange for a transactional or subscription user fee. The Company is responsible for funding up front investment and ongoing operational costs. Through separate wholly-owned subsidiaries, NIC/USA operates in Virginia and Iowa, and has a service contract with the state of Georgia. Following the Exchange Offer, the Company has wholly-owned subsidiaries operating in the states of Arkansas, Indiana, Kansas and Nebraska in addition to the operations of NIC/USA.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF CONSOLIDATION

        The accompanying consolidated financial statements consolidate NIC/USA with its wholly-owned subsidiaries for periods prior to the Exchange Offer and the Company together with all of its direct and indirect wholly-owned subsidiaries, including NIC/USA, for periods subsequent to the Exchange Offer. All significant intercompany balances and transactions have been eliminated. The Company and NIC/USA have no partially owned subsidiaries.

    PROPERTY AND EQUIPMENT

        Property and equipment are carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over estimated useful lives of 8 years for furniture and fixtures, 3-8 years for equipment, 3-5 years for purchased software and 5 years for leasehold improvements. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in operations for the period. The cost of

                     NATIONAL INFORMATION CONSORTIUM, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) maintenance and repairs is charged to expense as incurred; significant renewals and betterments are capitalized.

        The Company periodically evaluates the carrying value of property and equipment to be held and used when events and circumstances warrant such a review. The carrying value of property and equipment is considered impaired when the anticipated undiscounted cash flows from the asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the asset. Fair value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on assets to be disposed of are determined in a similar manner, except that fair values are reduced for the cost to dispose.

    INTANGIBLE ASSETS

        At each balance sheet date, the Company assesses the value of recorded goodwill and other intangible assets for possible impairment based primarily on the ability to recover the balances from expected future cash flows on an undiscounted basis. If the sum of the expected future cash flows on an undiscounted basis is less than the carrying amount of the intangible asset, an impairment loss would be recognized for the amount by which the carrying value of the intangible asset exceeds its estimated fair value. The Company has not recorded any provisions for possible impairment of goodwill or intangible assets.

    REVENUE RECOGNITION

        The Company recognizes revenues from providing electronic government services (primarily transaction and information access fees) when the service is provided. The Company must remit a certain percentage of these fees to government agencies regardless of whether the Company ultimately collects the fees. Government agency fees and amounts payable to the primary contracting governmental entities (see Note 4) are accrued as cost of revenues and accounts payable at the time the revenue is recognized.

        Revenue from service contracts is recognized as the services are provided at rates provided for in the contract.

        The Company recognizes revenues from application development contracts on the percentage of completion method, utilizing labor hours incurred to date as compared to the estimated total labor hours for each contract. Included in the measurement of percentage of completion are the internal costs of developing the core technology which is a deliverable under the Company's current contracts. Any anticipated losses on contracts are charged to operations as soon as they are determinable. In the fourth quarter of 1998, the Company determined that its most recent cost estimates exceeded the remaining revenues to be recognized. The Company accrued $1.3 million of estimated costs in excess of revenues for satisfying remaining obligations under the contracts. The provision for anticipated losses was determined on an individual contract basis. Because of the inherent uncertainties in estimating the costs of completion, it is at least reasonably possible that the estimates will change within the near term.

    INCOME TAXES

        The Company changed its income tax status from an S corporation to a C corporation on July 1, 1998. The Company, along with its subsidiaries, files a consolidated federal income tax return.

        Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end based

                     NATIONAL INFORMATION CONSORTIUM, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) on enacted laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

    SERVICE DEVELOPMENT COSTS

        The Company expenses as incurred the employee costs to develop, implement, operate and maintain the government portals. These costs are included in service development and operations expense in the consolidated statements of operations.

    APPLICATION DEVELOPMENT COSTS

        As discussed above, the Company, through a development division, is developing an application under customer contracts that automates certain government back-office processes to facilitate electronic access. Costs of developing this application are considered costs of performance under the contracts and have been expensed as incurred. These costs are included in service development and operations expense in the consolidated statements of operations.

    STOCK-BASED COMPENSATION

        The Company has elected to account for its stock-based compensation plan using the intrinsic value method prescribed in Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees." Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," establishes accounting and disclosure requirements using a fair-value-based method of accounting for stock-based compensation plans. The Company has elected the method of accounting prescribed by APB No. 25 as described above, and has adopted the disclosure requirements of SFAS No. 123.

        Accordingly, the Company records as compensation expense the amount by which the fair value of common stock sold to employees and consultants exceeds the amount paid. Any excess of fair value of the price of common stock over the exercise price for options granted to employees is recorded as deferred compensation expense within shareholders' equity and amortized as expense ratably over the vesting period.

    CONCENTRATION OF CREDIT RISK

        Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and accounts receivable. The Company limits its exposure to credit loss by depositing its cash with high credit quality financial institutions. The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. The Company has not experienced any significant credit losses.

    USE OF ESTIMATES

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                     NATIONAL INFORMATION CONSORTIUM, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    RECENT ACCOUNTING PRONOUNCEMENTS

        The Financial Accounting Standards Board issued Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information," which establishes standards for reporting financial information regarding operating segments, products and services, geographic areas and major customers. The statement is effective for financial statements for periods beginning after December 15, 1997. As the Company operates in one business segment, the adoption of this statement did not have a significant impact on the Company's financial statements.

        In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1 ("SOP 98-1"), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," which establishes guidelines for the accounting for the costs of all computer software developed or obtained for internal use. SOP 98-1 is effective January 1, 1999. The adoption of SOP 98-1 did not have a material impact on the Company's consolidated financial statements.

    UNAUDITED INTERIM FINANCIAL INFORMATION

        The accompanying consolidated balance sheet as of March 31, 1999, the consolidated statements of operations and cash flows for the three months ended March 31, 1999 and 1998 and the consolidated statement of changes in shareholders' equity for the three months ended March 31, 1999 are unaudited.

        In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair statement of the results of these periods. The data disclosed in the notes to financial statements for these periods are unaudited.

3. ACCOUNTING FOR THE EXCHANGE OFFER

        On March 31, 1998, the Company exchanged its common shares for the common shares of five affiliated business units--NIC/USA, KIC, III, NII and AIC. Starting in 1991 with the state of Kansas, the Company's founders established an S corporation for business conducted within each state in which it was awarded a contract. By 1996, the Company had expanded into four states and decided to pursue future business opportunities through NIC/USA, leaving the four other business units to pursue opportunities solely within those states.

        Ownership of the five affiliated business units was similar, but not identical, leading to the conclusion to account for the Exchange Offer as a business combination. Prior to consummating the Exchange Offer, the Company was a holding company with no operations of its own. Exchange ratios were determined proportionately based on estimated 1998 pretax earnings for each company. No appraisal of fair market value of the separate companies was obtained.

        Management determined the fair value of the consolidated company on March 31, 1998 was $40 million. The fair value was allocated to each of the business units based upon proportional values agreed to by the shareholders in consummating the Exchange Offer.

        Shareholders of NIC/USA, III, KIC, AIC and NII received 22,288,209, 10,099,461, 4,179,039, 3,032,009 and 1,944,646 shares of the Company's common shares which were valued for purchase accounting at $21,460,187, $9,724,259, $4,023,785, $2,919,368 and $1,872,401, respectively. As the shareholders of NIC/USA received 54% of the Company's common shares, NIC/USA was treated as the acquirer in applying purchase accounting.

                     NATIONAL INFORMATION CONSORTIUM, INC.

3. ACCOUNTING FOR THE EXCHANGE OFFER (CONTINUED)
        The cost of the acquired business units of $18,539,813 was allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their fair values on the Exchange Offer date. The fair value of net tangible assets, consisting primarily of cash, accounts receivable, property and equipment, accounts payable and debt, approximated historical carrying amounts. The sole identifiable intangible asset relates to the government contracts and was valued at the net present value of projected future cash flows over the lives of the existing contracts discounted by 15%. Developed applications were not assigned a value because each state has a perpetual right of use license to applications developed if the Company's relationship is terminated. The remainder of the cost was allocated to goodwill. The purchase price and allocation by acquired business unit and in total is summarized as follows:

                                       III        KIC        AIC        NII       TOTAL
                                    ---------  ---------  ---------  ---------  ----------
Fair market value at March 31,
  1998............................  $9,724,259 $4,023,785 $2,919,368 $1,872,401 $18,539,813
                                    ---------  ---------  ---------  ---------  ----------
                                    ---------  ---------  ---------  ---------  ----------
Allocated to:
  Tangible net assets.............    464,766    311,159    304,529    108,897   1,189,351
  Contract intangibles............  1,911,321    433,611    447,994    672,387   3,465,313
  Goodwill........................  7,348,172  3,279,015  2,166,845  1,091,117  13,885,149
                                    ---------  ---------  ---------  ---------  ----------
                                    $9,724,259 $4,023,785 $2,919,368 $1,872,401 $18,539,813
                                    ---------  ---------  ---------  ---------  ----------
                                    ---------  ---------  ---------  ---------  ----------
Government contract expiration
  date............................    8/31/00   12/31/99    6/30/00    1/31/02

        As a result of rapid technological changes occurring in the Internet industry and the intense competition for qualified Internet professionals, recorded contract intangibles and goodwill are amortized on a straight-line basis over the life of the existing contracts. There can be no assurance the contracts will be renewed when they expire at terms that will be beneficial to the Company. At the time of the Exchange Offer, the Company and each of the business units were S corporations. The Exchange Offer was tax free to the shareholders. The historical tax basis in the assets and liabilities carries over to the Company and the amortization of the goodwill and contract intangibles is not deductible for income tax purposes.

        The following unaudited pro forma consolidated amounts give effect to the acquisitions of the business units as if they had occurred on January 1, 1997, using the amortization of goodwill and contract intangible the Company has and will record for periods subsequent to the Exchange Offer:

                                      YEAR ENDED
                                     DECEMBER 31,
                                ----------------------  THREE MONTHS ENDED
                                   1997        1998       MARCH 31, 1998
                                ----------  ----------  -------------------
Revenues......................  $24,382,184 $36,532,345     $ 8,270,047
Operating loss................  (6,863,442) (8,736,631)      (1,655,386)
Net loss......................  (6,931,996) (9,429,917)      (1,658,166)
Basic and diluted loss per
  share.......................  $    (0.17) $    (0.22)     $     (0.04)
Weighted average shares
  outstanding.................  40,112,940  41,950,418       41,934,277

4. GOVERNMENT CONTRACTS

        Each of the Company's government contracts generally has an initial term of three to five years. The Company enters into separate agreements with various agencies and divisions of the government to provide specific services and to conduct specific transactions. These agreements preliminarily establish the

                     NATIONAL INFORMATION CONSORTIUM, INC.

4. GOVERNMENT CONTRACTS (CONTINUED)
pricing of the electronic transactions and data access services the Company provides and the division of revenues between the Company and the government agency. Prices and revenue sharing agreements must be approved by the government. The Company owns all the applications developed under these contracts. After completion of a defined contract term, the government agency receives a perpetual, royalty-free license to the applications for use only. If the Company's contract is not renewed after a defined term the government agency would be entitled to take over the portal in place with no future obligation of the Company. In some cases, the Company provides management services to government-owned portals in exchange for an agreed-upon fee.

        The following is a summary of the Company's larger business units that have entered into agreements with government agencies and the significant terms of those operating agreements.

    VIRGINIA INTERACTIVE, LLC (VI)

        On July 30, 1997, VI, a wholly-owned subsidiary of NIC/USA, entered into a contract to provide electronic government services to the Virginia Information Providers Network Authority (the "Virginia Authority"). VI is responsible for managing and marketing the government portal as well as funding up front investment and ongoing operational costs. The contract is for a period of five years, commencing September 1, 1997, with the Virginia Authority having a five-year renewal option. If the Virginia Authority extends the contract through 2007, it is entitled to a perpetual license for applications developed at no additional compensation to VI.

        User fees received by the VI business unit are disbursed (1) first for the payment of operating expenses (primarily telecommunication costs), (2) then to the Virginia Authority in accordance with interagency agreements negotiated by VI on behalf of the Virginia Authority and for the reasonable and necessary expenses of the Virginia Authority, and (3) then all remaining funds to VI.

    INDIANA INTERACTIVE, INC. (III)

        The III business unit develops, operates, maintains and expands electronic government services for electronic access to public information for the Access Indiana Information Network ("AIIN"). AIIN is a State of Indiana government instrumentality created by the Indiana legislature for the purpose of providing electronic access to state, county and local information required by Indiana businesses and citizens. III is responsible for managing and marketing the government portal as well as funding up-front investment and ongoing operational costs. The contract with AIIN and the interagency agreements with various government agencies include limitations and provisions for the rates III can charge and the amount of remuneration to AIIN and each government agency. The initial contract expires September 2000 but may be renewed, or amended and renewed, for up to an additional five years. AIIN is entitled to a perpetual for use only license to the applications developed for no additional compensation to III.

        III's wholly-owned subsidiary, City-County Interactive, L.L.C. (the "Subsidiary"), was formed in 1997 to provide electronic government services for CivicNet, formerly CivicLink, the electronic gateway service for the city of Indianapolis and Marion County, Indiana. In addition, the Subsidiary is to further operate, manage and expand CivicNet.

        In connection with the revenues generated under the contract with AIIN, AIIN receives 2% of gross revenues per annum, before all other payments. The data-providing entities are then paid in accordance with interagency agreements. The remaining balance is retained by III.

                     NATIONAL INFORMATION CONSORTIUM, INC.

4. GOVERNMENT CONTRACTS (CONTINUED)
    ARKANSAS INFORMATION CONSORTIUM, INC. (AIC)

        AIC serves as a provider of electronic government services, by a contract signed in July 1997 between AIC and the Information Network of Arkansas ("INA"), a public instrumentality created by legislation in the State of Arkansas (the "State"). AIC is responsible for managing and marketing the government portal as well as funding up-front investment and ongoing operational costs. The contract is for one three-year term through June 30, 2000, with four one-year renewals at the option of INA. If the State decides to extend the contract through June 30, 2003, or at anytime thereafter, the INA shall be entitled to a perpetual for use only license to the applications developed for no additional compensation to AIC. Prior to June 30, 2003, the INA reserves the right to negotiate terms to license the applications.

        Network transaction fees received pursuant to the agreement with INA are disbursed first for payment of certain operating expenses for the government portal (primarily telecommunication costs). Five percent of the amount by which gross revenues for the portal exceed the amount payable to government agencies is then distributed to the INA. The balance is disbursed to AIC.

    KANSAS INFORMATION CONSORTIUM, INC. (KIC)

        KIC was incorporated August 15, 1991 to serve as a provider of electronic government services to develop, operate, maintain and expand a government portal for electronic access to public information for the Information Network of Kansas ("INK"). INK is a State of Kansas government instrumentality created by the Kansas legislature for the purpose of providing electronic access to state, county and local information required by Kansas businesses and citizens. KIC is responsible for managing and marketing the government portal as well as funding up-front investment and ongoing operational costs. The contract with INK includes limitations and provisions for the rates KIC can charge and the amount of remuneration to INK and each government agency. The initial contract was to expire on December 31, 1996, but was renewed until December 31, 1999 unless earlier terminated by INK for cause. INK shall have the option, upon termination or expiration of the contract, to require KIC to provide electronic government services in accordance with the terms of the contract for a period of up to twelve months from the time of the expiration or notification of termination. INK is entitled to a perpetual for use only license to the applications developed for no additional compensation to KIC.

        In connection with the revenues generated under the contract with INK, INK receives 2.0% of gross revenue, per annum, payable monthly, before all other payments. KIC may then receive a 25.0% rate of return per annum on its risk capital from net income before taxes. The remaining net income before taxes is shared 66.7% with KIC and 33.3% with INK. Risk capital is defined in the contract as the sum of paid-in capital, corporate loans with a payback period exceeding one year, and noncancellable obligations under corporate leases.

    NEBRASK@ INTERACTIVE, INC. (NII)

        NII was incorporated November 22, 1994 for the purpose of operating as a provider of electronic government services for the public information portal of the State of Nebraska ("Nebrask@ Online"). NII developed and operates the public information portal to provide businesses and citizens with electronic access to state, county and local information via the Internet. NII is responsible for managing and marketing the portal as well as funding up-front investment and ongoing operational costs.

        On December 3, 1997, NII entered into a contract with the Nebraska State Records Board ("NSRB") to provide electronic government services to enhance, operate, maintain and expand the existing portal that was developed by NII under its 1995 contract with the Nebraska Library Commission ("NLC")

                     NATIONAL INFORMATION CONSORTIUM, INC.

4. GOVERNMENT CONTRACTS (CONTINUED)
and various government agencies. The contract includes limitations and provisions for the rates NII can charge and the amount of remuneration to each government agency. The contract will expire on January 31, 2002 unless earlier terminated by the NSRB for cause. The NSRB shall have the option, upon termination or expiration of the contract, to require NII to provide electronic government services in accordance with the terms of the contract for a period of up to twelve months from the time of the expiration or notice of termination, whichever is earlier. On January 1, 2002, the NSRB will be entitled to a perpetual for use only license to the applications developed for no additional compensation to NII.

        In connection with the revenues generated under the contract with the NSRB, the NSRB receives 4.5% of the first $89,000 in gross profit and 2% of gross profit thereafter. Gross profit is defined in the contract as the difference between NII's gross revenues and amounts paid to government agencies and for certain telecommunication expenses.

    NATIONAL INFORMATION CONSORTIUM U.S.A., INC. (NIC/USA)

        A service contract was entered into between NIC/USA and the GeorgiaNet Authority ("GANET"), an agency of the State of Georgia, on September 15, 1996. Pursuant to the contract, NIC/USA must dedicate a minimum number of full time employees to assist GANET in creating and providing an information access program. Pursuant to the contract, GANET is entitled to a perpetual use license to the applications developed at no additional compensation to NIC/USA. However, if GANET terminates the contract prior to September 2001, GANET must pay NIC/USA a fee ranging from $500,000 to $1,000,000 (based on the date of termination) in order to receive a license for the applications. The contract must be renewed by GANET on a yearly basis. In the event fees received by GANET from its customers are insufficient to cover its obligations to NIC/USA, the contract shall terminate without further obligation of GANET.

        In connection with the revenues generated under the contract with GANET, GANET pays NIC/ USA $800,000 per year, in equal amounts of $200,000 on a quarterly basis. In addition, GANET pays NIC/ USA 5% of gross GANET revenues from non-bulk fees per quarter.

5. PROPERTY AND EQUIPMENT

        Property and equipment consists of the following:

                                                           DECEMBER 31,
                                                       --------------------
                                                         1997       1998
                                                       ---------  ---------
Furniture and fixtures...............................  $      --  $ 210,209
Equipment............................................    125,048  1,530,636
Purchased software...................................         --    101,484
Leasehold improvements...............................         --     39,285
                                                       ---------  ---------
                                                         125,048  1,881,614
Less accumulated depreciation........................     12,845    652,199
                                                       ---------  ---------
                                                       $ 112,203  $1,229,415
                                                       ---------  ---------
                                                       ---------  ---------

        Depreciation expense for the years ended December 31, 1996, 1997 and 1998, was $177, $13,559 and $236,699, respectively.

                     NATIONAL INFORMATION CONSORTIUM, INC.

6. INTANGIBLE ASSETS

        Intangible assets consist of the following:

                                      DECEMBER 31,
                                 ----------------------    MARCH 31, 1999
                                    1997        1998         (UNAUDITED)
                                 ----------  ----------  -------------------
Goodwill.......................  $       --  $13,885,149     $13,885,149
Contract intangibles...........          --   3,465,313        3,465,313
                                 ----------  ----------  -------------------
                                         --  17,350,462       17,350,462
Less accumulated
  amortization.................          --   5,681,403        7,575,204
                                 ----------  ----------  -------------------
                                 $       --  $11,669,059     $ 9,775,258
                                 ----------  ----------  -------------------
                                 ----------  ----------  -------------------

7. BANK LINES OF CREDIT AND OTHER DEBT OBLIGATIONS

        NIC/USA has a $1,000,000 operating line of credit from a bank that bears interest at the bank's index rate (7.75% at December 31, 1998). The expiration date on the line is April 30, 1999. At December 31, 1997 and 1998, $0 and $370,000 was outstanding on the line. The line is collateralized by NIC/USA's assets and guaranteed by various affiliated companies. The line was renewed on April 30, 1999 with a maturity date of April 30, 2000.

        NIC/USA entered into a $225,000 equipment line of credit with a bank in January 1998. The line bears interest at the bank's reference rate plus 1.75% (9.50% at December 31, 1998). There is no given expiration date on the line. At December 31, 1998, no amounts were outstanding on the line. The line is collateralized by the related equipment and guaranteed by the parent company.

        In December 1997, NIC/USA borrowed $29,942 from a bank in the form of a note payable collateralized by an automobile. The note was repaid in full in 1998.

        In October 1998, NIC/USA issued to GANET, an irrevocable letter of credit in the amount of $200,000 that expires October 31, 1999.

        On January 19, 1999, NIC/USA purchased an airplane and financed the purchase by borrowing $544,000 from a bank in the form of a note payable. The note bears interest at 7.75% and matures January 19, 2000. The loan is to be repaid in eleven monthly installments of $6,529 commencing February 19, 1999 with a final lump-sum payment of $513,707 on January 19, 2000. The note is collateralized by the airplane.

        VI entered into a $250,000 operating line of credit with a bank in May 1998. The line bears interest at the bank's index rate (7.75% at December 31, 1998). The expiration date on the line is April 30, 2000. At December 31, 1998, $218,750 was outstanding on the line. The line is collateralized by VI's assets and guaranteed by various affiliated companies.

        VI entered into a $225,000 equipment line of credit with a bank in April 1998. The line bears interest at the bank's reference rate plus 1.75% (9.50% at December 31, 1998). There is no given expiration date on the line. At December 31, 1998, there were no amounts outstanding on the line. The line is collateralized by the related equipment and guaranteed by the parent company.

        Iowa Interactive, Inc. entered into a $225,000 equipment line of credit with a bank in April 1998. The line bears interest at the bank's reference rate plus 1.75% (9.50% at December 31, 1998). There is no given expiration date on the line. At December 31, 1998, no amounts were outstanding on the line. The line is collateralized by the related equipment and guaranteed by the parent company.

                     NATIONAL INFORMATION CONSORTIUM, INC.

7. BANK LINES OF CREDIT AND OTHER DEBT OBLIGATIONS (CONTINUED)
        III has a $400,000 operating line of credit from a bank that bears interest at the bank's index rate (7.75% at December 31, 1998). The expiration date on the line is April 30, 2000. At December 31, 1998, $192,136 was outstanding on the line. The line is collateralized by the III's assets and guaranteed by various affiliated companies.

        III has a $150,000 operating line of credit with a bank that bears interest at the bank's prime rate plus 0.50% (8.25% at December 31, 1998). The expiration date on the line is November 1, 1999. At December 31, 1998, $18,209 was outstanding on the line. The line is collateralized by III's assets.

        III has a $225,000 equipment line of credit with a bank which bears interest at the bank's reference rate plus 1.75% (9.50% at December 31, 1998). There is no given expiration date on the line. At December 31, 1998, there were no amounts outstanding on the line. The line is collateralized by the related equipment and guaranteed by the parent company.

        KIC has a $250,000 operating line of credit from a bank that bears interest at the bank's index rate (7.75% at December 31, 1998). The expiration date on the line is April 30, 2000. At December 31, 1998, $179,497 was outstanding on the line. The line is collateralized by KIC's assets and guaranteed by various affiliated companies.

        KIC has a $225,000 equipment line of credit with a bank which bears interest at the bank's reference rate plus 1.75% (9.50% at December 31, 1998). There is no given expiration date on the line. At December 31, 1998, no amounts were outstanding on the line. The line is collateralized by the related equipment and guaranteed by the parent company.

        AIC has a $150,000 operating line of credit from a bank that bears interest at the bank's index rate (7.75% at December 31, 1998). The expiration date on the line is April 30, 2000. At December 31, 1998, no amounts were outstanding on the line. The line is collateralized by AIC's assets and guaranteed by the parent company.

        AIC has a $225,000 equipment line of credit with a bank which bears interest at the bank's reference rate plus 1.75% (9.50% at December 31, 1998). There is no given expiration date on the line. At December 31, 1998, no amounts were outstanding on the line. The line is collateralized by the related equipment and guaranteed by the parent company.

        In March 1998, AIC agreed to pay a shareholder $19,500 for past services and reacquired the shareholder's 5,005 shares of NII. An initial payment of $6,500 was made with the remaining balance of $13,000 due in two annual installments of $6,500 in 1999 and 2000.

        AIC has issued to the State of Arkansas an irrevocable letter of credit in the amount of $50,000.

        NII has a $100,000 line of credit with a bank that bears interest at the bank's index rate (7.75% at December 31, 1998). The expiration date on the line is April 30, 2000. At December 31, 1998, $45,000 was outstanding on the line. The line is collateralized by NII's assets and guaranteed by the parent company.

        NII has a $225,000 equipment line of credit with a bank which bears interest at the bank's reference rate plus 1.75% (9.50% at December 31, 1998). There is no given expiration date on the line. At December 31, 1998, no amounts were outstanding on the line. The line is collateralized by the related equipment and guaranteed by the parent company.

        In March 1998, NII agreed to pay a shareholder $130,500 for past services and reacquired the shareholder's 5,250 shares of NII. An initial payment of $43,500 was made with the remaining balance of $87,000 due in two annual installments of $43,500 in 1999 and 2000.

                     NATIONAL INFORMATION CONSORTIUM, INC.

7. BANK LINES OF CREDIT AND OTHER DEBT OBLIGATIONS (CONTINUED)
        The operating line of credit agreements contain various covenants relating to reporting requirements and financial ratios. At December 31, 1998, the Company was either in compliance with these covenants or had received waivers on any violations of these covenants.

8. SHAREHOLDERS' EQUITY AND EARNINGS PER SHARE

    COMMON STOCK

        The Company's Board of Directors has authorized 13,500,000 shares of common stock for issuance by the Company at December 31, 1998. In April 1999, the Company was reincorporated in the state of Colorado and changed the par value of its common stock from $.01 per share to no par. On May 6, 1999, the Company increased its authorized shares to 200,000,000.


        On May 3, 1999, the Board of Directors authorized a common stock split in the range of 4 for 1 to 5 for 1, and granted authority to the Company's officers to determine the exact amount of the split. Such officers approved a
4.643377 for 1 split, to be effected by means of a dividend of 3.643377 shares of common stock for each share of common stock held, plus cash in lieu of fractional shares, effective for shareholders of record on July 14, 1999. The effect of the stock split has been retroactively reflected in the accompanying consolidated financial statements for all periods presented. All references to the number of Company common shares and per share amounts elsewhere in the related footnotes have also been restated as appropriate to reflect the effect of the common stock split for all periods presented.


        In the first six months of 1998, the Company made $588,367 of S corporation cash distributions to common shareholders. NIC/USA made $130,327 of distributions to its shareholders in 1997.

        On June 30, 1998, the Company and a voting trust entered into by the Company's shareholders entered into a stock purchase agreement for the Company's shareholders to sell a 25% interest in the Company to an investment management firm. The Company did not receive any of the proceeds from the sale. Under the voting trust agreement, two principal shareholders have the right to vote all of the Company's common shares, except those held by the investment management firm and to sell all or any part of such shares. The investment management investors also have certain registration rights, a right of first refusal to purchase any common shares proposed to be sold by the voting trust, a right to participate in any sale by the voting trust and certain other rights. The Company's bylaws give the Company the right of first refusal to purchase any common shares desired to be sold by a shareholder at the lesser of a third party offered price or a formula price. One common shareholder has the right, only upon termination within the first three years of employment, to cause the Company to repurchase 173,258 shares of common stock purchased by the shareholder on February 9, 1999, at the $1.44 price per share paid by the shareholder.

                     NATIONAL INFORMATION CONSORTIUM, INC.

8. SHAREHOLDERS' EQUITY AND EARNINGS PER SHARE (CONTINUED)

        At December 31, 1997 and as of March 31, 1998, the date of the Exchange Offer, NIC/USA had 1,000,000 common shares authorized and 112,330 common shares issued and outstanding. However, as NIC/USA is considered the accounting acquirer, its historical outstanding share information has been adjusted for the Exchange Offer exchange ratio. Shareholders of NIC/USA received 198.42 Company common shares for each share held of NIC/USA on March 31, 1998. Retroactive adjustments are also made for purposes of calculating and reporting earnings per share.

    COMMON STOCK TRANSACTIONS

        From August 1997 through December 1997, NIC/USA sold 5,130 and 4,500 shares of its common stock to employees at prices of $29.24 and $1.00 per share, respectively. The Company recorded $370,235 in compensation expense related to these transactions.

        From April 1998 through June 1998, the Company sold 348,254 shares of common stock to two employees at $0.22 per share. The Company recorded $258,333 in compensation expense related to this transaction. From September 1998 through December 1998, the Company granted 2,534,796 common stock options with an exercise price of $1.44 per share. Compensation expense of $310,536 was recorded in 1998 and deferred compensation expense of $2,813,577 was recorded at December 31, 1998 which is being expensed ratably over the vesting period for 2,314,686 options that have future vesting requirements. The vesting period is three years for $1,920,320 of deferred compensation and four years for the remaining $893,257.

        On June 30, 1998, the Company issued 174,563 shares of its common stock and made an S corporation distribution of those shares, which were valued at $1.43 per share, to its shareholders. These shares were given to a consultant as compensation for services rendered to the Company's shareholders with the investment management firm sale. In connection with the transaction, the Company also paid $57,077 in professional fees on behalf of the shareholders which were also distributed as an S corporation distribution.

        From January 1999 through March 1999, the Company sold 346,512 shares of common stock to five employees at $1.44 per share. The Company recorded $1,489,124 in compensation expense related to these transactions. From January 1999 through March 1999, the Company granted 187,123 common stock options with an exercise price of $1.44 per share and a vesting period of three years. Compensation expense of $11,702 was recorded relating to these options in the three months ended March 31, 1999 with $782,859 of compensation expense deferred at March 31, 1999. Including expense recognized in connection with the options granted prior to January 1, 1999, the Company recognized a total of $209,646 of compensation expense related to common stock options in the three months ended March 31, 1999. Total deferred compensation expense was $3,398,492 at March 31, 1999.

    ADDITIONAL PAID-IN CAPITAL

        The Company offset its accumulated deficit on the date of Subchapter S election termination against its additional paid-in capital as reflected in the Consolidated Statements of Changes in Shareholders' Equity.

                     NATIONAL INFORMATION CONSORTIUM, INC.

8. SHAREHOLDERS' EQUITY AND EARNINGS PER SHARE (CONTINUED)
    1999 EMPLOYEE STOCK PURCHASE PLAN

        In May 1999, the Company's Board of Directors approved an employee stock purchase plan intended to qualify as an "employee stock purchase plan" under
Section 423 of the Internal Revenue Code.

    EARNINGS PER SHARE

        The Company computes net income (loss) per share in accordance with the provisions of SFAS No. 128, "Earnings Per Share" and SEC Staff Accounting Bulletin No. 98. Under SFAS No. 128 and SAB No. 98, basic net income (loss) per share is computed by dividing the net income (loss) for the period by the weighted average number of common shares outstanding for the period. Treated as outstanding for all periods prior to the Exchange Offer is an issuance of 174,563 of common shares to all common shareholders on July 1, 1998 for no consideration to the Company as described above. Diluted net income (loss) per share is the same as basic net income (loss) per share because common stock issuable upon exercise of employee stock options is antidilutive.

        The following sets forth the calculation of earnings per share for the actual and pro forma periods indicated:

                                 YEAR ENDED DECEMBER 31,           PRO FORMA
                          -------------------------------------      THREE           THREE           THREE
                                          1998                    MONTHS ENDED    MONTHS ENDED    MONTHS ENDED
                             1997      PRO FORMA       1998      MARCH 31, 1998  MARCH 31, 1998  MARCH 31, 1999
                            ACTUAL    (UNAUDITED)     ACTUAL      (UNAUDITED)     (UNAUDITED)     (UNAUDITED)
                          ----------  ------------  -----------  --------------  --------------  --------------
Net loss................  $ (276,803)  $(9,429,917) $(7,895,966)  $ (1,658,166)   $   (124,213)   $ (3,299,053)
Basic and diluted loss
  per share.............  $    (0.01)  $    (0.22)  $     (0.21)  $      (0.04)   $      (0.01)   $      (0.08)
Weighted-average common
  shares outstanding....  20,857,785   41,950,418    37,242,423     41,934,277      22,679,122      42,242,941

9. INCOME TAXES

        On July 1, 1998, the Company changed its income tax status from an S corporation to a C corporation. The Company recognized a net deferred tax liability of approximately $1,374,000 representing the temporary differences between the book and tax bases of assets and liabilities on that date. No deferred tax liability was recorded for goodwill. The effect of recognizing the deferred tax liability has been included in the consolidated statement of operations for the year ended December 31, 1998.

                     NATIONAL INFORMATION CONSORTIUM, INC.

9. INCOME TAXES (CONTINUED)
        Income tax expense for the year ended December 31, 1998 consisted of the following:

Current income taxes:
  Federal........................................................  $  56,045
  State..........................................................     12,655
                                                                   ---------
    Total........................................................     68,700
                                                                   ---------
Deferred income taxes, net:
  Federal........................................................    540,345
  State..........................................................     49,768
                                                                   ---------
    Total........................................................    590,113
                                                                   ---------
    Total income taxes...........................................  $ 658,813
                                                                   ---------
                                                                   ---------

        The unaudited pro forma provision for income taxes for the years ended December 31, 1996, 1997 and 1998 and the three-months ended March 31, 1998 presented on the Consolidated Statements of Operations present the Company's results of operations as if it were a C corporation for the entire period. The pro forma provision for income taxes for the year ended December 31, 1998 represents the incremental provision for the six month period the Company was an S corporation together with removing the $1,374,000 cumulative effect recorded in 1998 as discussed above. The pro forma provision for income taxes was calculated based on enacted tax laws and statutory tax rates applicable to the periods presented taking into account permanent differences.

        Significant components of the Company's deferred tax assets and liabilities at December 31, 1998, are as follows:

Deferred tax assets:
  Accrued accounts payable......................................  $ 721,757
  Application development contracts.............................    479,922
  Compensation related to non-qualified stock options...........     59,842
  Other.........................................................     28,130
                                                                  ---------
    Total.......................................................  1,289,651
                                                                  ---------
Deferred tax liabilities:
  Accrued revenue...............................................    897,097
  Contract intangibles..........................................    881,346
  Depreciation..................................................     62,324
  Other.........................................................     38,996
                                                                  ---------
    Total.......................................................  1,879,763
                                                                  ---------
Net deferred tax liability......................................  $ 590,112
                                                                  ---------
                                                                  ---------

                     NATIONAL INFORMATION CONSORTIUM, INC.

9. INCOME TAXES (CONTINUED)
        The following table is a reconciliation between the effective income tax rate indicated by the consolidated statements of operations and the statutory federal income tax rate for the year ended December 31, 1998:

Effective federal and state income tax rate (provision)..............       (9.1)%
Goodwill amortization (six months)...................................       15.5
S to C corporation adjustment........................................       19.7
Pretax loss as an S corporation (six months).........................       10.4
State income taxes...................................................       (1.3)
Other................................................................       (0.2)
                                                                       ---------
Statutory federal income tax rate....................................       35.0%
                                                                       ---------
                                                                       ---------

10. CAPITAL LEASE OBLIGATIONS

        The Company and its subsidiaries lease various property and equipment under capital leases. The agreements require the company and its subsidiaries to pay all taxes, fees, assessments or other charges.

        Capitalized leased property and equipment consists of the following at December 31, 1998:

Furniture and fixtures............................................  $ 117,911
Equipment.........................................................    766,153
Purchased software................................................     81,795
                                                                    ---------
                                                                      965,859
Less accumulated depreciation.....................................    314,026
                                                                    ---------
                                                                    $ 651,833
                                                                    ---------
                                                                    ---------

        Future minimum noncancellable lease payments under these capital leases at December 31, 1998 are as follows:

FISCAL YEAR
------------------------------------------------------------------
1999..............................................................  $ 280,884
2000..............................................................    217,180
2001..............................................................    213,918
2002..............................................................     17,787
                                                                    ---------
                                                                      729,769
Less interest.....................................................     84,457
                                                                    ---------
Present value of net minimum lease payments.......................    645,312
Less current portion..............................................    235,323
                                                                    ---------
Long-term portion.................................................  $ 409,989
                                                                    ---------
                                                                    ---------

                     NATIONAL INFORMATION CONSORTIUM, INC.

11. OPERATING LEASES

        The Company and its subsidiaries lease office space and certain equipment under operating leases. The future minimum lease payments under noncancellable operating leases are as follows:

FISCAL YEAR
--------------------------------------------------------------------------------
1999............................................................................  $    408,412
2000............................................................................       320,125
2001............................................................................       248,143
2002............................................................................       209,932
2003............................................................................        24,989
                                                                                  ------------
                                                                                  $  1,211,601
                                                                                  ------------
                                                                                  ------------

        Total rent expense for the years ended December 31, 1996, 1997 and 1998 was $0, $2,099 and $354,192 respectively.

12. EMPLOYEE BENEFIT PLAN

        The Company and its subsidiaries sponsor a defined contribution 401(k) profit sharing plan. In accordance with the plan, all full-time employees are eligible immediately upon employment. A discretionary match and a discretionary contribution may be made to the plan as determined by the Board of Directors. Company contributions totaled $1,731, $14,031, and $94,571 for the years ended December 31, 1996, 1997 and 1998, respectively.

13. STOCK OPTION PLAN

        The Company has adopted a formal stock option plan (the "Plan") to provide for the granting of either incentive stock options or non-qualified stock options to encourage certain employees of the Company and its subsidiaries, and certain directors of the Company, to participate in the ownership of the Company, and to provide additional incentive for such employees and directors to promote the success of its business through sharing the future growth of such business. The Company is authorized to grant options for up to 9,286,754, common shares under the Plan, of which 2,534,796 have been granted in 1998. The exercise price of all options granted under the plan was $1.44, which was less than the fair market value of the stock on the various grant dates. The weighted-average grant-date fair value of options granted during the year was $2.68. Employee options are generally exercisable one year from date of grant in cumulative annual installments of 33% and expire four years after the grant date.

        On December 31, 1998, the Company granted 1,393,013 options (1,046,501 non-qualified options and 346,512 incentive options) to an executive of the Company under two separate stock option agreements covered by the Plan. Non-qualified stock options totaling 60,712 vested immediately with the remainder of the options exercisable one year from date of grant in cumulative annual installments of 25%. The non-qualified stock options expire ten years after the grant date. Incentive stock options totaling 69,302 vested immediately with the remainder of the options exercisable one year from date of grant in cumulative annual installments of 25%. The incentive stock options expire five years from the date of grant.

                     NATIONAL INFORMATION CONSORTIUM, INC.

13. STOCK OPTION PLAN (CONTINUED)
        Stock option activity for the year ended December 31, 1998, was as follows:

                                             SHARES     WEIGHTED AVERAGE PRICE
                                            ---------  -------------------------
Outstanding at January 1..................         --                 --
  Granted.................................  2,534,796          $    1.44
  Exercised...............................         --                 --
  Forfeited...............................     20,793          $    1.44
                                            ---------
Outstanding at December 31................  2,514,003          $    1.44
Exercisable at December 31................    199,317          $    1.44

        For all options outstanding at December 31, 1998, the exercise price was $1.44 per share and the weighted-average remaining contractual life was 6.7 years.

        The Company accounts for the Plan using the intrinsic value method prescribed in Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees." Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," requires certain disclosures regarding expense and value of options granted using the fair-value-based method even though the Company follows APB No. 25. Had compensation cost for the Company's Plan been determined consistent with SFAS No. 123, the Company's net loss and loss per share would have been as follows for the year ended December 31, 1998:

Net loss
  As reported....................................................  $(7,895,966)
  Pro forma......................................................  $(7,906,551)
Basic and diluted loss per share:
  As reported....................................................  $    (0.21)
  Pro forma......................................................  $    (0.21)

        The Company used the minimum value option pricing model, as permitted by the Financial Accounting Standards Board for nonpublic companies, to determine the fair value of grants made in 1998. The minimum value model does not consider expected volatility in stock price. The following assumptions were applied in determining pro forma compensation cost for the year ended December 31, 1998:

Risk-free interest rate..........................................  5.00%
Expected dividend yield..........................................  0.00%
Expected option life.............................................  6.6 years
Expected stock price volatility..................................  0.001%
Fair value of options granted....................................  $1.60

14. CONCENTRATION OF CREDIT

        For the year ended December 31, 1998, the Company derived 71% of its revenues from two data resellers.

                     NATIONAL INFORMATION CONSORTIUM, INC.

15. RELATED PARTY TRANSACTIONS

        The Company and its subsidiaries pay their Board members director fees for services rendered. Total expense incurred for the year ended December 31, 1998 was $130,500. No director fees were paid in either 1997 or 1996.

        The Company and its subsidiaries purchase business and health insurance through an insurance agency that is controlled by a shareholder and director of the Company. Insurance expense for the years ended December 31, 1996, 1997 and 1998 was approximately $3,000, $50,000 and $444,600, respectively.

16. SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

        NIC/USA financed the purchase of $335,646 of property and equipment in 1998 under capital leases.

        KIC sold certain assets during 1998 which were then leased back from the purchaser over a period of three years. The resulting lease is being accounted for as a capital lease. The purchaser paid down KIC's bank line of credit in 1998 by $28,666 as part of this sale-leaseback transaction.

        III sold certain assets during 1998 which were then leased back from the purchaser over a period of three years. The resulting lease is being accounted for as a capital lease. The purchaser paid down III's bank line of credit in 1998 by $169,287 as part of this sale-leaseback transaction.

        AIC financed the purchase of $13,083 of property and equipment in 1998 under capital leases.

        NII financed the purchase of $7,114 of property and equipment in 1998 under capital leases.

         REPORT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Indian@ Interactive, Inc. and subsidiary

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, of changes in shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Indian@ Interactive, Inc. and subsidiary (the "Company") at December 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICEWATERHOUSECOOPERS LLP
Kansas City, Missouri
May 6, 1999

                    INDIAN@ INTERACTIVE, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                                               DECEMBER 31,
                                                           --------------------
                                                             1996       1997
                                                           ---------  ---------   MARCH 31,
                                                                                    1998
                                                                                 -----------
                                                                                 (UNAUDITED)
                                           ASSETS
Current assets:
  Cash...................................................  $ 280,918  $     964   $ 380,209
  Trade accounts receivable..............................    860,777  1,505,464   1,203,141
  Receivable from employees..............................         --         --       1,000
  Due from related companies.............................         --         --         662
  Prepaid expenses.......................................     10,042     16,531      14,359
                                                           ---------  ---------  -----------
        Total current assets.............................  1,151,737  1,522,959   1,599,371
                                                           ---------  ---------  -----------
Property and equipment, net..............................    372,222    375,426     363,196
                                                           ---------  ---------  -----------
Other assets:
  Note receivable from shareholder.......................     25,000     15,000      15,000
  Deposits and other.....................................     10,464     13,988         250
  Organization costs, net of accumulated amortization of
    $5,815, $10,627, and $11,830.........................     18,244     13,432      12,229
                                                           ---------  ---------  -----------
        Total other assets...............................     53,708     42,420      27,479
                                                           ---------  ---------  -----------
        Total assets.....................................  $1,577,667 $1,940,805  $1,990,046
                                                           ---------  ---------  -----------
                                                           ---------  ---------  -----------

                            LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Checks issued in excess of bank balance................  $      --  $ 117,405   $      --
  Accounts payable.......................................    724,411    876,710   1,089,165
  Accrued expenses.......................................     44,756     25,671      55,617
  Due to related companies...............................         --        528       4,527
  Bank lines of credit...................................    119,196     92,923      92,923
  Current portion of capital lease obligations...........     99,603    141,632     144,499
                                                           ---------  ---------  -----------
        Total current liabilities........................    987,966  1,254,869   1,386,731
                                                           ---------  ---------  -----------
Long-term liabilities:
  Debentures payable to related parties..................     90,000     90,000      90,000
  Capital lease obligations, net of current portion......    167,536     97,370      48,549
                                                           ---------  ---------  -----------
        Total long-term liabilities......................    257,536    187,370     138,549
                                                           ---------  ---------  -----------
        Total liabilities................................  1,245,502  1,442,239   1,525,280
                                                           ---------  ---------  -----------
Commitments and contingencies (Notes 6 and 7)............
Shareholders' equity:
  Common stock, no par value; 100,000 shares authorized,
    87,250, 88,122 and 88,122 shares issued and
    outstanding..........................................     18,825     18,825      18,825
  Additional paid-in capital.............................    156,174    183,557     183,557
  Retained earnings......................................    157,166    296,184     262,384
                                                           ---------  ---------  -----------
        Total shareholders' equity.......................    332,165    498,566     464,766
                                                           ---------  ---------  -----------
        Total liabilities and shareholders' equity.......  $1,577,667 $1,940,805  $1,990,046
                                                           ---------  ---------  -----------
                                                           ---------  ---------  -----------

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                    INDIAN@ INTERACTIVE, INC. AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME

                                                           YEAR ENDED         THREE MONTHS
                                                          DECEMBER 31,           ENDED
                                                     ----------------------  MARCH 31, 1998
                                                        1996        1997      (UNAUDITED)
                                                     ----------  ----------  --------------
Revenues...........................................  $11,658,194 $12,524,065   $3,541,101
Cost of revenues...................................   9,623,884  10,040,041     2,727,257
                                                     ----------  ----------  --------------
      Gross profit.................................   2,034,310   2,484,024       813,844
                                                     ----------  ----------  --------------
Operating expenses:
  Service development and operations...............     359,689     480,492       225,425
  Selling, general and administrative..............     814,997   1,070,667       424,581
  Stock compensation...............................          --      13,431            --
  Depreciation and amortization....................      83,448     107,332        31,841
                                                     ----------  ----------  --------------
      Total operating expenses.....................   1,258,134   1,671,922       681,847
                                                     ----------  ----------  --------------
      Operating income.............................     776,176     812,102       131,997
                                                     ----------  ----------  --------------
Other income (expense):
  Interest income..................................      21,514      20,192         6,804
  Interest expense.................................     (34,867)    (32,330)       (9,634)
  Miscellaneous income.............................          --       3,412         1,820
  Gain on disposals of property and equipment......          --         401            --
                                                     ----------  ----------  --------------
      Total other expense, net.....................     (13,353)     (8,325)       (1,010)
                                                     ----------  ----------  --------------
      Net income...................................  $  762,823  $  803,777    $  130,987
                                                     ----------  ----------  --------------
                                                     ----------  ----------  --------------

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                    INDIAN@ INTERACTIVE, INC. AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                                                                    NOTES DUE
                                        COMMON STOCK       ADDITIONAL               ON COMMON
                                   ----------------------    PAID-IN    RETAINED      STOCK
                                     SHARES      AMOUNT      CAPITAL    EARNINGS    PURCHASES       TOTAL
                                   -----------  ---------  -----------  ---------  -----------  --------------
BALANCE, JANUARY 1, 1996.........      87,250   $  87,250   $ 156,174   $ (24,911)  $ (68,425)    $  150,088
Net income.......................          --          --          --     762,823          --        762,823
Change in par value of common
  stock..........................          --     (68,425)         --          --      68,425             --
Distributions to shareholders....          --          --          --    (580,746)         --       (580,746)
                                   -----------  ---------  -----------  ---------  -----------  --------------
BALANCE, DECEMBER 31, 1996.......      87,250      18,825     156,174     157,166          --        332,165
Net income.......................          --          --          --     803,777          --        803,777
Issuance of common stock.........         872          --      27,383          --          --         27,383
Distributions to shareholders....          --          --          --    (664,759)         --       (664,759)
                                   -----------  ---------  -----------  ---------  -----------  --------------
BALANCE, DECEMBER 31, 1997.......      88,122      18,825     183,557     296,184          --        498,566
Net income (unaudited)...........          --          --          --     130,987          --        130,987
Distributions to shareholders
  (unaudited)....................          --          --          --    (164,787)                  (164,787)
                                   -----------  ---------  -----------  ---------  -----------  --------------
BALANCE, MARCH 31, 1998
  (UNAUDITED)....................      88,122   $  18,825   $ 183,557   $ 262,384   $      --     $  464,766
                                   -----------  ---------  -----------  ---------  -----------  --------------
                                   -----------  ---------  -----------  ---------  -----------  --------------

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                    INDIAN@ INTERACTIVE, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              YEAR ENDED DECEMBER
                                                                      31,
                                                              --------------------
                                                                1996       1997
                                                              ---------  ---------   THREE MONTHS
                                                                                         ENDED
                                                                                    MARCH 31, 1998
                                                                                    ---------------
                                                                                      (UNAUDITED)
Cash flows from operating activities:
  Net income................................................  $ 762,823  $ 803,777     $ 130,987
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation and amortization...........................     83,448    107,332        31,841
    Gain on disposals of property and equipment.............         --       (401)           --
    Compensation expense recognized upon issuance of common
      stock.................................................         --     13,431            --
    Changes in operating assets and liabilities:
      Decrease (increase) in trade accounts receivable......    (86,475)  (644,687)      302,323
      Decrease (increase) in receivable from employees......      3,400         --        (1,000)
      (Increase) in due from related companies..............         --         --          (662)
      Decrease (increase) in prepaid expenses...............     (6,799)    (6,489)        2,172
      Decrease (increase) in deposits and other.............    (10,214)    (3,524)       13,738
      Increase (decrease) in accounts payable...............    (17,435)   152,299       212,455
      Increase (decrease) in accrued expenses...............     26,261    (19,085)       29,946
      Increase in due to related companies..................         --        528         3,999
                                                              ---------  ---------  ---------------
      Net cash provided by operating activities.............    755,009    403,181       725,799
                                                              ---------  ---------  ---------------
Cash flows from investing activities:
  Purchases of property and equipment.......................   (237,287)  (110,607)      (18,408)
  Proceeds from disposals of property and equipment.........         --      5,284            --
  Proceeds from repayments of note receivable from
    shareholder.............................................         --     10,000            --
                                                              ---------  ---------  ---------------
      Net cash used in investing activities.................   (237,287)   (95,323)      (18,408)
                                                              ---------  ---------  ---------------
Cash flows from financing activities:
  Checks issued in excess of bank balance...................         --    117,405      (117,405)
  Proceeds from bank lines of credit........................    362,405     97,202            --
  Payment on bank lines of credit...........................         --    (19,834)           --
  Payments on capital lease obligations.....................    (46,187)  (131,778)      (45,954)
  Distributions to shareholders.............................   (580,746)  (664,759)     (164,787)
  Proceeds from issuance of common stock....................         --     13,952            --
                                                              ---------  ---------  ---------------
    Net cash used in financing activities...................   (264,528)  (587,812)     (328,146)
                                                              ---------  ---------  ---------------
Net increase (decrease) in cash.............................    253,194   (279,954)      379,245
Cash, beginning of year.....................................     27,724    280,918           964
                                                              ---------  ---------  ---------------
Cash, end of period.........................................  $ 280,918  $     964     $ 380,209
                                                              ---------  ---------  ---------------
                                                              ---------  ---------  ---------------
Other cash flow information:
  Interest paid.............................................  $  34,867  $  32,330     $   8,135
                                                              ---------  ---------  ---------------
                                                              ---------  ---------  ---------------

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                    INDIAN@ INTERACTIVE, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION

       INDIAN@ INTERACTIVE, INC.

        Indian@ Interactive, Inc. (the "Company") was incorporated March 6, 1995 to design, build and operate Internet-based portals that allow businesses and citizens to complete transactions and obtain government information online for the Intelenet Commission ("Intelenet"). Intelenet is a State of Indiana government instrumentality created by the Indiana legislature for the purpose of providing electronic access to state, county and local information required by Indiana businesses and citizens. The Company is responsible for managing and marketing the government portal as well as funding up front investment and ongoing operational costs. The contract with Intelenet and the interagency agreements with various state agencies include limitations and provisions for the rates the Company can charge and the amount of remuneration to Intelenet and each state agency. The initial contract expires September 2000 but may be renewed, or amended and renewed, for up to an additional five years. Intelenet is entitled to a perpetual for use only license to the applications development for no additional compensation to the Company.

        In October 1997, the Company entered into a computer system agreement with the Indiana Secretary of State ("SOS"). The system is intended to automate many of SOS's internal operations and provide the public electronic access to certain SOS data.

        On March 31, 1998, the shareholders of the Company exchanged all of the issued and outstanding common stock shares for shares of common stock in International Information Consortium, Inc. whose name was later changed to National Information Consortium, Inc. ("NIC"). As a result, NIC became the sole shareholder of the Company.

       CITY-COUNTY INTERACTIVE, L.L.C.

        The Company's wholly-owned subsidiary, City-County Interactive, L.L.C. (the "Subsidiary"), was formed in 1997 to assume the role of electronic government services provider for CivicNet, formerly CivicLink, the government portal for the city of Indianapolis and Marion County, Indiana. In addition, the Subsidiary is to further operate, manage and expand CivicNet.

    BASIS OF CONSOLIDATION

        The accompanying consolidated financial statements include the Company and its subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

    ACCOUNTS RECEIVABLE

        The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required.

    PROPERTY AND EQUIPMENT

        Property and equipment are carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in income for the period. The cost of maintenance and repairs is charged to expense as incurred; significant renewals and betterments are capitalized.

                    INDIAN@ INTERACTIVE, INC. AND SUBSIDIARY

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
        The Company periodically evaluates the carrying value of property and equipment to be held and used when events and circumstances warrant such a review. The carrying value of property and equipment is considered impaired when the anticipated undiscounted cash flows from the asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the asset. Fair value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on assets to be disposed of are determined in a similar manner, except that fair values are reduced for the cost to dispose.

    REVENUE RECOGNITION

        The Company recognizes revenues from providing electronic government services (primarily transaction fees) when the service is provided. The Company must remit a certain percentage of fees to state agencies regardless of whether the Company ultimately collects the fees. In connection with the revenues generated under the contract with Intelenet, Intelenet receives 2% of gross revenues per annum, before all other payments. The data providing entities are then paid in accordance with interagency agreements. The remaining balance is retained by the Company.

    ORGANIZATION COSTS

        During the period ended December 31, 1995, the Company incurred organization costs totaling $24,059. The organization costs are being amortized on a straight-line basis over a period of five years.

    SERVICE DEVELOPMENT COSTS

        The Company expenses as incurred the employee costs to develop, implement, operate and maintain the government portal.

    STOCK BASED COMPENSATION

        The Company records as compensation expense the amount by which the fair value of common stock sold to employees exceeds the amount paid.

    INCOME TAXES

        The Company has elected to be taxed as a small business corporation under provisions of Subchapter S of the Internal Revenue Code. Under such provisions, the shareholders are taxed individually on their respective shares of the Company's taxable income. Therefore, no provision for income tax expense has been made. The Company changed its income tax status from an S corporation to a C corporation effective July 1, 1998.

    USE OF ESTIMATES

        The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                    INDIAN@ INTERACTIVE, INC. AND SUBSIDIARY

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    UNAUDITED INTERIM FINANCIAL INFORMATION

        The accompanying balance sheet as of March 31, 1998, and the related statements of income, changes in shareholders' equity and cash flows for the three months ended March 31, 1998 are unaudited.

        In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair statement of the results of this period. The data disclosed in the notes to the financial statements for this period is unaudited.

2.  CONCENTRATION OF CREDIT

        For the years ended December 31, 1997 and 1996, the Company derived 77% and 80%, respectively, of its transaction fees from two data resellers. At December 31, 1997 and 1996, 79% and 81%, respectively, of its accounts receivable were from the same two data resellers.

3.  PROPERTY AND EQUIPMENT

        Property and equipment consist of the following:

                                      DECEMBER 31,
                                  --------------------   USEFUL
                                    1996       1997       LIVES
                                  ---------  ---------  ---------
Furniture.......................  $  75,996  $  77,641    8 years
Equipment.......................    320,920    420,423    5 years
Software........................     60,464     64,739    3 years
                                  ---------  ---------
                                    457,380    562,803
Less accumulated depreciation...     85,158    187,377
                                  ---------  ---------
                                  $ 372,222  $ 375,426
                                  ---------  ---------
                                  ---------  ---------

        Depreciation expense for the years ended December 31, 1997 and 1996 was $102,520 and $78,637, respectively.

4.  BANK LINES OF CREDIT

    INDIAN@ INTERACTIVE, INC.

        The Company has a $100,000 operating line of credit from a bank which was increased to $150,000 in October 1997. The interest rate on the line equals the bank's prime rate plus 0.50% (9.00% at December 31, 1997). The line expired on November 1, 1998. There were no amounts outstanding on the line of credit at December 31, 1997 and 1996. The line is collateralized by the Company's assets as well as personal guarantees of three of the Company's shareholders.

        The Company obtained an additional $200,000 operating line of credit with a bank in December 1997 which was subsequently increased to $400,000 in 1998. The interest rate on the line equals the bank's index rate (8.50% at December 31, 1997). The line matures April 30, 2000. There were no amounts outstanding on the line of credit at December 31, 1997. The line of credit is collateralized by the Company assets and guaranteed by various affiliated companies.

                    INDIAN@ INTERACTIVE, INC. AND SUBSIDIARY

4.  BANK LINES OF CREDIT (CONTINUED)
        The Company has a $600,000 equipment line of credit from a bank which bears interest at the bank's prime rate plus 0.50% (9.00% at December 31, 1997). The line expired on November 1, 1998. At December 31, 1997 and 1996, $79,508 and $119,196, respectively, of equipment purchases were outstanding on the line. During January 1997, $100,300 of the existing balance on the line of $119,196 was refinanced through a sale-leaseback with the bank. The line is collateralized by the Company's assets as well as personal guarantees of three of the Company's shareholders.

        The Company obtained an additional $225,000 equipment line of credit from a bank in April 1998. The interest rate on the line equals the bank's reference rate plus 1.75%. There is no given expiration date on the line. The line is collateralized by the related equipment and guaranteed by an affiliated company.

        The line of credit agreements contain various covenants relating to reporting requirements and financial ratios. At December 31, 1997 and 1996, the Company was either in compliance with these covenants or had received waivers on any violations of these covenants.

    CITY-COUNTY INTERACTIVE, L.L.C.

        The Subsidiary has a $100,000 operating line of credit with a bank which bears interest at the bank's prime rate plus 0.50%. (9.00% at December 31, 1997). The line expired November 1, 1998. There were no amounts outstanding on the line of credit at December 31, 1997 and 1996. The line is collateralized by the Subsidiary's assets as well as the guarantee of the Company and personal guarantees of three of the Company's shareholders.

        The Subsidiary has a $75,000 equipment line of credit from a bank which bears interest at the bank's prime rate plus 0.50% (9.00% at December 31, 1997). The line expired on November 1, 1998. At December 31, 1997 and 1996, $13,415 and $0, respectively, of equipment purchases were outstanding on the line. The line is collateralized by the Subsidiary's assets as well as the guarantee of the Company and personal guarantees of three of the Company's shareholders.

5.  DEBENTURES PAYABLE TO RELATED PARTIES

        Debentures payable at December 31, 1997 and 1996 consist of $90,000 of 10% debentures issued to two shareholders. These debentures are due in one installment in October 2000. The Company called the debentures in May 1998. Due to the early call, the Company was required to pay a 5.0% premium.

6.  CAPITAL LEASE OBLIGATIONS

        The Company leases various equipment under agreements with original terms of three years. The agreements require the Company to pay all taxes, fees, assessments or other charges.

                    INDIAN@ INTERACTIVE, INC. AND SUBSIDIARY

6.  CAPITAL LEASE OBLIGATIONS (CONTINUED)
        Capitalized leased property at December 31, 1997 and 1996, consists of:

                                            1996       1997
                                          ---------  ---------
Furniture and fixtures..................  $  72,507  $  72,507
Equipment...............................    281,460    281,460
Software................................     59,656     59,656
                                          ---------  ---------
                                            413,623    413,623
Less accumulated depreciation...........     78,113    163,090
                                          ---------  ---------
                                          $ 335,510  $ 250,533
                                          ---------  ---------
                                          ---------  ---------

        Future minimum lease payments under these capital leases at December 31, 1997 are as follows:

FISCAL YEAR
  1998............................................  $ 155,874
  1999............................................     97,510
  2000............................................      3,262
                                                    ---------
                                                      256,646
  Less interest...................................    (17,644)
                                                    ---------
  Present value of net minimum lease payments.....    239,002
  Less current portion............................   (141,632)
                                                    ---------
  Long-term portion...............................  $  97,370
                                                    ---------
                                                    ---------

7.  OPERATING LEASES

        The Company leases its office space, an apartment and certain equipment under operating leases. Future minimum lease payments under noncancellable leases at December 31, 1997 are as follows:

FISCAL YEAR
  1998............................................  $  69,972
  1999............................................     58,120
  2000............................................     50,503
                                                    ---------
                                                    $ 178,595
                                                    ---------
                                                    ---------

        Total rent expense for the years ended December 31, 1997 and 1996 was $71,554 and $64,518, respectively.

        On June 1, 1998, the Company leased additional office space which increased the future minimum lease payments to $77,502, $73,310 and $63,700 for the years ending December 31, 1998, 1999 and 2000, respectively.

8.  RELATED PARTY TRANSACTIONS

        The Company pays its Board members director fees for services rendered. Total expense incurred was $54,000 and $36,000 for the years ended December 31, 1997 and 1996, respectively.

                    INDIAN@ INTERACTIVE, INC. AND SUBSIDIARY

8.  RELATED PARTY TRANSACTIONS (CONTINUED)
        Interest expense on debentures payable to related parties totaled $9,000 for the years ended December 31, 1997 and 1996.

        The note receivable from shareholder of $15,000 was paid in full in July 1998.

        The Company purchases business and health insurance through an insurance agency that is controlled by a shareholder of the Company. Insurance expense totaled approximately $65,000 and $43,000 for the years ended December 31, 1997 and 1996, respectively.

        The Company rents an aircraft on an hourly basis from Sky King Leasing, a company with common shareholders. The amount paid to Sky King Leasing was approximately $10,500 and $19,500 in 1997 and 1996, respectively.

        The Company is affiliated, through common ownership, with several companies that also serve as electronic government services providers for various states. The Company is a partial guarantor of certain line of credit agreements entered into by these affiliated companies. The total amounts available and outstanding under such agreements at December 31, 1997 was $1,075,000 and $192,089.

9.  EMPLOYEE BENEFIT PLAN

        The Company, in conjunction with affiliated companies, maintains a 401(k) profit sharing plan. In accordance with the plan, all employees are eligible immediately upon employment. A discretionary match and a discretionary contribution may be made to the plan as determined by the Board of Directors. Company contributions totaled $18,432 and $16,319 for the years ended December 31, 1997 and 1996, respectively.

10.  COMMON STOCK

    CHANGE IN PAR VALUE OF COMMON STOCK

        During 1996, the Company amended the corporate bylaws to change the par value of common stock from $1.00 par to no par with a total stated value of $18,825. In conjunction with the amendment, notes due on common stock purchases were forgiven.

    RESTRICTIONS ON TRANSFERABILITY OF COMMON STOCK

        The Articles of Incorporation of the Company stipulate that should any shareholder desire to sell or transfer their respective shares of common stock, such stock must first be offered to the Company. Any stock not purchased by the Company within a specified time frame must then be offered to the remaining shareholders. The purchase price must be equivalent to the price that would be paid by a non-shareholder.

11.  SUPPLEMENTARY CASH FLOW DISCLOSURES

        The Company sold certain assets during 1996 which were leased back from the purchaser over a period of three years. The resulting leases are being accounted for as capital leases. The purchaser paid down $103,641 of the Company's bank line of credit during 1997 and $313,323 during 1996.

         REPORT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS

To the Board of Directors of

Kansas Information Consortium, Inc.

In our opinion, the accompanying balance sheets and the related statements of income, of changes in shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Kansas Information Consortium, Inc. (the "Company") at December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICEWATERHOUSECOOPERS LLP
Kansas City, Missouri
May 6, 1999

                      KANSAS INFORMATION CONSORTIUM, INC.
                                 BALANCE SHEETS

                                                                 DECEMBER 31,
                                                             --------------------
                                                               1996       1997
                                                             ---------  ---------   MARCH 31,
                                                                                      1998
                                                                                   -----------
                                                                                   (UNAUDITED)
                                            ASSETS
Current assets:
  Cash.....................................................  $  36,571  $ 136,379   $ 179,413
  Trade accounts receivable................................    483,092    542,979     626,303
  Receivable from employees................................      3,246        968       9,432
  Due from related companies...............................         --     22,348         982
  Prepaid expenses.........................................     23,353     16,870      10,930
                                                             ---------  ---------  -----------
    Total current assets...................................    546,262    719,544     827,060
Property and equipment, net................................    131,770    151,522     155,165
Deposits and other.........................................      2,145        625          25
                                                             ---------  ---------  -----------
    Total assets...........................................  $ 680,177  $ 871,691   $ 982,250
                                                             ---------  ---------  -----------
                                                             ---------  ---------  -----------
                             LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable.........................................  $ 405,715  $ 445,054   $ 481,516
  Accrued expenses.........................................      5,127     23,784      40,893
                                                             ---------  ---------  -----------
    Total current liabilities..............................    410,842    468,838     522,409
Bank lines of credit.......................................        100    178,674     148,682
Debentures payable to related parties......................     75,000         --          --
                                                             ---------  ---------  -----------
    Total liabilities......................................    485,942    647,512     671,091
                                                             ---------  ---------  -----------
Commitments and contingencies (Note 6).....................
Shareholders' equity:
  Common stock, $1 par value; 500,000 shares authorized,
    250,000 issued and 224,750, 229,250 and 229,250
    outstanding............................................    250,000    250,000     250,000
  Additional paid-in capital...............................      8,870     22,146      22,146
  Retained earnings........................................     (6,385)   (19,717)     67,263
                                                             ---------  ---------  -----------
                                                               252,485    252,429     339,409
Less common stock subscriptions receivable.................    (25,500)        --          --
Less treasury stock, at cost...............................    (32,750)   (28,250)    (28,250)
                                                             ---------  ---------  -----------
    Total shareholders' equity.............................    194,235    224,179     311,159
                                                             ---------  ---------  -----------
    Total liabilities and shareholders' equity.............  $ 680,177  $ 871,691   $ 982,250
                                                             ---------  ---------  -----------
                                                             ---------  ---------  -----------

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                      KANSAS INFORMATION CONSORTIUM, INC.
                              STATEMENTS OF INCOME

                                                            YEAR ENDED
                                                           DECEMBER 31,
                                                       --------------------
                                                         1996       1997
                                                       ---------  ---------   THREE MONTHS
                                                                                 ENDED
                                                                             MARCH 31, 1998
                                                                             --------------
                                                                              (UNAUDITED)
Revenues.............................................  $5,009,204 $6,067,362   $1,625,488
Cost of revenues.....................................  3,681,547  4,576,795     1,174,015
                                                       ---------  ---------  --------------
    Gross profit.....................................  1,327,657  1,490,567       451,473
                                                       ---------  ---------  --------------
Operating expenses:
  Service development and operations.................    300,044    387,083        99,685
  Selling, general and administrative................    783,971    812,306       190,994
  Stock compensation.................................      3,870     13,276            --
  Depreciation.......................................     44,983     32,496         9,971
                                                       ---------  ---------  --------------
    Total operating expenses.........................  1,132,868  1,245,161       300,650
                                                       ---------  ---------  --------------
    Operating income.................................    194,789    245,406       150,823
                                                       ---------  ---------  --------------
Other income (expense):
  Interest income....................................      1,909        822           401
  Interest expense...................................    (18,072)   (13,056)       (4,639)
  Loss on disposals of property and equipment........    (11,214)   (43,144)           --
                                                       ---------  ---------  --------------
    Total other expense, net.........................    (27,377)   (55,378)       (4,238)
                                                       ---------  ---------  --------------
    Net income.......................................  $ 167,412  $ 190,028    $  146,585
                                                       ---------  ---------  --------------
                                                       ---------  ---------  --------------

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                      KANSAS INFORMATION CONSORTIUM, INC.
                 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                              COMMON STOCK      ADDITIONAL                   TREASURY STOCK     COMMON STOCK
                                          --------------------    PAID-IN     RETAINED    --------------------  SUBSCRIPTIONS
                                           SHARES     AMOUNT      CAPITAL     EARNINGS     SHARES     AMOUNT     RECEIVABLE
                                          ---------  ---------  -----------  -----------  ---------  ---------  -------------
BALANCE, JANUARY 1, 1996................    250,000  $ 250,000   $   1,400    $ (35,795)    (28,250) $ (35,750)   $ (25,500)
Net income..............................         --         --          --      167,412          --         --           --
Distributions to shareholders...........         --         --          --     (138,002)         --         --           --
Sales of treasury stock.................         --         --       7,470           --       3,000      3,000           --
                                          ---------  ---------  -----------  -----------  ---------  ---------  -------------
BALANCE, DECEMBER 31, 1996..............    250,000    250,000       8,870       (6,385)    (25,250)   (32,750)     (25,500)
Net income..............................         --         --          --      190,028          --         --           --
Distributions to shareholders...........         --         --          --     (203,360)         --         --           --
Sales of treasury stock.................         --         --      13,276           --       4,500      4,500           --
Payment received for subscribed stock...         --         --          --           --          --         --       25,500
                                          ---------  ---------  -----------  -----------  ---------  ---------  -------------
BALANCE, DECEMBER 31, 1997..............    250,000    250,000      22,146      (19,717)    (20,750)   (28,250)          --
Net income (unaudited)..................         --         --          --      146,585          --         --           --
Distributions to shareholders
  (unaudited)...........................         --         --          --      (59,605)         --         --           --
                                          ---------  ---------  -----------  -----------  ---------  ---------  -------------
BALANCE, MARCH 31, 1998 (UNAUDITED).....    250,000  $ 250,000   $  22,146    $  67,263     (20,750) $ (28,250)   $      --
                                          ---------  ---------  -----------  -----------  ---------  ---------  -------------
                                          ---------  ---------  -----------  -----------  ---------  ---------  -------------


                                            TOTAL
                                          ---------
BALANCE, JANUARY 1, 1996................  $ 154,355
Net income..............................    167,412
Distributions to shareholders...........   (138,002)
Sales of treasury stock.................     10,470
                                          ---------
BALANCE, DECEMBER 31, 1996..............    194,235
Net income..............................    190,028
Distributions to shareholders...........   (203,360)
Sales of treasury stock.................     17,776
Payment received for subscribed stock...     25,500
                                          ---------
BALANCE, DECEMBER 31, 1997..............    224,179
Net income (unaudited)..................    146,585
Distributions to shareholders
  (unaudited)...........................    (59,605)
                                          ---------
BALANCE, MARCH 31, 1998 (UNAUDITED).....  $ 311,159
                                          ---------
                                          ---------

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                      KANSAS INFORMATION CONSORTIUM, INC.
                            STATEMENTS OF CASH FLOWS

                                                          YEAR ENDED DECEMBER
                                                                  31,
                                                          --------------------
                                                            1996       1997
                                                          ---------  ---------   THREE MONTHS
                                                                                     ENDED
                                                                                MARCH 31, 1998
                                                                                ---------------
                                                                                  (UNAUDITED)
Cash flows from operating activities:
  Net income............................................  $ 167,412  $ 190,028     $ 146,585
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation........................................     44,983     32,496         9,971
    Loss on disposals of property and equipment.........     11,214     43,144            --
    Compensation expense recognized upon sales of
      treasury stock....................................      3,870     13,276            --
    Changes in operating assets and liabilities:
    (Increase) in trade accounts receivable.............   (159,828)   (59,887)      (83,324)
    Decrease (increase) in receivable from employees....     (3,246)     2,278        (8,464)
    Decreases (increase) in due from related
      companies.........................................         --    (22,348)       21,366
    Decrease (increase) in prepaid expenses.............     (5,984)     6,483         5,940
    Decrease (increase) in deposits and other...........       (699)     1,520           600
    Increase in accounts payable........................    118,081     39,339        36,462
    Increase (decrease) in accrued expenses.............     (4,547)    18,657        17,109
                                                          ---------  ---------  ---------------
      Net cash provided by operating activities.........    171,256    264,986       146,245
                                                          ---------  ---------  ---------------
Cash flows from investing activities:
  Purchases of property and equipment...................    (62,960)   (96,151)      (13,613)
  Proceeds from disposals of property and equipment.....     56,775        759            --
                                                          ---------  ---------  ---------------
      Net cash used in investing activities.............     (6,185)   (95,392)      (13,613)
                                                          ---------  ---------  ---------------
Cash flows from financing activities:
  Proceeds from bank lines of credit....................     90,321    215,941            --
  Payments on bank lines of credit......................   (164,981)   (37,367)      (29,993)
  Payments on debentures payable to related parties.....    (25,000)   (75,000)           --
  Distributions to shareholders.........................   (138,002)  (203,360)      (59,605)
  Proceeds from sale of treasury stock..................      6,600      4,500            --
  Proceeds from common stock subscriptions receivable...         --     25,500            --
                                                          ---------  ---------  ---------------
      Net cash used in financing activities.............   (231,062)   (69,786)      (89,598)
                                                          ---------  ---------  ---------------
Net increase (decrease) in cash.........................    (65,991)    99,808        43,034
Cash, beginning of year.................................    102,562     36,571       136,379
                                                          ---------  ---------  ---------------
Cash, end of period.....................................  $  36,571  $ 136,379     $ 179,413
                                                          ---------  ---------  ---------------
                                                          ---------  ---------  ---------------
Other cash flow information:
  Interest paid.........................................  $  20,168  $  14,310     $   4,639
                                                          ---------  ---------  ---------------
                                                          ---------  ---------  ---------------

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                      KANSAS INFORMATION CONSORTIUM, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        ORGANIZATION. Kansas Information Consortium, Inc. (the "Company") was incorporated August 15, 1991 to design, build and operate Internet-based portals that allow businesses and citizens to complete transactions and obtain government information online for the Information Network of Kansas ("INK"). INK is a State of Kansas government instrumentality created by the Kansas legislature for the purpose of providing electronic access to state, county and local information required by Kansas businesses and citizens. The Company is responsible for managing and marketing the government portal as well as funding up front investment and ongoing operational costs. The contract with INK includes limitations and provisions for the rates the Company can charge and the amount of remuneration to INK and each state agency. The initial contract was to expire on December 31, 1996, but was renewed until December 31, 1999 unless earlier terminated by INK for cause. INK shall have the option, upon termination or expiration of the contract, to require the Company to act in accordance with the terms of the contract for a period of up to twelve months from the time of the expiration or notification of termination. INK is entitled to a perpetual for use only license to applications developed for no additional compensation to the Company.

        On March 31, 1998, the shareholders of the Company exchanged all of their issued and outstanding common stock shares for shares of common stock in International Information Consortium, Inc. whose name was later changed to National Information Consortium, Inc. ("NIC"). As a result, NIC became the sole shareholder of the Company.

    ACCOUNTS RECEIVABLE.

        The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required.

    PROPERTY AND EQUIPMENT.

        Property and equipment are carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in income for the period. The cost of maintenance and repairs is charged to expense as incurred; significant renewals and betterments are capitalized.

        The Company periodically evaluates the carrying value of property and equipment to be held and used when events and circumstances warrant such a review. The carrying value of property and equipment is considered impaired when the anticipated undiscounted cash flows from the asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the asset. Fair value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on assets to be disposed of are determined in a similar manner, except that fair values are reduced for the cost to dispose.

    REVENUE RECOGNITION

        The Company recognizes revenues from providing electronic government services (primarily transaction fees) when the service is provided. The Company must remit a certain percentage of transaction fees to state agencies regardless of whether the Company ultimately collects the fees. In connection with the revenues generated under the contract with INK, INK receives 2.0% of gross revenue per annum, payable monthly, before all other payments. The Company may then receive a 25.0% rate of return per annum on its risk capital from net income before taxes. The remaining net income before taxes

                      KANSAS INFORMATION CONSORTIUM, INC.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) is shared 66.7% with the Company and 33.3% with INK. Risk capital is defined in the contract as the sum of paid-in capital, corporate loans with a payback period exceeding one year, and noncancellable obligations under corporate leases.

    SERVICE DEVELOPMENT COSTS.

        The Company expenses as incurred the employee costs to develop, implement, operate and maintain the government portal.

    STOCK-BASED COMPENSATION.

        The Company records as compensation expense the amount by which the fair value of common stock sold to employees exceeds the amount paid.

    INCOME TAXES.

        The Company has elected to be taxed as a small business corporation under provisions of Subchapter S of the Internal Revenue Code. Under such provisions, the shareholders are taxed individually on their respective shares of the Company's taxable income. Therefore, no provision for income tax expense has been made. The Company changed its income tax status from an S corporation to a C corporation effective July 1, 1998.

    USE OF ESTIMATES.

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    UNAUDITED INTERIM FINANCIAL INFORMATION.

        The accompanying balance sheet as of March 31, 1998, and the related statements of income, changes in shareholders' equity and cash flows for the three months ended March 31, 1998 are unaudited.

        In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair statement of the results of this period. The data disclosed in the notes to the financial statements for this period is unaudited.

2. CONCENTRATION OF CREDIT

        For the years ended December 31, 1997 and 1996, the Company derived 84% and 72%, respectively, of its transaction fees from six data resellers. At December 31, 1997 and 1996, 84% and 80%, respectively, of its accounts receivable were from the same six data resellers.

                      KANSAS INFORMATION CONSORTIUM, INC.

3. PROPERTY AND EQUIPMENT

        Property and equipment consists of the following:

                                                 DECEMBER 31,
                                             --------------------    USEFUL
                                               1996       1997        LIVES
                                             ---------  ---------  -----------
Furniture and fixtures.....................  $  77,519  $  84,419     8 years
Equipment..................................    170,578    116,195   5-8 years
Software...................................     25,103         --     5 years
Leasehold improvements.....................     15,457     15,457     5 years
                                             ---------  ---------
                                               288,657    216,071
Less accumulated depreciation..............    156,887     64,549
                                             ---------  ---------
                                             $ 131,770  $ 151,522
                                             ---------  ---------
                                             ---------  ---------

        Depreciation expense for the years ended December 31, 1997 and 1996 was $32,496 and $44,983, respectively.

4. BANK LINES OF CREDIT

        The Company obtained a $250,000 line of credit from a bank in May 1997. The interest rate on the line equals the prime rate as per the Wall Street Journal (8.50% at December 31, 1997). The line matures May 1, 1999. At December 31, 1997, $178,674 was outstanding on the line of credit. The line of credit is collateralized by the Company's assets.

        The Company obtained an additional $250,000 line of credit from a bank in December 1997. The interest rate on the line equals the bank's index rate (8.50% at December 31, 1997). The line matures April 30, 2000. There were no amounts outstanding on the line of credit at December 31, 1997. The line of credit is collateralized by the Company's assets and guaranteed by various affiliated companies.

        The Company obtained a $225,000 equipment line of credit from a bank in April 1998. The interest rate on the line equals the bank's reference rate plus 1.75%. There is no given expiration date on the line. The line is collateralized by the related equipment and guaranteed by an affiliated company.

        The Company had a $50,000 line of credit from a bank with a maturity date of March 30, 1998, which was repaid during 1997. At December 31, 1997 and 1996, $0 and $100, respectively, was outstanding on the line of credit.

5. DEBENTURES PAYABLE TO RELATED PARTIES

        The Company had $75,000 of 10% debentures with a maturity date of October 31, 2001 which were repaid during 1997.

                      KANSAS INFORMATION CONSORTIUM, INC.

6. OPERATING LEASES

        The Company leases its office space and certain equipment under operating leases. The future minimum lease payments under noncancellable operating leases are as follows:

FISCAL YEAR
-----------------------------------------------------------------
1998.............................................................   $ 118,374
1999.............................................................     105,041
2000.............................................................      38,374
2001.............................................................      38,374
2002.............................................................      31,980
                                                                   -----------
                                                                    $ 332,143
                                                                   -----------
                                                                   -----------

        Total rent expense for the years ended December 31, 1997 and 1996 was $137,161 and $66,143, respectively.

7. RELATED PARTY TRANSACTIONS

        The Company pays its Board members director fees for services rendered. Total expense incurred was $41,000 and $45,000 for the years ended December 31, 1997 and 1996, respectively.

        The Company purchases business and health insurance through an insurance agency that is controlled by a shareholder of the Company. Insurance expense totaled approximately $58,000 and $86,000 in 1997 and 1996, respectively.

        The Company rents an aircraft on an hourly basis from Sky King Leasing, a company with common shareholders. The amount paid to Sky King Leasing was approximately $18,000 and $8,500 in 1997 and 1996, respectively.

        During 1997, a shareholder of the Company sold a vehicle to the Company for $30,000.

8. EMPLOYEE BENEFIT PLAN

        The Company, in conjunction with affiliated companies, maintains a 401(k) profit sharing plan. In accordance with the plan, all employees are eligible immediately upon employment. A discretionary match and a discretionary contribution may be made to the plan as determined by the Board of Directors. Company contributions totaled $37,178 and $10,611 for the years ended December 31, 1997 and 1996, respectively.

9. SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

        The Company sold certain assets during 1996 which were leased back from the purchaser over a period of three years. The resulting lease is being accounted for as an operating lease. The purchaser paid down on the Company's bank line of credit in 1996 by $51,929 as part of this sale-leaseback transaction.

         REPORT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Arkansas Information Consortium, Inc.

In our opinion, the accompanying balance sheet and the related statement of operations, of changes in shareholders' equity, and of cash flows present fairly, in all material respects, the financial position of Arkansas Information Consortium, Inc. (the "Company") at December 31, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PRICEWATERHOUSECOOPERS LLP
Kansas City, Missouri
May 6, 1999

                     ARKANSAS INFORMATION CONSORTIUM, INC.
                                 BALANCE SHEETS

                                                               DECEMBER 31,
                                                                   1997
                                                               -------------  MARCH 31, 1998
                                                                              --------------
                                                                               (UNAUDITED)
                                           ASSETS
Current assets:
  Cash.......................................................    $  72,916      $  104,345
  Trade accounts receivable..................................      585,989         734,639
  Interest receivable from shareholders......................        1,786           2,773
  Prepaid expenses...........................................          778             924
                                                               -------------  --------------
      Total current assets...................................      661,469         842,681
                                                               -------------  --------------
Property and equipment, net..................................      123,492         141,410
                                                               -------------  --------------
Other assets:
  Deposits...................................................        3,000           3,000
  Organization costs, net of accumulated amortization of $315
    and $504.................................................        3,466           3,277
  Notes receivable from shareholders.........................       40,000          40,000
                                                               -------------  --------------
      Total other assets.....................................       46,466          46,277
                                                               -------------  --------------
      Total assets...........................................    $ 831,427      $1,030,368
                                                               -------------  --------------
                                                               -------------  --------------

                            LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable...........................................    $ 534,760      $  656,689
  Accrued expenses...........................................        5,620          15,766
  Due to related party.......................................        4,510             254
  Note payable to former shareholder--current portion........           --           6,500
                                                               -------------  --------------
      Total current liabilities..............................      544,890         679,209
Debentures payable...........................................       40,130          40,130
Note payable to former shareholder--long-term portion........           --           6,500
                                                               -------------  --------------
      Total liabilities......................................      585,020         725,839
                                                               -------------  --------------
Commitments and contingencies (Note 6)
Shareholders' equity:
  Common stock:
    Series A $1 par, 500,000 voting shares authorized,
      272,059 shares issued and outstanding..................      272,059         272,059
    Series B $1 par, 500,000 non-voting shares authorized,
      220,881 shares issued, 220,881 and 215,876 shares
      outstanding............................................      220,881         220,881
    Retained earnings........................................     (246,533)       (174,026)
                                                               -------------  --------------
                                                                   246,407         318,914
  Less treasury stock, at cost...............................           --         (14,385)
                                                               -------------  --------------
      Total shareholders' equity.............................      246,407         304,529
                                                               -------------  --------------
      Total liabilities and shareholders' equity.............    $ 831,427      $1,030,368
                                                               -------------  --------------
                                                               -------------  --------------

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                     ARKANSAS INFORMATION CONSORTIUM, INC.
                            STATEMENTS OF OPERATIONS

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                                   1997
                                                               -------------   THREE MONTHS
                                                                                  ENDED
                                                                              MARCH 31, 1998
                                                                              --------------
                                                                               (UNAUDITED)
Revenues.....................................................   $ 2,346,889     $2,041,142
Cost of revenues.............................................     2,077,144      1,802,776
                                                               -------------  --------------
      Gross profit...........................................       269,745        238,366
                                                               -------------  --------------
Operating expenses:
  Service development and operations.........................        90,447         56,808
  Selling, general and administrative........................       187,567        100,425
  Stock compensation.........................................       232,384          5,115
  Depreciation and amortization..............................         8,232          6,236
                                                               -------------  --------------
      Total operating expenses...............................       518,630        168,584
                                                               -------------  --------------
      Operating income (loss)................................      (248,885)        69,782
                                                               -------------  --------------
Other income (expense):
  Interest income............................................         4,083          3,628
  Interest expense...........................................        (1,731)          (903)
                                                               -------------  --------------
      Total other income.....................................         2,352          2,725
                                                               -------------  --------------
      Net income (loss)......................................   $  (246,533)    $   72,507
                                                               -------------  --------------
                                                               -------------  --------------

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                     ARKANSAS INFORMATION CONSORTIUM, INC.
                 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                               SERIES A AND B
                                                COMMON STOCK                     TREASURY STOCK
                                            --------------------  RETAINED   ----------------------
                                             SHARES     AMOUNT    EARNINGS     SHARES      AMOUNT      TOTAL
                                            ---------  ---------  ---------  -----------  ---------  ---------
Balance, January 1, 1997..................         --  $      --  $      --          --   $      --  $      --
Issuance of common stock..................    492,940    492,940         --          --          --    492,940
Net loss..................................         --         --   (246,533)         --          --   (246,533)
                                            ---------  ---------  ---------  -----------  ---------  ---------
Balance, December 31, 1997................    492,940    492,940   (246,533)         --          --    246,407
Net income (unaudited)....................         --         --     72,507          --          --     72,507
Purchase of treasury stock (unaudited)....         --         --         --      (5,005)    (14,385)   (14,385)
                                            ---------  ---------  ---------  -----------  ---------  ---------
Balance, March 31, 1998 (unaudited).......    492,940  $ 492,940  $(174,026)     (5,005)  $ (14,385) $ 304,529
                                            ---------  ---------  ---------  -----------  ---------  ---------
                                            ---------  ---------  ---------  -----------  ---------  ---------

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                     ARKANSAS INFORMATION CONSORTIUM, INC.
                            STATEMENTS OF CASH FLOWS

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                                   1997
                                                               -------------   THREE MONTHS
                                                                                  ENDED
                                                                              MARCH 31, 1998
                                                                              --------------
                                                                               (UNAUDITED)
Cash flows from operating activities:
  Net income (loss)..........................................    $(246,533)     $   72,507
  Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities:
  Depreciation and amortization..............................        8,232           6,236
  Issuance of common stock for services......................      232,384              --
  Expense recognized upon repurchase of treasury stock.......           --           5,115
  Changes in operating assets and liabilities:
    (Increase) in trade accounts receivable..................     (585,989)       (148,650)
    (Increase) in interest receivable from shareholders......       (1,786)           (987)
    (Increase) in prepaid expenses...........................         (778)           (145)
    (Increase) in deposits...................................       (3,000)             --
    Increase in accounts payable.............................      534,760         121,929
    Increase in accrued expenses.............................        5,620          10,146
    Increase (decrease) in due to related party..............        4,510          (4,256)
                                                               -------------  --------------
        Net cash provided by (used in) operating
          activities.........................................      (52,580)         61,895
                                                               -------------  --------------
Cash flows from investing activities:
  Purchases of property and equipment........................     (131,409)        (23,966)
  Organization costs.........................................       (3,781)             --
                                                               -------------  --------------
        Net cash used in investing activities................     (135,190)        (23,966)
                                                               -------------  --------------
Cash flows from financing activities:
  Proceeds from issuance of debentures.......................       40,130              --
  Proceeds from issuance of common stock.....................      220,556              --
  Purchase of treasury stock.................................           --          (6,500)
                                                               -------------  --------------
        Net cash provided by (used in) financing
          activities.........................................      260,686          (6,500)
                                                               -------------  --------------
Net increase in cash.........................................       72,916          31,429
Cash, beginning of year......................................           --          72,916
                                                               -------------  --------------
Cash, end of period..........................................    $  72,916      $  104,345
                                                               -------------  --------------
                                                               -------------  --------------
Other cash flow information:
  Interest paid..............................................    $     128      $      903
                                                               -------------  --------------
                                                               -------------  --------------

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                     ARKANSAS INFORMATION CONSORTIUM, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION

        Arkansas Information Consortium, Inc. (the "Company") was incorporated in October 1996 to design, build and operate Internet-based portals that allow businesses and citizens to complete transactions and obtain government information online, as defined by a contract signed in July 1997 between the Company and the Information Network of Arkansas ("INA"), a public instrumentality created by legislation in the State of Arkansas (the "State"), to provide electronic access via the Internet to public information. The Company is responsible for managing and marketing the government portal as well as funding up front investment and ongoing operational costs. The contract is for one three year term through June 30, 2000, with four one-year renewals at the option of INA. If the State decides to extend the contract through June 30, 2003, or at anytime thereafter, INA shall be entitled to a perpetual for use only license to the applications developed for no additional compensation to the Company. Prior to June 30, 2003, INA reserves the right to negotiate terms for licensure of applications.

        On March 31, 1998, substantially all of the shareholders of the Company exchanged their shares for common stock shares in International Information Consortium, Inc., whose name was later changed to National Information Consortium, Inc. ("NIC"). As a result, NIC became the sole shareholder of the Company. Only one shareholder did not participate in the exchange. In March 1998, the Company agreed to pay this shareholder $19,500 for past services and reacquired the shareholder's 5,005 shares in the Company. The reacquired shares were recorded as treasury stock at fair market value, which totaled $14,385. An initial payment of $6,500 was made with the remaining balance recorded as a note payable due in two annual installments of $6,500 in 1999 and 2000. The difference between $19,500 and the fair value of the reacquired stock was recorded as expense in the amount of $5,115.

    ACCOUNTS RECEIVABLE

        The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts has been recorded.

    PROPERTY AND EQUIPMENT

        Property and equipment are carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in operations for the period. The cost of maintenance and repairs is charged to expense as incurred; significant renewals and betterments are capitalized.

        The Company periodically evaluates the carrying value of property and equipment to be held and used when events and circumstances warrant such a review. The carrying value of property and equipment is considered impaired when the anticipated undiscounted cash flows from the asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the asset. Fair value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on assets to be disposed of are determined in a similar manner, except that fair values are reduced for the cost to dispose.

    ORGANIZATION COSTS

        Organization costs represent legal costs incurred by the Company relating to its incorporation and formation and are being amortized using the straight-line method over five years.

                     ARKANSAS INFORMATION CONSORTIUM, INC.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    INCOME TAXES

        The Company has elected to be treated as a small business corporation under provisions of Subchapter S of the Internal Revenue Code. Under such provisions, the shareholders are taxed individually on their respective shares of the Company's taxable income. Therefore, no provision for income tax has been made. The Company changed its income tax status from an S corporation to a C corporation effective July 1, 1998.

    REVENUE RECOGNITION

        The Company recognizes revenues from providing electronic government services (primarily transaction fees) when the service is provided. The Company must remit a certain percentage of transaction fees to state agencies regardless of whether the Company ultimately collects the fees. In addition, transaction fees received pursuant to the agreement with INA are disbursed first for payment of network operating expenses, then to INA 5% of the amount by which gross revenues exceed the amount payable to state agencies, and the balance to the Company.

    SERVICE DEVELOPMENT COSTS

        The Company expenses as incurred the employee costs to develop, implement, operate and maintain the government portal.

    USE OF ESTIMATES

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    UNAUDITED INTERIM FINANCIAL INFORMATION

        The accompanying balance sheet as of March 31, 1998, and the related statements of operations, cash flows and changes in shareholders' equity for the three months ended March 31, 1998 are unaudited.

        In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair statement of the results of this period. The data disclosed in the notes to the financial statements for this period is unaudited.

2. CONCENTRATION OF CREDIT

        For the year ended December 31, 1997, the Company derived 99% of its transaction fees from three data resellers. The same three data resellers represent 99% of accounts receivable at December 31, 1997.

                     ARKANSAS INFORMATION CONSORTIUM, INC.

3. PROPERTY AND EQUIPMENT

        Property and equipment consists of the following at December 31, 1997:

                                                                    USEFUL
                                                                     LIVES
                                                                  -----------
Equipment............................................  $ 125,706   3-8 years
Leasehold improvements...............................      5,703    5 years
                                                       ---------
                                                         131,409
Less accumulated depreciation........................      7,917
                                                       ---------
                                                       $ 123,492
                                                       ---------
                                                       ---------

        Depreciation expense for the year ended December 31, 1997 was $7,917.

4. DEBENTURES PAYABLE

        Debentures payable at December 31, 1997 consists of $40,130 of 9% debentures issued to seven individuals as part of the initial capitalization of the Company. In May 1998, the Company entered into a $150,000 bank line of credit agreement, which is guaranteed by NIC. Proceeds from the line of credit totaling $40,000 were used to repay the debentures. The line of credit was repaid in August 1998.

5. BANK LINES OF CREDIT AND LETTER OF CREDIT

        The Company obtained a $150,000 operating line of credit from a bank in May 1998. The interest rate on the line equals the bank's index rate (8.50% at the inception of the line). The expiration date on the line is April 30, 2000. The line is collateralized by the Company's assets and guaranteed by an affiliated company.

        The Company obtained a $225,000 equipment line of credit from a bank in April 1998. There is no given expiration date on the line. The line is collateralized by the related equipment and guaranteed by an affiliated company.

        The Company has issued to the State an irrevocable letter of credit in the amount of $50,000.

6. OPERATING LEASES

        The Company leases its office space and certain equipment under operating leases. Future minimum lease payments under noncancellable operating leases are as follows at December 31, 1997:

FISCAL YEAR
------------------------------------------------------------------
1998..............................................................  $  42,322
1999..............................................................     43,024
2000..............................................................     22,328
2001..............................................................        936
2002..............................................................        936
                                                                    ---------
                                                                    $ 109,546
                                                                    ---------
                                                                    ---------

        The lease for office space is a six year lease that runs through 2003 with annual rent of $42,000 per year for years four through six, which is not included above. In the event that the Company's contract with INA was not renewed, the Company may terminate the lease at the end of the third, fourth or fifth

                     ARKANSAS INFORMATION CONSORTIUM, INC.

6. OPERATING LEASES (CONTINUED)
years, upon written notice given 90 days before the end of that year. Under no other circumstances can the Company terminate the lease.

        Total rent expense for the year ended December 31, 1997 was $18,364.

7. RELATED PARTY TRANSACTIONS

        The Company pays its Board members director fees for services rendered. Total expense incurred was $6,000 for the three month period ended March 31, 1998. No director fees were paid in 1997.

        The Company is affiliated, through common ownership, with several companies that also serve as electronic government services providers for various states. The Company is a partial guarantor of certain line of credit agreements entered into by these affiliated companies. The total amounts available and outstanding under such agreements at December 31, 1997 were $1,050,000 and $178,674.

        Notes receivable from shareholders at December 31, 1997 represents two notes paying interest at 10% per annum which were originally issued in exchange for shares of the Company's stock and payable in three years. The notes were paid in full in July 1998.

        During the start-up phase of the organization, an affiliated company paid expenses on behalf of the Company totaling approximately $96,000, all of which has been reimbursed by the Company. Of this amount, approximately, $3,800 was recorded as organization costs with the remaining $92,200 expensed as incurred.

        The Company rents an aircraft on an hourly basis from Sky King Leasing, which has common shareholders with the Company. The amount paid to Sky King Leasing for the year ended December 31, 1997 was approximately $8,300.

        The Company purchases business and health insurance through an insurance agency that is controlled by a shareholder of the Company. Insurance expense for the year ended December 31, 1997 was approximately $13,900.

8. EMPLOYEE BENEFIT PLAN

        The Company, in conjunction with affiliated companies, maintains a 401(k) profit sharing plan. In accordance with the plan, all employees are eligible immediately upon employment. A discretionary match and a discretionary contribution may be made to the plan as determined by the Board of Directors. Company contributions totaled $4,301 for the year ended December 31, 1997.

9. COMMON STOCK

        The initial capitalization of the Company in June 1997 consisted of 492,940 shares of $1 par common stock issued to approximately 35 individual investors. Cash was received for 220,556 of the shares and a note receivable was issued for 40,000 of the shares. The remaining 232,384 shares were issued in exchange for previous services rendered and were expensed at the $1 par amount which was the same price per share paid by the other investors.

        The Articles of Incorporation of the Company stipulate that should any shareholder desire to sell or transfer their respective shares of common stock, such stock must first be offered to the Company. Any stock not purchased by the Company within a specified time period must then be offered to the remaining shareholders. The purchase price must be equivalent to the price that would be paid by a non-shareholder.

         REPORT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Nebrask@ Interactive, Inc.

In our opinion, the accompanying balance sheets and the related statements of income, of changes in shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Nebrask@ Interactive, Inc. (the "Company") at December 31, 1997 and 1996 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICEWATERHOUSECOOPERS LLP
Kansas City, Missouri
May 6, 1999

                           NEBRASK@ INTERACTIVE, INC.
                                 BALANCE SHEETS

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1996       1997
                                                              ---------  ---------
                                                                                     MARCH 31,
                                                                                       1998
                                                                                    -----------
                                                                                    (UNAUDITED)
                                            ASSETS
Current assets:
  Cash......................................................  $  83,955  $ 129,676   $ 100,941
  Trade accounts receivable.................................    179,730    316,162     320,499
  Prepaid expenses..........................................         --         --       2,407
                                                              ---------  ---------  -----------
      Total current assets..................................    263,685    445,838     423,847
Property and equipment, net.................................    129,917    110,158     104,259
Other.......................................................      2,743      2,336       2,235
                                                              ---------  ---------  -----------
      Total assets..........................................  $ 396,345  $ 558,332   $ 530,341
                                                              ---------  ---------  -----------
                                                              ---------  ---------  -----------

                             LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $ 119,836  $ 227,340   $ 263,914
  Accrued expenses..........................................        257      5,167      10,790
  Bank line of credit--current portion......................     24,789         --          --
  Capital lease obligation..................................     60,148         --          --
  Note payable to former shareholder--current portion.......         --         --      43,500
  Dividends payable.........................................         --     47,848          --
                                                              ---------  ---------  -----------
      Total current liabilities.............................    205,030    280,355     318,204
Bank line of credit--long-term portion......................     23,563     89,412      59,740
Note payable to former shareholder--long-term portion.......         --         --      43,500
                                                              ---------  ---------  -----------
      Total liabilities.....................................    228,593    369,767     421,444
                                                              ---------  ---------  -----------
Commitments and contingencies (Notes 5 and 6)

Shareholders' equity:
  Common stock--$1 par value, 100,000 shares authorized,
    50,167, 50,367 and 50,367 issued and 50,167, 50,367 and
    45,117 outstanding......................................     50,167     50,367      50,367
  Additional paid-in capital................................     72,535     75,585      75,585
  Retained earnings.........................................     45,050     62,613      72,384
                                                              ---------  ---------  -----------
                                                                167,752    188,565     198,336
  Less treasury stock, at cost..............................         --         --     (89,439)
                                                              ---------  ---------  -----------
      Total shareholders' equity............................    167,752    188,565     108,897
                                                              ---------  ---------  -----------
      Total liabilities and shareholders' equity............  $ 396,345  $ 558,332   $ 530,341
                                                              ---------  ---------  -----------
                                                              ---------  ---------  -----------

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                           NEBRASK@ INTERACTIVE, INC.
                              STATEMENTS OF INCOME

                                                           YEAR ENDED
                                                          DECEMBER 31,
                                                      --------------------
                                                        1996       1997
                                                      ---------  ---------   THREE MONTHS
                                                                                 ENDED
                                                                            MARCH 31, 1998
                                                                            ---------------
                                                                              (UNAUDITED)
Revenues............................................  $2,324,176 $2,447,318    $ 706,059
Cost of revenues....................................  1,613,978  1,710,699       479,090
                                                      ---------  ---------  ---------------
    Gross profit....................................    710,198    736,619       226,969
                                                      ---------  ---------  ---------------
Operating expenses:
  Service development and operations................    129,575    126,510        59,912
  Selling, general and administrative...............    358,902    393,355       134,994
  Stock compensation................................      1,232      1,978            --
  Depreciation and amortization.....................     37,852     36,701        22,664
                                                      ---------  ---------  ---------------
      Total operating expenses......................    527,561    558,544       217,570
                                                      ---------  ---------  ---------------
      Operating income..............................    182,637    178,075         9,399
                                                      ---------  ---------  ---------------
Other income (expense):
  Interest income...................................      7,877      5,951         1,974
  Interest expense..................................    (16,949)    (4,552)       (1,602)
  Loss on disposal of property and equipment........       (174)    (8,713)           --
                                                      ---------  ---------  ---------------
      Total other income (expense)..................     (9,246)    (7,314)          372
                                                      ---------  ---------  ---------------
      Net income....................................  $ 173,391  $ 170,761     $   9,771
                                                      ---------  ---------  ---------------
                                                      ---------  ---------  ---------------

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                           NEBRASK@ INTERACTIVE, INC.
                 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                         COMMON STOCK        ADDITIONAL                   TREASURY STOCK
                                   ------------------------    PAID-IN     RETAINED    --------------------
                                     SHARES       AMOUNT       CAPITAL     EARNINGS     SHARES     AMOUNT      TOTAL
                                   -----------  -----------  -----------  -----------  ---------  ---------  ---------
Balance, January 1, 1996.........      50,000    $  50,000    $  70,225    $  20,435          --  $      --  $ 140,660
Net income.......................          --           --           --      173,391          --         --    173,391
Distributions to shareholders....          --           --           --     (148,776)         --         --   (148,776)
Issuance of common stock.........         167          167        2,310           --          --         --      2,477
                                   -----------  -----------  -----------  -----------  ---------  ---------  ---------
Balance, December 31, 1996.......      50,167       50,167       72,535       45,050          --         --    167,752
Net income.......................          --           --           --      170,761          --         --    170,761
Distributions to shareholders....          --           --           --     (153,198)         --         --   (153,198)
Issuance of common stock.........         200          200        3,050           --          --         --      3,250
                                   -----------  -----------  -----------  -----------  ---------  ---------  ---------
Balance, December 31, 1997.......      50,367       50,367       75,585       62,613          --         --    188,565
Net income (unaudited)...........          --           --           --        9,771          --         --      9,771
Distributions to shareholders
  (unaudited)....................          --           --           --           --          --         --         --
Purchase of treasury stock
  (unaudited)....................          --           --           --           --      (5,250)   (89,439)   (89,439)
                                   -----------  -----------  -----------  -----------  ---------  ---------  ---------
Balance, March 31, 1998
  (unaudited)....................      50,367    $  50,367    $  75,585    $  72,384      (5,250) $ (89,439) $ 108,897
                                   -----------  -----------  -----------  -----------  ---------  ---------  ---------
                                   -----------  -----------  -----------  -----------  ---------  ---------  ---------

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                           NEBRASK@ INTERACTIVE, INC.
                            STATEMENTS OF CASH FLOWS

                                                         YEAR ENDED DECEMBER
                                                                 31,
                                                         --------------------
                                                           1996       1997
                                                         ---------  ---------
                                                                                THREE MONTHS
                                                                                   ENDED
                                                                               MARCH 31, 1998
                                                                               --------------
                                                                                (UNAUDITED)
Cash flows from operating activities:
  Net income...........................................  $ 173,391  $ 170,761    $    9,771
  Adjustments to reconcile net income to net cash
    provided by operating activities:
  Depreciation and amortization........................     37,852     36,701        22,664
  Loss on disposals of property and equipment..........        174      8,713            --
  Expense recognized upon purchase of treasury stock...         --         --        41,061
  Compensation expense recognized upon issuance of
    common stock.......................................      1,232      1,978            --
  Changes in operating assets and liabilities:
    (Increase) in trade accounts receivable............    (20,665)  (136,432)       (4,337)
    (Increase) in prepaid expenses.....................         --         --        (2,407)
    Increase in accounts payable.......................     15,060    107,504        36,574
    Increase in accrued expenses.......................          4      4,910         5,623
                                                         ---------  ---------  --------------
      Net cash provided by operating activities........    207,048    194,135       108,949
                                                         ---------  ---------  --------------
Cash flows from investing activities:
  Purchases of property and equipment..................     (1,734)   (25,248)      (16,664)
  Proceeds from disposals of property and equipment....      1,200         --            --
  Proceeds from repayments of note receivable from
    related party......................................     10,220         --            --
                                                         ---------  ---------  --------------
      Net cash provided by (used in) investing
        activities.....................................      9,686    (25,248)      (16,664)
                                                         ---------  ---------  --------------
Cash flows from financing activities:
  Proceeds from bank line of credit....................         --     85,000            --
  Payments on bank line of credit......................    (32,176)   (43,940)      (29,672)
  Payments on capital lease obligation.................    (83,227)   (60,148)           --
  Distributions to shareholders........................   (148,776)  (105,350)      (47,848)
  Proceeds from issuance of common stock...............      1,245      1,272            --
  Purchase of treasury stock...........................         --         --       (43,500)
                                                         ---------  ---------  --------------
      Net cash used in financing activities............   (262,934)  (123,166)     (121,020)
                                                         ---------  ---------  --------------
Net increase (decrease) in cash........................    (46,200)    45,721       (28,735)
Cash, beginning of year................................    130,155     83,955       129,676
                                                         ---------  ---------  --------------
Cash, end of period....................................  $  83,955  $ 129,676    $  100,941
                                                         ---------  ---------  --------------
                                                         ---------  ---------  --------------
Other cash flow information:
  Interest paid........................................  $  16,949  $   4,552    $    1,602
                                                         ---------  ---------  --------------
                                                         ---------  ---------  --------------

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                           NEBRASK@ INTERACTIVE, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION

        Nebrask@ Interactive, Inc., (the "Company") was incorporated on November 22, 1994 to design, build and operate Internet-based portals for the State of Nebraska ("Nebrask@ Online") that allow businesses and citizens to complete transactions and obtain government information online. The Company is responsible for managing and marketing the portal as well as funding up front investment and ongoing operational costs.

        On December 3, 1997, the Company entered into a contract to provide electronic government services for the Nebraska State Records Board ("NSRB") to enhance, operate, maintain and expand the existing portal that was developed by the Company under its 1995 contract with the Nebraska Library Commission ("NLC") and various state agencies. The contract includes limitations and provisions for the rates the Company can charge and the amount of remuneration to each state agency. The contract will expire on January 31, 2002 unless earlier terminated by the NSRB for cause. The NSRB shall have the option, upon termination or expiration of the contract, to require the Company to act in accordance with the terms of the contract for a period of up to twelve months from the time of expiration or notice of termination, whichever is earlier. On January 1, 2002, the NSRB will be entitled to a perpetual for use only license to the applications developed for no additional compensation to the Company.

        On March 31, 1998, substantially all of the shareholders of the Company exchanged their shares for common stock shares in International Information Consortium, Inc., whose name was later changed to National Information Consortium, Inc. ("NIC"). As a result, NIC became the sole shareholder of the Company. Only one shareholder did not participate in the exchange. In March 1998, the Company agreed to pay this shareholder $130,500 for past services and reacquired the shareholder's 5,250 shares in the Company. The reacquired shares were recorded as treasury stock at fair market value, which totaled $89,439. An initial payment of $43,500 was made with the remaining balance recorded as a note payable due in two annual installments of $43,500 in 1999 and 2000. The difference between $130,500 and the fair value of the reacquired stock was recorded as expense in the amount of $41,061.

    ACCOUNTS RECEIVABLE

        The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required.

    PROPERTY AND EQUIPMENT

        Property and equipment are carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over estimated useful lives of the assets. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in income for the period. The cost of maintenance and repairs is charged to expense as incurred; significant renewals and betterments are capitalized.

        The Company periodically evaluates the carrying value of property and equipment to be held and used when events and circumstances warrant such a review. The carrying value of property and equipment is considered impaired when the anticipated undiscounted cash flows from the asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the asset. Fair value is determined primarily using the

                           NEBRASK@ INTERACTIVE, INC.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on assets to be disposed of are determined in a similar manner, except that fair values are reduced for the cost to dispose.

    INCOME TAXES

        The Company has elected to be treated as a small business corporation under provisions of Subchapter S of the Internal Revenue Code. Under such provisions, the shareholders are taxed individually on their respective shares of the Company's taxable income. Therefore, no provision for income tax has been made. The Company changed its income tax status from an S corporation to a C corporation effective July 1, 1998.

    REVENUE RECOGNITION

        The Company recognizes revenues from providing electronic government services (primarily transaction fees) when the service is provided. The Company must remit a certain percentage of transaction fees to state agencies regardless of whether the Company ultimately collects the fees. In addition, the NSRB receives 4.5% of the first $89,000 in gross profit and 2% of gross profit thereafter. Gross profit is defined in the contract as the difference between the Company's gross revenues and amounts paid to state agencies and for certain telecommunication expenses.

    SERVICE DEVELOPMENT COSTS

        The Company expenses as incurred the employee costs to develop, implement, operate and maintain the government portal.

    STOCK-BASED COMPENSATION

        The Company records as compensation expense the amount by which the fair value of common stock sold to employees exceeds the amount paid.

    USE OF ESTIMATES

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    UNAUDITED INTERIM FINANCIAL INFORMATION

        The accompanying balance sheet as of March 31, 1998, and the related statements of income, cash flows and changes in shareholders' equity for the three months ended March 31, 1998 are unaudited.

        In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair statement of the results of this period. The data disclosed in the notes to the financial statements for this period is unaudited.

                           NEBRASK@ INTERACTIVE, INC.

2. CONCENTRATION OF CREDIT

        For the year ended December 31, 1997, the Company derived 86% of its transaction fees from four data resellers. At December 31, 1997, 89% of its accounts receivable were from five data resellers. For the year ended December 31, 1996, the Company derived 83% of its transaction fees from three data resellers. At December 31, 1996, 89% of its accounts receivable were from the same three data resellers.

3. PROPERTY AND EQUIPMENT

        Property and equipment consists of the following:

                                                 DECEMBER 31,
                                             --------------------    USEFUL
                                               1996       1997        LIVES
                                             ---------  ---------  -----------
Furniture and fixtures.....................  $     718  $     718    8 years
Purchased software.........................     14,020     18,320    3 years
Equipment..................................    163,592    170,398   5-8 years
                                             ---------  ---------
                                               178,330    189,436
Less accumulated depreciation..............     48,413     79,278
                                             ---------  ---------
                                             $ 129,917  $ 110,158
                                             ---------  ---------
                                             ---------  ---------

        Depreciation expense for the years ended December 31, 1997 and 1996 was $36,294 and $37,446, respectively.

4. BANK LINE OF CREDIT

        The Company has a $100,000 line of credit with a bank which bears interest at a rate equal to an index (8.50% at December 31, 1997). The maturity date of the line is April 30, 2000. At December 31, 1997 and 1996, the amount outstanding under the line was $89,412 and $48,352, respectively. The line is collateralized by the Company's assets and guaranteed by affiliated companies.

        The Company obtained a $225,000 equipment line of credit from a bank in April 1998. The interest rate on the line equals the bank's reference rate plus 1.75%. There is no given expiration date on the line. The line is collateralized by the related equipment and guaranteed by an affiliated company.

5. CAPITAL LEASE OBLIGATION

        At December 31, 1996, the Company had a noncancellable capital lease obligation with a bank for computer equipment totaling $60,148, which was repaid in August 1997.

                           NEBRASK@ INTERACTIVE, INC.

6. OPERATING LEASES

        The Company leases its office space and certain equipment under operating leases. The future minimum lease payments under noncancellable operating leases are as follows:

FISCAL YEAR
---------------------------------------------------
1998...............................................  $  28,626
1999...............................................     28,626
2000...............................................     11,296
2001...............................................      7,830
                                                     ---------
                                                     $  76,378
                                                     ---------
                                                     ---------

        Total rent expense for the years ended December 31, 1997 and 1996 was $22,992 and $21,475, respectively.

7. RELATED PARTY TRANSACTIONS

        The Company purchases business and health insurance through an insurance agency that is controlled by a shareholder of the Company. Insurance expense totaled approximately $34,400 and $37,800 for the years ended December 31, 1997 and 1996, respectively.

        The Company rents an aircraft on an hourly basis from Sky King Leasing, which has common shareholders with the Company. The amount paid to Sky King Leasing was approximately $4,700 and $6,600 for the years ended December 31, 1997 and 1996, respectively.

        The Company is affiliated, through common ownership, with several companies that also serve as electronic government services providers for various states. The Company is a partial guarantor of certain line of credit agreements entered into by these affiliated companies. The total amounts available and outstanding under such agreements at December 31, 1997 were $950,000 and $178,674.

8. EMPLOYEE BENEFIT PLAN

        The Company, in conjunction with affiliated companies, maintains a 401(k) profit sharing plan. In accordance with the plan, all employees are eligible immediately upon employment. A discretionary match and a discretionary contribution may be made to the plan as determined by the Board of Directors. Company contributions totaled $8,163 and $9,319 for the years ended December 31, 1997 and 1996, respectively.

9. RESTRICTIONS ON TRANSFERABILITY OF COMMON STOCK

        The Articles of Incorporation of the Company stipulate that should any shareholders desire to sell or transfer their respective shares of common stock, such stock must first be offered to the Company. Any stock not purchased by the Company within a specified time frame must then be offered to the remaining shareholders. The purchase price must be equivalent to the price that would be paid by a non-shareholder.

                     NATIONAL INFORMATION CONSORTIUM, INC.
                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                                    OVERVIEW

        On March 31, 1998, National Information Consortium, Inc. (the "Company" or "NIC") exchanged its common shares for the common shares of five affiliated companies (the "Exchange Offer") in a transaction accounted for using the purchase method of accounting. Prior to consummating the Exchange Offer, the Company was a holding company with no operations of its own. Shareholders of one of the affiliated companies, National Information Consortium USA, Inc. ("NIC/USA") received 54% of the Company's common shares and NIC/USA has been treated as the acquirer in applying purchase accounting.

        The following unaudited pro forma consolidated statements of operations give effect to the acquisition by NIC/USA of Kansas Information Consortium, Inc. ("KIC"), Indian@ Interactive, Inc. ("III"), Nebrask@ Interactive, Inc. ("NII") and Arkansas Information Consortium, Inc. ("AIC") (the "Acquired Companies"). The unaudited pro forma consolidated statements of operations are based on the individual statements of operations of the Company and the Acquired Companies appearing elsewhere in this Prospectus, and combine the results of operations of the Company and the Acquired Companies for the three month period ended March 31, 1998 and the year ended December 31, 1998 as if the transaction occurred on January 1, 1998. The pro forma adjustments include the elimination of all intercompany transactions. These unaudited pro forma consolidated statements of operations should be read in conjunction with the historical financial statements and notes thereto of the Company and the Acquired Companies included elsewhere in this Prospectus.

        The unaudited pro forma consolidated statements of operations are not necessarily indicative of the operating results that would have been achieved had the transactions been in effect as of the beginning of the periods presented and should not be construed as being representative of future operating results.

                     NATIONAL INFORMATION CONSORTIUM, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)
                       THREE MONTHS ENDED MARCH 31, 1998

                                NIC         III        KIC        AIC        NII     ELIMINATIONS ADJUSTMENTS  PRO FORMA
                             ----------  ---------  ---------  ---------  ---------  -----------  -----------  ----------
Revenues...................  $  370,288  $3,541,101 $1,625,487 $2,041,142 $ 706,059   $ (14,030)(D)  $      -- $8,270,047
Cost of revenues...........         690  2,727,257  $1,174,015 1,802,776    479,090          --           --    6,183,828
                             ----------  ---------  ---------  ---------  ---------  -----------  -----------  ----------
  Gross profit.............     369,598    813,844    451,472    238,366    226,969     (14,030)          --    2,086,219
                             ----------  ---------  ---------  ---------  ---------  -----------  -----------  ----------
Operating expenses:
  Service development and
    operations.............     148,962    225,425     99,685     56,808     59,912     (14,030)(D)         --    576,762
  Selling, general and
    administrative.........     320,190    424,581    190,994    100,425    134,994          --           --    1,171,184
  Stock compensation.......          --         --         --      5,115         --          --           --        5,115
  Depreciation and
    amortization...........      24,031     31,841      9,971      6,236     22,664          --    1,893,801(A)  1,988,544
                             ----------  ---------  ---------  ---------  ---------  -----------  -----------  ----------
  Total operating
    expenses...............     493,183    681,847    300,650    168,584    217,570     (14,030)   1,893,801    3,741,605
                             ----------  ---------  ---------  ---------  ---------  -----------  -----------  ----------
Operating income (loss)....    (123,585)   131,997    150,822     69,782      9,399          --   (1,893,801)  (1,655,386)
                             ----------  ---------  ---------  ---------  ---------  -----------  -----------  ----------
Other income (expense):
  Interest expense.........        (628)    (9,633)    (4,639)      (903)    (1,602)         --           --      (17,405)
  Other income, net........          --      8,623        400      3,628      1,974          --           --       14,625
                             ----------  ---------  ---------  ---------  ---------  -----------  -----------  ----------
  Total other income
    (expense)..............        (628)    (1,010)    (4,239)     2,725        372          --           --       (2,780)
                             ----------  ---------  ---------  ---------  ---------  -----------  -----------  ----------
Income (loss) before income
  taxes....................    (124,213)   130,987    146,583     72,507      9,771          --   (1,893,801)  (1,658,166)
Income taxes (C)...........          --         --         --         --         --          --           --           --
                             ----------  ---------  ---------  ---------  ---------  -----------  -----------  ----------
Net income (loss)..........  $ (124,213) $ 130,987  $ 146,583  $  72,507  $   9,771   $      --   ($1,893,801) $(1,658,166)
                             ----------  ---------  ---------  ---------  ---------  -----------  -----------  ----------
                             ----------  ---------  ---------  ---------  ---------  -----------  -----------  ----------
Net loss per share:
  Basic and diluted........  $    (0.01)                                                                       $    (0.04)
                             ----------                                                                        ----------
                             ----------                                                                        ----------
  Weighted average shares
    outstanding............  22,679,122                                                           19,255,155(B) 41,934,277
                             ----------                                                           -----------  ----------
                             ----------                                                           -----------  ----------

    SEE ACCOMPANYING NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION.

                     NATIONAL INFORMATION CONSORTIUM, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1998

                              NIC        III(E)     KIC(E)     AIC(E)     NII(E)    ELIMINATIONS ADJUSTMENTS  PRO FORMA
                           ----------  ----------  ---------  ---------  ---------  -----------  -----------  ----------
Revenues.................  $28,623,656 $3,541,101  $1,625,488 $2,041,142 $ 706,059   $  (5,101)(D)  $      -- $36,532,345
Cost of revenues.........  21,210,632   2,727,257  1,174,015  1,802,776    479,090          --           --   27,393,770
                           ----------  ----------  ---------  ---------  ---------  -----------  -----------  ----------
  Gross profit...........   7,413,024     813,844    451,473    238,366    226,969      (5,101)          --    9,138,575
                           ----------  ----------  ---------  ---------  ---------  -----------  -----------  ----------
Operating expenses:
  Service development and
    operations...........   3,884,810     225,425     99,685     56,808     59,912          --           --    4,326,640
  Selling, general and
    administrative.......   4,241,780     424,581    190,994    100,425    134,994      (5,101)(D)         --  5,087,673
  Stock compensation.....     568,869          --         --      5,115         --          --           --      573,984
  Depreciation and
    amortization.........   5,922,396      31,841      9,971      6,236     22,664          --    1,893,801(A)  7,886,909
                           ----------  ----------  ---------  ---------  ---------  -----------  -----------  ----------
  Total operating
    expenses.............  14,617,855     681,847    300,650    168,584    217,570      (5,101)   1,893,801   17,875,206
                           ----------  ----------  ---------  ---------  ---------  -----------  -----------  ----------
Operating income
  (loss).................  (7,204,831)    131,997    150,823     69,782      9,399          --   (1,893,801)  (8,736,631)
                           ----------  ----------  ---------  ---------  ---------  -----------  -----------  ----------
Other income (expense):
  Interest expense.......     (88,161)     (9,634)    (4,639)      (903)    (1,602)         --           --     (104,939)
  Other income, net......      55,839       8,624        401      3,628      1,974          --           --       70,466
                           ----------  ----------  ---------  ---------  ---------  -----------  -----------  ----------
  Total other income
    (expense)............     (32,322)     (1,010)    (4,238)     2,725        372          --           --      (34,473)
                           ----------  ----------  ---------  ---------  ---------  -----------  -----------  ----------
Income (loss) before
  income
  taxes..................  (7,237,153)    130,987    146,585     72,507      9,771          --   (1,893,801)  (8,771,104)
Income taxes (C).........     658,813          --         --         --         --          --           --      658,813
                           ----------  ----------  ---------  ---------  ---------  -----------  -----------  ----------
Net income (loss)........  $(7,895,966) $  130,987 $ 146,585  $  72,507  $   9,771   $      --   ($1,893,801) $(9,429,917)
                           ----------  ----------  ---------  ---------  ---------  -----------  -----------  ----------
                           ----------  ----------  ---------  ---------  ---------  -----------  -----------  ----------
Net income (loss) per
  share:
  Basic and diluted......  $    (0.21)                                                                        $    (0.22)
                           ----------                                                                         ----------
                           ----------                                                                         ----------
  Weighted average shares
    outstanding..........  37,242,423                                                             4,707,995(B) 41,950,418
                           ----------                                                            -----------  ----------
                           ----------                                                            -----------  ----------

    SEE ACCOMPANYING NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION.

                     NATIONAL INFORMATION CONSORTIUM, INC.
             NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

        The following adjustments were applied to the Company's historical consolidated statements of operations for the periods indicated to arrive at the pro forma consolidated financial information.

(A) Represents amortization expense related to the contract intangibles and goodwill resulting from the application of purchase accounting for the Acquired Companies. For the three months ended March 31, 1998, the adjustment represents the amortization for the first three months following the Exchange Offer. The Company's consolidated results for the year ended December 31, 1998 already reflect amortization for the nine months following the Exchange Offer. The adjustment represents an additional three months amortization to arrive at a full year.

(B) For the three months ended March 31, 1998, represents the Company's common shares issued to the shareholders of the Acquired Companies in the Exchange Offer. For the year ended December 31, 1998, represents incremental shares needed to reflect the common shares outstanding for a full year.

(C) For three months ended March 31, 1998, all of the companies were S corporations. No provision for income taxes has been included.

(D) To eliminate intercompany revenues and expenses.

(E) Represents the Acquired Companies results of operations for the three months ended March 31, 1998. The Company's results of operations already include the Acquired Companies results of operations for the nine months subsequent to the March 31, 1998 Exchange Offer.

                               INSIDE BACK COVER

                        National Information Consortium

        [Text design reading "e-government portals" and "www.nicusa.com."]

        [Map of the United States with maps of individual states in which National Information Consortium has contracted to operate government portals rising from map into foreground. Each individual state map contains the logo of that state government's portal.]

        [Listing of the Web addresses of National Information Consortium's portals.]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               13,000,000 SHARES

                                     [LOGO]

                                  COMMON STOCK
                                ---------------

                                   PROSPECTUS

                                ---------------

                               HAMBRECHT & QUIST

                           THOMAS WEISEL PARTNERS LLC

                                  FAC/EQUITIES

                          VOLPE BROWN WHELAN & COMPANY

                                   ---------


                                 July 15, 1999


                                 --------------

        YOU SHOULD RELY ONLY ON INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF OUR COMMON STOCK.

        NO ACTION IS BEING TAKEN IN ANY JURISDICTION OUTSIDE THE UNITED STATES TO PERMIT A PUBLIC OFFERING OF THE COMMON STOCK OR POSSESSION OR DISTRIBUTION OF THIS PROSPECTUS IN ANY SUCH JURISDICTION. PERSONS WHO COME INTO POSSESSION OF THIS PROSPECTUS IN JURISDICTIONS OUTSIDE THE UNITED STATES ARE REQUIRED TO INFORM THEMSELVES ABOUT AND TO OBSERVE ANY RESTRICTIONS AS TO THIS OFFERING AND THE DISTRIBUTION OF THIS PROSPECTUS APPLICABLE TO THAT JURISDICTION.


        UNTIL AUGUST 9, 1999, ALL DEALERS THAT BUY, SELL OR TRADE IN OUR COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The expenses to be paid by the Registrant in connection with the distribution of the securities being registered, other than underwriting discounts and commissions, are included in the following table. All amounts are estimates except the SEC filing fee, the NASD filing fee and the Nasdaq National Market listing fee.

                                                                   AMOUNT
                                                                  ---------
Securities and Exchange Commission Filing Fee...................  $  45,718
NASD Filing Fee.................................................     16,945
Nasdaq National Market Listing Fee..............................     17,500
Accounting Fees and Expenses....................................    300,000
Blue Sky Fees and Expenses......................................      3,000
Legal Fees and Expenses.........................................    400,000
Transfer Agent and Registrar Fees and Expenses..................     10,000
Printing Expenses...............................................    150,000
Miscellaneous Expenses..........................................     56,837
                                                                  ---------
    Total.......................................................  $1,000,000
                                                                  ---------
                                                                  ---------

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Sections 7-109-102 and 7-109-107 of the Colorado Business Corporation Act provide that we may indemnify our directors and officers against all liabilities and expenses actually and reasonably incurred in connect with the defense or settlement of any judicial or administrative proceedings in which the director or officer has have become involved by reason of his or her status as a director or officer, if it is determined by our disinterested directors, a committee appointed by our directors, our shareholders or an independent counsel appointed by our directors that the director or officer acted in good faith and in the reasonable belief that his or her conduct was not opposed to our best interests or, in the case of criminal proceedings, unlawful. No indemnification shall be made with respect to any claim, issue or matter in connection with a proceeding in which the director or officer being indemnified is adjudged to be liable to us or in connection with any proceeding in which the director or officer being indemnified is adjudicated to have derived an improper personal benefit. Further, indemnification in connection with a proceeding is limited to reasonable expenses, including attorneys' fees, incurred in connection with the proceeding.

        Article V of our articles of incorporation, which is Exhibit 3.1 to this Registration Statement, and Article VIII of our bylaws, which is Exhibit 3.2 to this Registration Statement, provide that we will indemnify any person entitled to indemnity under the Colorado Business Corporation Act, as it now exists or as amended, against all liability and expenses to the fullest extent permitted by the same Act. Further, Article VI of our articles of incorporation provides that our directors will not incur any personal liability from us or our shareholders for monetary damages for breach of fiduciary duty as a director, except when the personal liability arises from any breach of the director's duty of loyalty to us or our shareholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, acts specified in
Section 7-108-403 of the Colorado Business Corporation Act, or any transaction from which a director derived an improper personal benefit.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors or officers under the provisions contained in our charter documents, the Colorado Business Corporation Act or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors or officers in the successful defense of any action, suit, or proceeding, is asserted by such director or officer, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        In addition to indemnification provided for in our charter documents, we intend to enter into agreements, a form of which is Exhibit 10.1 to this Registration Statement, to indemnify our directors and officers. These agreements provide for the indemnification of our directors and officers for certain expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by us, arising out of such person's services as one of our directors or officers, any of our subsidiaries or any other company or enterprise to which such person provides services at our request, to the fullest extent permitted by the Colorado Business Corporation Act. Furthermore, we will purchase and maintain insurance on behalf of our directors and officers insuring them against liabilities that they may incur in their capacities as or arising out of their status as directors or officers.

        The underwriting agreement, which is Exhibit 1.1 to this Registration Statement, provides for indemnification by our underwriters and their officers and directors for certain liabilities arising under the Securities Act or otherwise.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

        From our incorporation to June 15, 1999, we have granted or issued and sold the following unregistered securities:

        1. Stock options to employees, officers, directors and consultants under our 1998 stock option plan exercisable for up to an aggregate of 2,514,003 shares of our common stock, at a weighted average exercise price of $1.44 per share.

        2. On April 21, 1998, we sold to Ms. Debra Luling 232,170 shares of our common stock at $0.22 per share for approximately $50,000.

        3. On June 29, 1998, we sold to Mr. Everett Wohlers 116,084 shares of our common stock at $0.22 per share for approximately $25,000.

        4. On June 29, 1998, we as a distribution to our shareholders, issued to Mr. Randall Eccker 174,563 shares of our common stock for his services to our shareholders in the sale of 10,516,547 shares of our common stock by the voting trust, for which Messrs. Fraser and Hartley are co-trustees, to Hellman & Friedman Capital Partners III, L.P., and affiliates.

        5. On February 8, 1999, we sold to Mr. Joseph Nemelka 69,304 shares of our common stock at $1.44 per share for approximately $100,000.

        6. On February 9, 1999, we sold to Mr. James B. Dodd 173,258 shares of our common stock at $1.44 per share for approximately $250,000.

        7. On March 1, 1999, we sold to Mr. Robert P. Chandler 69,302 shares of our common stock at $1.44 per share for approximately $100,000.

        8. On March 1, 1999, we sold to Ms. Tamara Dukes 17,324 shares of our common stock at $1.44 per share for approximately $25,000.

        9. On March 1, 1999, we sold to Mr. Richard L. Brown 17,324 shares of our common stock at $1.44 per share for approximately $25,000.

        10. On May 16, 1999, we sold to Mr. Kevin C. Childress 23,727 shares of our common stock at $5.27 per share for approximately $125,000.

        The issuances of the securities in all of the transactions above were deemed to be exempt from registration under the Securities Act in reliance on
Section 4(2) of the Securities Act by an issuer not involving a public offering, where the purchasers represented their intention to acquire the securities for investment only and not with a view to distribution and received or had access to adequate information about the Registrant, or were deemed to be exempted in reliance on Rule 701 promulgated under the Securities Act as transactions pursuant to a compensatory benefit plan or written compensation contract.

        On March 31, 1998, we exchanged shares of our common stock for the common stock of five affiliated companies--National Information Consortium USA, Inc., Kansas Information Consortium, Inc., Indian@ Interactive, Inc., Nebrask@ Interactive, Inc. and Arkansas Information Consortium, Inc. The issuance of such securities was exempt from the registration requirements of the Securities Act of 1933, as amended, due to the exemptions from registration provided by Sections 3(a)(9) and 4(2) thereof.

        Appropriate legends were affixed to the stock certificates issued in the above transactions. Similar legends were imposed in connection with any subsequent sales of any such securities. No underwriters were employed in any of the above transactions.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

        (a) Exhibits

           The exhibits are as set forth in the Exhibit Index.

        (b) Financial Statement Schedules

           All schedules have been omitted since they are not required or are not applicable or the required information is shown in the financial statements or related notes.

ITEM 17. UNDERTAKINGS

        The Registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The Registrant hereby undertakes that:

(1) For purposes of any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas on the 15th day of July, 1999.


                                NATIONAL INFORMATION CONSORTIUM, INC.

                                By:            /s/ JEFFERY S. FRASER*
                                     -----------------------------------------
                                                 Jeffery S. Fraser
                                        CHAIRMAN AND CHIEF EXECUTIVE OFFICER

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chairman and Chief
    /s/ JEFFERY S. FRASER*      Executive Officer
------------------------------  (Principal Executive           July 15, 1999
      Jeffery S. Fraser         Officer)

      /s/ JAMES B. DODD
------------------------------  President, Chief Operating     July 15, 1999
        James B. Dodd           Officer and Director

   /s/ KEVIN C. CHILDRESS*      Chief Financial Officer
------------------------------  (Principal Financial and       July 15, 1999
      Kevin C. Childress        Accounting Officer)

   /s/ JOHN L. BUNCE, JR.*
------------------------------  Director                       July 15, 1999
      John L. Bunce, Jr.

     /s/ DANIEL J. EVANS*
------------------------------  Director                       July 15, 1999
       Daniel J. Evans

     /s/ ROSS C. HARTLEY*
------------------------------  Director                       July 15, 1999
       Ross C. Hartley

    /s/ PATRICK J. HEALY*
------------------------------  Director                       July 15, 1999
       Patrick J. Healy


*By:      /s/ JAMES B. DODD
      -------------------------
            James B. Dodd
          ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER                                          DOCUMENT
-----------  ----------------------------------------------------------------------------------
       1.1   Form of Underwriting Agreement+

       3.1   Articles of Incorporation of the Registrant+

       3.2   Bylaws of the Registrant+

       4.1   Reference is made to Exhibits 3.1 and 3.2+

       4.2   Investor Rights Agreement dated June 30, 1998+

       4.3   Specimen Stock Certificate of the Registrant+

       5.1   Opinion of Morrison & Foerster LLP as to the legality of the common stock+

       9.1   Voting Trust Agreement between Jeffery S. Fraser and Ross C. Hartley and certain
             Holders of Shares of National Information Consortium, Inc. dated June 30, 1998 and form of the voting trust certificate+

      10.1   Form of Indemnification Agreement between the Registrant and each of its executive officers and directors+

      10.2   Registrant's 1998 Stock Option Plan, as amended and restated+

      10.3   Registrant's 1999 Employee Stock Purchase Plan+

      10.4   Employment Agreement between the Registrant and Jeffery S. Fraser dated July 1,
             1998+

      10.5   Employment Agreement between the Registrant and William F. Bradley, Jr. dated July
             24, 1998+

      10.6   Employment Agreement between the Registrant and Samuel R. Somerhalder dated July
             24, 1998+

      10.7   Employment Agreement between the Registrant and Harry H. Herington dated July 24,
             1998+

      10.8   Employment Agreement between the Registrant and James B. Dodd dated January 1,
             1999+

      10.9   Contract for Network Manager Services between the Information Network of Kansas and Kansas Information Consortium, Inc. dated December 18, 1991 with addenda dated
             October 15, 1992, August 19, 1993, May 26, 1995 and June 13, 1996 and amendment on
             March 2, 1998+

     10.10   Contract for Network Manager Services between the State of Indiana by and through the Intelenet Commission and Indian@ Interactive, Inc., dated July 18, 1995+

     10.11   Services Contract by and between National Information Consortium, U.S.A. and the
             GeorgiaNet Authority, an agency of the State of Georgia, dated September 15, 1996+

     10.12   Contract for Network Manager between Information Network of Arkansas by and through the Information Network of Arkansas Board and Arkansas Information
             Consortium, Inc. dated July 2, 1997+

     10.13   Contract for Network Manager Services between the Nebraska State Records Board on behalf of the State of Nebraska and Nebrask@ Interactive, Inc. dated December 3,
             1997 with addendum No. 1 dated as of the same date+

     10.14   Contract for Network Manager Services between the Commonwealth of Virginia by and through the Virginia Information Providers Network Authority and Virginia
             Interactive, LLC dated January 15, 1998+

     10.15   Contract for Network Manager Services between Iowa Interactive, Inc. and the State of Iowa by and through Information Technology Services dated April 23, 1998 with letter addendum dated August 7, 1998+

  EXHIBIT
  NUMBER                                          DOCUMENT
-----------  ----------------------------------------------------------------------------------
     10.16   Contract for Network Manager Services between the Consolidated City of
             Indianapolis and Marion County by and through the Enhanced Access Board of Marion
             County and City-County Interactive, LLC dated August 31, 1998 with addendum dated as of the same date+

     10.17   State of Maine Contract for Special Services with New England Interactive, Inc.
             dated April 14, 1999+

     10.18   Employment Agreement between the Registrant and Kevin C. Childress dated May 16,
             1999+

     10.19   Sublease for the Registrant's offices at 12 Corporate Woods, Overlank Park dated
             May 14, 1999 and Lease for the same address dated January 15, 1995 with First
             Lease Modification dated October 30, 1996+

     10.20   Agreement between Equifax Services and Nebrask@ Online dated March 25, 1996+

     10.21   Agreement between ChoicePoint and the Information Network of Kansas dated
             September 1, 1997+

     10.22   Agreement between Equifax/ChoicePoint and the Information Network of Arkansas
             dated September 2, 1997+

     10.23   Agreement between Equifax Systems, Inc. and Access Indian@ Information Network
             dated November 14, 1995+

     10.24   Contract for Network Manager Services between the State of Utah and Utah
             Interactive, Inc. dated as of May 7, 1999+

      21.1   Subsidiaries of the Registrant+

      23.1   Consent of Morrison & Foerster LLP. Reference is made to Exhibit 5.1+

      23.2   Consent of PricewaterhouseCoopers LLP, Independent Accountants

      24.1   Power of Attorney of Kevin C. Childress+

      27.1   Financial Data Schedule+

------------------------

    +   Previously filed